As filed with the Securities and Exchange Commission on July 25, 2005
                                     An Exhibit List can be found on page II-11.
                                                     Registration No. 333-125733


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          -----------------------------


                               AMENDMENT NO. 1 TO
                           THE REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          -----------------------------


                        BRAVO! FOODS INTERNATIONAL CORP.
                 (Name of small business issuer in its charter)


          Delaware                          2020                 62-1681831
(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or        Classification Code Number)  Identification No.)
        Organization)


                               11300 US Highway 1
                         North Palm Beach, Florida 33408
                                 (561) 625-1411
          (Address and telephone number of principal executive offices and principal place of business)


                     Roy G. Warren, Chief Executive Officer
                        BRAVO! FOODS INTERNATIONAL CORP.
                               11300 US Highway 1
                         North Palm Beach, Florida 33408
                                 (561) 625-1411
            (Name, address and telephone number of agent for service)


                                   Copies to:
                                 Marc Ross, Esq.
                              Stephen Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered      registered (1)        maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                         share
-------------------------------------------------------------------------------------------------------------
Shares of common stock
issuable upon conversion of
convertible debentures                  33,850,000      $0.31(2)        $10,493,500.00            $1,235.08
-------------------------------------------------------------------------------------------------------------

Shares of common stock
issuable upon exercise of
warrants                                20,400,000      $0.31(3)         $6,324,000.00              $744.33
-------------------------------------------------------------------------------------------------------------

Shares of common stock                   1,263,750      $0.31(2)           $391,762.50               $46.11
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

Total                                   55,513,750                                                $2,025.53
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are currently outstanding or issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 9, 2005, which was $0.31 per share.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the higher of the exercise price of such warrants or the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 9, 2005, which was $0.31 per share.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 25, 2005


                         BRAVO! FOOD INTERNATIONAL CORP.
                              55,513,750 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders up to 55,513,750 shares of our common stock, including the following:

            o     1,263,750 shares of our common stock;

            o up to 33,850,000 shares of common stock underlying convertible debentures;

            o up to 18,400,000 shares issuable upon the exercise of common stock purchase warrants at $0.129;

            o up to 1,333,333 shares issuable upon the exercise of common stock purchase warrants at $0.10; and

            o up to 666,667 shares issuable upon the exercise of common stock purchase warrants at $0.20.

      The convertible debentures issued in connection with our private placement dated January 2005 are convertible into our common stock at $0.125 per share. However, in the event that the average of the five lowest closing bid prices of our common stock for the 20 consecutive trading days immediately preceding the conversion date is less than $0.144, then the conversion price shall be 80% of the average of the five lowest closing bid prices of our common stock for the 20 trading days immediately preceding the conversion date.

      The convertible debentures issued in connection with our private placement dated April 2005 are convertible into our common stock at $0.20 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "BRVO". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 22, 2005, was $0.91.


      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2005.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Bravo! Foods International Corp., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                        BRAVO! FOODS INTERNATIONAL CORP.

      We are involved in the development and marketing of our Slammers(R) trademarked brand, the obtaining of license rights from third party holders of intellectual property rights to other trademarked brands, logos and characters, and the granting of production and marketing rights to processor dairies to produce branded flavored milk and generating revenue through the sale of "kits" to these dairies outside of the United States and through wholesale sales within the United States. The price of the "kits" consists of an invoiced price for a fixed amount of flavor ingredients per kit used to produce the flavored milk and a fee charged to the diaries for the production, promotion and sales rights for the branded flavored milk. In the United States, we also generate revenue from the unit sales of finished branded flavored milks to retail consumer outlets.

      Our new product introduction and growth expansion continue to be expensive and we reported a net loss of $3,016,987 for the year ended December 31, 2003 and a net loss of $3,799,926 for the year ended December 31, 2004. In addition, we had a net loss of $1,237,248 for the three months ended March 31, 2005. We have suffered operating losses and negative cash flows from operations since inception and, at December 31, 2004, we had an accumulated deficit, a capital deficit, are delinquent on certain debts and have negative working capital. These conditions give rise to substantial doubt about our ability to continue as a going concern.

      Our principal offices are located at 11300 US Highway 1, North Palm Beach, Florida 33408, and our telephone number is (561) 625-1411. We are a Delaware corporation.

The Offering


Common stock offered
  by selling stockholders................  Up to 55,513,750 shares, which would represent 36.7% of our then current
                                           outstanding shares of common stock
                                           (assuming the full conversion of all
                                           debentures and exercise of warrants
                                           being registered herewith), including


                                             o     1,263,750 shares of common
                                                   stock;

                                             o     up to 33,850,000 shares of
                                                   common stock underlying
                                                   convertible debentures in the
                                                   aggregate amount of
                                                   $3,400,000 based on current
                                                   conversion prices and
                                                   assuming full conversion of
                                                   the convertible debentures
                                                   (includes a good faith
                                                   estimate of the shares
                                                   underlying the convertible
                                                   debenture to account for a
                                                   decrease in the conversion
                                                   price);

                                             o     up to 18,400,000 shares
                                                   issuable upon the exercise of
                                                   common stock purchase
                                                   warrants at an exercise price
                                                   of $0.129 per share, assuming
                                                   full exercise of the
                                                   warrants;

                                             o     up to 1,333,333 shares
                                                   issuable upon the exercise of
                                                   common stock purchase
                                                   warrants at an exercise price
                                                   of $0.10 per share, assuming
                                                   full exercise of the
                                                   warrants; and

                                             o     up to 666,667 shares issuable
                                                   upon the exercise of common
                                                   stock purchase warrants at an
                                                   exercise price of $0.20 per
                                                   share, assuming full exercise
                                                   of the warrants.

Common stock to be outstanding
  after the offering.....................  Up to 119,002,341 shares

Use of proceeds..........................  We will not receive any proceeds from the sale of the common stock.

Over-The-Counter Bulletin Board Symbol...  BRVO


      The above information regarding common stock to be outstanding after the offering is based on 95,577,713 shares of common stock outstanding as of July 11, 2005 and assumes the subsequent conversion of our issued convertible debentures, with interest, and exercise of warrants by our selling stockholders.


      To obtain funding for our ongoing operations, we entered into the following financing transactions.

      June 2002

      On June 17, 2002, we issued 30,000 shares of its Series I convertible and 8% cumulative and redeemable preferred stock and warrants for 2,000,000 shares of common stock at $0.50 per share, exercisable three years from issue, to two sophisticated and accredited investors, pursuant to Rule 506, Regulation D and
Section 4(2) of the Securities Act of 1933. In connection therewith, we issued common stock purchase warrants to purchase 1,333,333 shares of common stock to Libra Finance, S.A. and common stock purchase warrants to purchase 666,667 shares of common stock to Tradersbloom Limited as a finder's fee.

      This prospectus relates to the resale of the shares of common stock underlying these warrants issued to Libra Finance, S.A. and Tradersbloom Limited as a finder's fee.

      June 2004


      In June 2004, we entered into a Subscription Agreement with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $800,000 and five-year "A" warrants for the purchase of, in the aggregate, 3,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 8,000,000 shares of common stock, at $2.00 per share. In consideration for the investors providing us with additional financing in the aggregate amount of $550,000 in October 2004, we subsequently amended the exercise price to $.15 for the "A" warrants and to $.125 for the "B" warrants issued to Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership. The notes are convertible into shares of common stock of the Company at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment.


      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock underlying these convertible debentures.

      October 2004

      In October 2004, we entered into a Subscription Agreement with Arthur W. Blanding, a director of our company. Pursuant to such Subscription Agreement, we issued and sold Mr. Blanding 250,000 shares of common stock at a per share price of $.12 for aggregate consideration of $30,000.

      This prospectus relates to the resale of the shares of common stock issued and sold to Mr. Blading.

      January 2005

      On January 31, 2005, we closed a funding transaction with Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital Aktiengesellschaft and Whalehaven Funds Limited (collectively, the "January 2005 Investors"), five institutional accredited investors, for the issuance and sale to the January 2005 Investors of up to $2,300,000 of principal amount of convertible notes convertible into shares of our common stock, and common stock purchase warrants to purchase 18,400,000 shares of common stock. In April 2005, Alpha Capital Aktiengesellschaft assigned its right to participate in the second closing to Ellis International Ltd. and Osher Capital Group. The exercise price for the common stock purchase warrants is $0.129. Pursuant to the Subscription Agreement as modified, $1,150,000 of the purchase price was paid on the initial closing date, $500,000 of the purchase price was paid in May 2005 and $650,000 of the purchase price will be payable within five business days after the actual effectiveness of this registration statement.

      The notes have a maturity date two years from closing, have an interest rate of 4% and are payable in 12 equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which can be paid in cash at 103% of the monthly installment, or common stock, or a combination of both. The notes are convertible into shares of our common stock at $0.125 per common share. However, in the event that the average of the five lowest closing bid prices of our common stock for the 20 consecutive trading days immediately preceding the conversion date is less than $0.144 or certain volume criteria are not satisfied, then the conversion price shall be 80% of the average of the five lowest closing bid prices of our common stock for the 20 trading days immediately preceding the conversion date.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock underlying these convertible debentures and warrants.

      April 2005

      On April 21, 2005, we closed a funding transaction with Alpha Capital Aktiengesellschaft ("Alpha") for the issuance of a 10% convertible note in the amount of $300,000. The convertible note has an October 31, 2005 maturity date and is payable in five equal monthly installments, commencing June 1, 2005. The installment payments consist of principal (equal to 1/5th of the initial principal amount) plus accrued interest. We can elect to pay the installments in cash or common stock valued at the average closing price of our common stock during the five trading days immediately preceding the relevant installment due date. We have the right to prepay the convertible note by paying to Alpha cash equal to 120% of the principal to be prepaid plus accrued interest. Prior to the installment date becoming due, Alpha may elect to convert the convertible note into shares of common stock of our company at $0.20 per common share.

      Alpha contractually agreed to restrict its ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock underlying the convertible debenture.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Requiring Us To Seek Additional Sources of Capital Which May Not Be Available, Requiring Us To Curtail Or Cease Operations.

      We incurred net losses of $3,799,926 for the year ended December 31, 2004 and $3,016,987 for the year ended December 31, 2003. In addition, we had a net loss of $1,237,248 for the three months ended March 31, 2005. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel, marketing and promotions, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. We anticipate that we will require up to approximately $1,500,000 to fund our continued operations for the next twelve months, depending on revenue from operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

      Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

      In their report dated March 4, 2005, our independent auditors stated that our financial statements for the year ended December 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a net loss for the year ended December 31, 2004 in the amount of $3,799,926. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Since we depend upon key personnel having significant business contacts in the US and internationally, the loss of one or more of our management team may have a negative effect on our business.

The unexpected loss of the services of any member of the management team could have a material adverse effect on our ability to conduct and grow both our US and international business. We are and will be dependent on our current management teams for the foreseeable future

      o     to obtain needed additional financing

      o to develop and maintain critical business contacts for the production of our branded milk products

      o to develop and maintain third party licensor and brand development contacts for the formulation of new brand development and branded food products

We face intense competition in our US market that could negatively impact our results of operations

      Since we are smaller than our competitors in the US market and since we have limited resources and sell our branded products at premium prices, we have had difficulty in developing and maintaining our market share in the consumer milk market. This difficulty could adversely affect our ability to achieve our business goals to develop and increase the awareness of our branded products in an effort to increase sales, while maintaining a premium price structure.

      The ability of our competition to sell dairy and other food products at prices below prices charged by us for our products may represent an obstacle to our ability to secure a market share at revenue levels sufficient to achieve profitability.

      In our foreign business, we grant the rights to produce and sell branded milk products to processor dairies under production agreements. Our role in these agreements, in addition to granting the rights to produce the branded milks as part of the sale of flavor ingredient packages to dairies, is limited to marketing and promotion assistance and control over packaging and advertising design issues. Such processors dairies have significant control over sales and distribution of the branded milk products.. A reduction in sales effort or discontinuance of sales of our products by our co-producers could lead to reduced sales.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Convertible Debentures and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.


      As of July 11, 2005, we had 95,577,713 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 75,000,000 shares of common stock at current market prices, outstanding warrants to purchase 54,000,000 shares of common stock and options to purchase 2,412,381 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


The Issuance of Shares Upon Conversion of the Convertible Debentures and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings, selling these shares and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If We Are Required for any Reason to Repay Our Outstanding Convertible Debentures, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Convertible Debentures, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

      In November 2003, April 2004, June 2004, October 2004, December 2004, January 2005 and April 2005, we entered into financing arrangements for the sale of $5,750,000 principal amount of convertible debentures. The convertible debentures issued in November 2003 are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In April 2004, we entered into a Subscription Agreement with two accredited investors for the sale of $500,000 in convertible debentures. The debentures issued in connection with the April 2004 financing bear interest at 10%. The principal on the notes is due in equal monthly installments commencing on November 1, 2004 until October 1, 2005. On October 1, 2005, all principal and interest shall become due. In June 2004, we issued convertible 10% notes in the aggregate amount of $1,300,000. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In October 2004, we issued convertible 10% notes in the aggregate amount of $500,000. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In December 2004, we issued convertible 10% notes in the aggregate amount of $400,000. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. On January 31, 2005, we closed a funding transaction with five institutional accredited investors for the issuance and sale of up to $2,300,000 of principal amount of convertible notes convertible into shares of our common stock. The notes have a maturity date two years from closing, have an interest rate of 4% and are payable in 12 equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which can be paid in cash at 103% of the monthly installment, or common stock, or a combination of both. The notes are convertible into shares of our common stock at $0.125 per common share. However, in the event that the average of the five lowest closing bid prices of our common stock for the 20 consecutive trading days immediately preceding the conversion date is less than $0.144 or certain volume criteria are not satisfied, then the conversion price shall be 80% of the average of the five lowest closing bid prices of our common stock for the 20 trading days immediately preceding the conversion date. On April 21, 2005, we closed a funding transaction whereby we issued a 10% convertible note in the amount of $300,000. The convertible note has an October 31, 2005 maturity date and is payable in five equal monthly installments, commencing June 1, 2005. The installment payments consist of principal (equal to 1/5th of the initial principal amount) plus accrued interest. We can elect to pay the installments in cash or common stock valued at the average closing price of our common stock during the five trading days immediately preceding the relevant installment due date. We have the right to prepay the convertible note by paying cash equal to 120% of the principal to be prepaid plus accrued interest. Prior to the installment date becoming due, the investor may elect to convert the convertible note into shares of common stock of our company at $0.20 per common share.

      Any event of default could require the early repayment of the convertible debentures, including a default interest rate if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us to recover the amounts due. Any such action would require us to obtain additional financing or curtail or cease operations.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. In the event that we received proceeds from the exercise of the Class A, Class B Warrants and other warrants, we will use these funds for working capital.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "BRVO".

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

--------------------------------------------------------------------------------
                        High                      Low
--------------------------------------------------------------------------------

2003

--------------------------------------------------------------------------------
First Quarter           .28                       .19
--------------------------------------------------------------------------------
Second Quarter          .23                       .08
--------------------------------------------------------------------------------
Third Quarter           .16                       .09
--------------------------------------------------------------------------------
Fourth Quarter          .14                       .05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2004

--------------------------------------------------------------------------------
First Quarter           .17                       .06
--------------------------------------------------------------------------------
Second Quarter          .34                       .14
--------------------------------------------------------------------------------
Third Quarter           .27                       .13
--------------------------------------------------------------------------------
Fourth Quarter          .22                       .09
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2005


--------------------------------------------------------------------------------
First Quarter           .18                       .10
--------------------------------------------------------------------------------
Second Quarter         1.21                       .14
--------------------------------------------------------------------------------


HOLDERS


      As of July 11, 2005, we had approximately 1,900 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.


      We have not paid dividends on our common stock and do not anticipate paying dividends. Management intends to retain future earnings, if any, to finance working capital, to expand our operations and to pursue our acquisition strategy.

      The holders of common stock are entitled to receive, pro rata, such dividends and other distributions as and when declared by our board of directors out of the assets and funds legally available therefor. The availability of funds is dependent upon dividends or distribution of profits.

      We have accrued dividends for our convertible preferred stock in the amount of $339,904 at December 31, 2003 and $388,632 for the period ended December 31, 2004.

Securities authorized for issuance under equity compensation plans

The equity compensation reported in this section has been and will be issued pursuant to individual compensation contracts and arrangements with employees, directors, consultants, advisors, vendors, suppliers, lenders and service providers. The equity is reported on an aggregate basis as of December 31, 2004. Our security holders have not approved the compensation contracts and arrangements underlying the equity reported.

----------------------------------------------------------------------------------------------------------------------
    Compensation Plan       Number of securities to     Weighted average price of     Number of securities remaining
        Category            be issued upon exercise       outstanding options,          for future issuance under
                           of options, warrants and        warrants and rights          equity compensation plans
                                    rights

----------------------------------------------------------------------------------------------------------------------
Directors (former)                           335,000                          $0.71       0          individual plans
----------------------------------------------------------------------------------------------------------------------
Employees (former)                           591,167                          $0.87       60,000     individual plans
----------------------------------------------------------------------------------------------------------------------
Consultants                                1,460,714                          $0.30       0          individual plans
----------------------------------------------------------------------------------------------------------------------
Lender                                        25,000                          $0.40       0           individual plan
----------------------------------------------------------------------------------------------------------------------
Total                                      2,412,381                          $0.77       60,000
----------------------------------------------------------------------------------------------------------------------

Compensation Plans

Directors

      On March 27, 2001, we issued options to our directors to purchase an aggregate of 925,000 shares of our common stock. The options have an exercise price of $0.75 and expire March 26, 2006. Directors received options for 35,000 shares for each full year of service and an additional 40,000 shares for service on a board committee. On August 14, 2001, we issued 250,000 options to the Board of Directors for services rendered as directors. Each director received options for 25,000 shares of common stock at an exercise price of $0.60. The options can be exercised for five years.

      On January 13, 2004, the Board of Directors adopted a plan to convert on a one for one basis the options granted to our present employees and the directors currently serving on the Board into a like number of our restricted shares of common stock at the then market value of $0.08 per share. The conversion of the options to common stock for any individual director or employee was conditioned upon a "lockup" agreement by such director or employee, pursuant to which the recipients of such common stock could not sell, transfer, pledge or hypothecate such common stock for a six-month period.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

      Our business model includes the development and marketing of our company owned Slammers(R) trademarked brand, the obtaining of license rights from third party holders of intellectual property rights to other trademarked brands, logos and characters and the granting of production and marketing rights to processor dairies to produce branded flavored milk. We generate revenue in our international (non-US) business through the sale of "kits" to these dairies. The price of the "kits" consists of an invoiced price for a fixed amount of flavor ingredients per kit used to produce the flavored milk and a fee charged to the dairy processors for the production, promotion and sales rights for the branded flavored milk. In the United States, we generate revenue from the unit sales of finished branded flavored milks to retail consumer outlets.

      Our new product introduction and growth expansion continues to be expensive, and we reported a net loss of $1,237,248 for the three-month period ended March 31 2005. As shown in the accompanying financial statements, we have suffered operating losses and negative cash flows from operations since inception and at March 31, 2005 have an accumulated deficit of $35,069,337, a capital deficit of $3,370,453, negative working capital of $2,772,471. These conditions give rise to substantial doubt about our ability to continue as a going concern. As discussed herein, we plan to work toward profitability in our U.S. and international business and obtain additional financing. While there is no assurance that funding will be available or that we will be able to improve our operating results, we are continuing to seek equity and/or debt financing. No assurances can be given, however, that management will be successful in carrying out our plans.

CORPORATE GOVERNANCE

The Board of Directors

      Our board has positions for seven directors that are elected as Class A or Class B directors at alternate annual meetings of our shareholders. Six of the seven current directors of our board are independent. Our chairman and chief executive officer are separate. The board meets regularly, at least four times a year, and all directors have access to the information necessary to enable them to discharge their duties. The board, as a whole, and the audit committee in particular, reviews our financial condition and performance on an estimated vs. actual basis and financial projections as a regular agenda item at scheduled periodic board meetings, based upon separate reports submitted by the Company's chief executive officer and chief financial officer. Directors are elected by the our shareholders after nomination by the board or are appointed by the board when a vacancy arises prior to an election. We have adopted a nomination procedure based upon a rotating nomination committee made up of those members of the director Class not up for election. The board presently is examining whether this procedure, as well as the make up of the audit and compensation committees, should be the subject of an amendment to the by-laws.

Audit Committee

      Our audit committee is composed of three independent directors and functions to assist the board in overseeing our accounting and reporting practices. Our financial information is booked in house by our CFO's office, from which we prepare financial reports. These financial reports are audited or reviewed by Lazar Levine & Felix LLP, independent registered certified accountants and auditors. Our chief financial officer reviews the preliminary financial and non-financial information prepared in house with our securities counsel and the auditors. The committee reviews the preparation of our audited and unaudited periodic financial reporting and internal control reports prepared by our chief financial officer. The committee reviews significant changes in accounting policies and addresses issues and recommendations presented by our internal and external certified accountants as well as our auditors. Currently, there is one vacancy on the audit committee.

Compensation Committee

      Our compensation committee is composed of three independent directors who review the compensation structure and policies concerning executive compensation. The committee develops proposals and recommendations for executive compensation and presents those recommendations to the full board for consideration. The committee periodically reviews the performance of our other members of management and the recommendations of the chief executive officer with respect to the compensation of those individuals. Given the size of our company, all such employment contracts are periodically reviewed by the board. The board must approve all compensation packages that involve the issuance of the Company's stock or stock options.

Nominating Committee

      The nominating committee was established in the second quarter 2002 and consists of those members of the director Class not up for election. The committee is charged with determining those individuals who will be presented to the shareholders for election at the next scheduled annual meeting. The full board fills any mid term vacancies by appointment.

CRITICAL ACCOUNTING POLICIES

Estimates

      This discussion and analysis of our consolidated financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates, including those related to reserves for bad debts and valuation allowance for deferred tax assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the result of which forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions. Our use of estimates, however, is quite limited as we have adequate time to process and record actual results from operations.

Revenue recognition

United States

      We recognizes revenue in the United States at the gross amount of our invoices for the sale of finished product to wholesale buyers. We take title to our branded flavored milks when they are shipped by our third party processors and recognize as revenue the gross wholesale price charged to our wholesale customers. Our gross margin is determined by the reported wholesale price less the cost charged by Jasper Products, our third party processor, to produce the branded milk products.

      Prior to 2004, we reported revenue in the United States from its sale of "kits" to third party processors and from the differential between the cost of producing its finished product and the wholesale price of its finished product. Commencing in the first quarter 2004, we report revenue from our sale of finished product on the wholesale level. We report the cost of producing the product charged by a third party processor as the cost of goods sold. This change in revenue recognition has resulted in materially higher reported revenue for our company, with a corresponding material increase in reported costs of goods sold.

      In certain circumstances in our U.S. business, we are required to pay slotting fees, give promotional discounts or make marketing allowances in order to secure wholesale customers. These payments, discounts and allowances reduce our reported revenue in accordance with the guidelines set forth in EITF 01-9 and SEC Staff Accounting Bulletin No. 104.

International Sales

      We recognize revenue in our international (non US) business at the gross amount of our invoices for the sale of kits at the time of shipment of flavor ingredients to processor dairies with whom we have production contracts for extended shelf life and aseptic long life milk. We base this recognition on our role as the principal in these transactions, its discretion in establishing kit prices (including the price of flavor ingredients and production right fees), its development and refinement of flavors and flavor modifications, our discretion in supplier selection and our credit risk to pay for ingredients if processors do not pay ingredient suppliers. The revenue generated by the production contracts under this model consists of the cost of the processors' purchase of flavor ingredients and fees charged by our company to the processors for production rights. We formulate the price of production rights to cover our intellectual property licenses, which varies by licensor as a percentage of the total cost of a kit sold to the processor dairy under the production agreement. We recognize revenue on the gross amount of "kit" invoices to the dairy processors and simultaneously records as cost of goods sold the cost of flavor ingredients paid by the processor dairies to ingredients supplier. The recognition of revenue generated from the sale of production rights associated with the flavor ingredients is complete upon shipment of the ingredients to the processor, given the short utilization cycle of the ingredients shipped.

      Pursuant to EITF 99-19, international sales of kits made directly to customers by the Company are reflected in the statements of operations on a gross basis, whereby the total amount billed to the customer is recognized as revenue.

RESULTS OF OPERATIONS

Financial Condition at March 31, 2005

      As of March 31, 2005, we had an accumulated deficit of $35,069,337, cash on hand of $117,559 and reported total capital deficit of $3,370,453.

      For this same period of time, we had revenue of $897,770 and general and administrative expense of $653,247.

      After interest expenses of $117,065, cost of goods sold of $677,663, product development costs of $63,591 and selling expenses of $623,452 incurred in the operations of the Company, we had a net loss of $1,237,248

Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004

Consolidated Revenue

      We had revenues for the three months ended March 31, 2005 of $897,770, with cost of sales of $677,663, resulting in a gross margin of $220,107. This revenue and resultant gross margin is net of slotting fees, promotional discounts and marketing allowances for this period in the amount of $94,545. Of the reported $897,770, U.S. sales accounted for $864,420 with an additional $33,350 from international kit sales in the Middle East. We did not have revenue in this period in Canada or Mexico. Our reported revenue for the three months ended March 31, 2005 increased by $459,564, a 104.87% increase compared to revenue of $438,206 for the same period in 2004. This increase is the result of the Company's phase out of its Looney Tunes(TM) flavored milk products in the first quarter of 2004 and the development of four new branded product lines in the United States, including the launch of our Slammers(R) line of Marvel Comics Super Heroes(TM) branded flavored milks which did not occur until the second quarter 2004. We also began to ship kits to our third-party Middle East dairy processor during the second quarter 2004. In addition, we launched our Mars Starburst line in the first quarter 2005, and achieved market penetration in 20,000 grocery and C stores for this line by March 31, 2005.

Consolidated Cost of Sales

      We incurred cost of goods sold of $677,663 for the three months ended March 31, 2005, $675,050 of which was incurred in our U.S. business, and $2,613 in connection with our international sales in the Middle East. Cost of goods sold in this period increased by $347,542, a 105.28% increase compared to $330,121 for the same period in 2004. The increase in cost of goods sold reflects an increase in sales and the concomitant increase in reported cost of goods sold associated with that increase.

      In countries except the United States, our revenue is generated by the sale of kits to dairy processors. Each kit consists of flavor ingredients for flavored milks and production rights to manufacture and sell the milks. In line with our revenue recognition policies, we recognize the full invoiced kit price as revenue, less the cost of production charged by the processor, which we record as cost of goods sold.

      In the United States, we are responsible for the sale of finished Slammers(R) flavored milk (referred to as "unit sales") to retail outlets. For these unit sales, we recognize as revenue the invoiced wholesale prices that we charge to the retail outlets that purchase the Slammers(R) flavored milks. We report as cost of goods sold the price charged to it by Jasper Products, a third party processor under contract with the Company, for producing the finished Slammers(R) products.

Segmented Revenues and Costs of Sales

      The following table presents revenue by source and type against costs of goods sold, as well as combined gross revenues and gross margins. In countries other than the United States, revenues for the period ended March 31, 2005 were generated by kit sales to third party processors. Our revenue from the sale of finished product to retail outlets is recorded as "unit sales" on the following table.

Three Months Ended                                                                 Total
March 31, 2005                United States    Canada    Mexico    Middle East    Company
------------------            -------------    ------    ------    -----------    -------
Revenue - unit sales            $ 864,420       $ -      $     -     $     -     $ 864,420
Revenue - gross kit sales               -         -            -      33,350        33,350
                                ---------       ---      -------     -------     ---------
Total revenue                     864,420         -            -      33,350       897,770
Cost of goods sold               (675,050)        -            -      (2,613)     (677,663)
                                ---------       ---      -------     -------     ---------

Gross margin                    $ 189,370       $ -      $     -     $30,737     $ 220,107
                                =========       ===      =======     =======     =========

Three Months Ended                                                                 Total
March 31, 2004                United States    Canada    Mexico    Middle East    Company
------------------            -------------    ------    ------    -----------    -------
Revenue - unit sales            $ 367,458       $ -      $     -     $     -     $ 367,458
Revenue - gross kit sales          44,380         -       26,368           -        70,748
                                ---------       ---      -------     -------     ---------
Total revenue                     411,838         -       26,368           -       438,206
Cost of goods sold               (322,343)        -       (7,778)          -      (330,121)
                                ---------       ---      -------     -------     ---------

Gross margin                    $  89,495       $ -      $18,590     $     -     $ 108,085
                                =========       ===      =======     =======     =========

United States

      Revenues for the period ended March 31, 2005 from unit sales in the United States increased from $367,458 for the same period in 2004 to $864,420 in 2005, a 135% increase. The increase is the result of the introduction of the Company's new product lines during this period.

      In the period ended March 31, 2005, our gross margin for U.S. sales of $189,370, increased by $99,875, or by 111.6%, from $89,495 for the same period in 2004. The increase in gross margin was the result of the increased sales and greater efficiencies in the production of our products.

Foreign Sales

      Revenues for the period ended March 31, 2005 from kit sales in foreign countries increased from $26,368 for the same period in 2004 to $33,350, a 26.47 % increase. The increase is the result of sales in the Middle East during this period.

      We recorded $2,613 in costs of kit sales in foreign countries for the period ended March 31, 2005, a decrease of $5,165 or 66.4% from $7,778 for the same period in 2004. As a percentage of sales, the costs of goods sold decreased to 7.84% for the period ended March 31, 2005, from 29.5% for the same period in 2004.

      For the period ended March 31, 2005, our gross profit of $30,737 for kit sales in foreign countries increased by $12,147, or 65.34%, from $18,590 for the same period in 2004. The increase in gross profit was consistent with the increase in sales volume and the decease in cost of goods sold for this period.

Consolidated Operating Expenses

      We incurred selling expenses of $623,452 for the period ended March 31, 2005, of which $535,307 was incurred in our United States operations. Our selling expense for this period increased by $370,414, a 146.38% increase compared to our selling expense of $253,038 for the same period in 2004. The increase in selling expenses in the current period was due to increased freight and promotional charges associated with increased sales and our development of four new product lines, utilizing newly licensed and directly owned branded trademarks.

      We incurred general and administrative expenses for the period ended March 31, 2005 of $653,247, most of which we incurred in our United States business operations and a small portion for the enlargement of our international business into the United Kingdom. Our general and administrative expenses for this period decreased by $47,719, a 6.81% decrease compared to $700,966 for the same period in 2004. The decrease in general and administrative expenses for the current period is the result of greater efficiencies in the running of our business activities.

      As a percentage of total revenue, our general and administrative expenses decreased from 160% in the period ended March 31, 2004, to 72.8% for the current period in 2005. We anticipate a continued effort to reduce these expenses as a percentage of sales through revenue growth, cost cutting efforts and the refinement of business operations.

Interest Expense

      We incurred interest expense for the period ended March 31, 2005 of $117,065. Our interest expense increased by $85,380, a 269.47% increase compared to $31,685 for the same period in 2004. The increase was due to additional loans in 2005 and utilizing debt to finance the Company's operations during this period's transition in licensors of intellectual property utilized by the Company and the development and launch of new product lines.

Loss Per Share

      We accrued dividends payable of $95,060 for various series of preferred stock during the period ended March 31, 2005. The accrued dividends increased for this period by $1,592, or 1.7%, from $93,468 for the same period in 2004. The net loss before accrued dividends for the current period increased $355,999, from $881,249 for the period ended March 31, 2004 to $1,237,248 for the current period, and the increase in accrued dividends was offset by the increase in the weighted average number of common shares outstanding, resulting in a decrease in the Company's current period loss per share from $0.03 for the same period in 2004, to a loss per share of $0.02 for the current period.

Financial Condition at December 31, 2004

      As of December 31, 2004, we had an accumulated deficit of $33,737,029, cash on hand of $113,888 and reported total capital deficit of $3,029,694.

      For this same period of time, we had revenue of $3,344,699 and general and administrative expense of $2,639,085.

      After interest expenses of $240,447, cost of goods sold of $2,374,805, product development costs of $85,671 and selling expenses of $1,804,617 incurred in operations, we had a net loss of $3,799,926.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Consolidated Revenue

      We had revenue for the year ended December 31, 2004 of $3,344,699, with cost of sales of $2,374,805, resulting in a gross margin of $969,894. This revenue and resultant gross margin are net of slotting fees, promotional discounts and marketing allowances for this period in the amount of $204,755. Of the reported $3,344,699, U.S. sales accounted for $2,771,081 with an additional $573,618 from international sales in Mexico and the Middle East. Our reported revenue for the year ended December 31, 2004 increased by $2,144,557, a 178.69% increase compared to revenue of $1,200,142 for the same period in 2003. This increase is the result of a change in our method of revenue recognition in the United States, commencing January 1, 2004, when we began to act as the principal in these transactions, rather than as an agent. In addition, in the first quarter of 2004, we began to phase out our Looney Tunes(TM) flavored milk products and to develop four new branded product lines in the United States, including the launch of our Slammers(R) line of Marvel Comics Super Heroes(R) branded flavored milks during the second quarter 2004. We also began to ship kits to our third-party Middle East dairy processor during the second quarter 2004.

Consolidated Cost of Sales

      We incurred cost of goods sold of $2,374,805 for the year ended December 31, 2004, $2,262,055 of which was incurred in our U.S. business, and $112,750 in connection with out international sales. Cost of goods sold in 2004 increased by $2,182,307, a 1133.68% increase compared to $192,498 for the same period in 2003. The increase in cost of goods sold reflects an increase in sales, the change in our role from agent to principal during this period and the concomitant increase in reported cost of goods sold associated with that change.

      In countries except the United States, our revenue is generated by the sale of kits to dairy processors. Each kit consists of flavor ingredients for flavored milks and production rights to manufacture and sell the milks. In line with our revenue recognition policies, we recognize the full invoiced kit price as revenue, less the cost of production charged by the processor, which we record as cost of goods sold.

      In the United States, we are responsible for the sale of finished Slammers(R) flavored milk (referred to as "unit sales") to retail outlets. For these unit sales, we recognize as revenue the invoiced wholesale prices that we charge to the retail outlets that purchase the Slammers(R) flavored milks. We report, as cost of goods sold, the price charged to us by Jasper Products, a third party processor under contract with our company, for producing the finished Slammers(R) products.

Segmented revenues and costs of sales

      The following table presents revenue by source and type against costs of goods sold, as well as combined gross revenues and gross margins. In countries other than the United States, revenues for the period ended December 31, 2004 were generated by kit sales to third party processors. Our revenue from the sale of finished product to retail outlets is recorded as "unit sales" on the following table.

                            United                                       Middle         Total
2004                        States         Canada         Mexico         East           Company
                            -----------    -----------    -----------    -----------    -----------
Revenue - unit sales        $ 2,726,702    $        --    $        --    $        --    $ 2,726,702
Revenue - gross kit sales        44,379             --        119,968        453,650        617,997
                            -----------    -----------    -----------    -----------    -----------
Total revenue                 2,771,081             --        119,968        453,650      3,344,699

Cost of goods sold           (2,262,055)            --        (55,609)       (57,141)    (2,374,805)
                            -----------    -----------    -----------    -----------    -----------

Gross margin                $   509,026    $        --    $    64,359    $   396,509    $   969,894
                            ===========    ===========    ===========    ===========    ===========

                            United                                                      Total
2003                        States         Canada         Mexico         China          Company
                            -----------    -----------    -----------    -----------    -----------
Revenue - unit sales        $   356,985    $        --    $        --    $        --    $   356,985
Revenue - net kit sales           2,737             --             --             --          2,737
Revenue - gross kit sales       629,999         43,745        145,362         21,314        840,420
                            -----------    -----------    -----------    -----------    -----------
Total revenue                   989,721         43,745        145,362         21,314      1,200,142

Cost of goods sold             (127,647)       (10,403)       (45,247)        (9,201)      (192,498)
                            -----------    -----------    -----------    -----------    -----------

Gross margin                $   862,074    $    33,342    $   100,115    $    12,113    $ 1,007,644
                            ===========    ===========    ===========    ===========    ===========

      United States

      Revenues for the period ended December 31, 2004 in the United States increased from $989,721 for the same period in 2003 to $2,771,081 in 2004, a 179.99% increase. The increase is the result of a change in revenue recognition and the introduction of our new product lines during this period.

      In the period ended December 31, 2004, our gross margin for U.S. sales of $509,026 decreased by $353,048, or by 40.95%, from $862,074 for the same period in 2003. The decrease in gross margin was the result of our role change from agent to principal in our U.S. sales transactions, which required us to recognize the entire cost of production of our milk products against revenues from the wholesale sales for those products.

      Foreign Sales

      Revenues for the period ended December 31, 2004 from kit sales in foreign countries increased from $210,421 for the same period in 2003 to $573,618, a
172.6 % increase. The increase is the result of sales growth in Mexico and the Middle East during this period.

      We recorded $112,750 in costs of kit sales in foreign countries for the period ended December 31, 2004, an increase of $47,899 or 73.86% from $64,851 for the same period in 2003. As a percentage of sales, the costs of goods sold decreased 19.7% for the period ended December 31, 2004, from 30.8% for the same period in 2003. The decrease in cost of goods sold as a percentage of sales was the result of the commencement of sales in the Middle East, which had significantly lower costs of goods sold as a percentage of sales than occurred China, Mexico and Canada.

      For the period ended December 31, 2004, the gross profit of $460,868 for kit sales in foreign countries increased by $315,298 or 216.6%, from $145,570 for the same period in 2003. The increase in gross profit was consistent with the increase in sales volume and the decease in cost of goods sold for this period.

Consolidated Operating Expenses

      We incurred selling expenses of $1,804,617 for the period ended December 31, 2004, of which we incurred $1,664,520 in our United States operations. Our selling expense for this period increased by $64,767, a 3.72% increase compared to selling expense of $1,739,850 for the same period in 2003. The increase in selling expenses in the current period was due to increased freight and promotional charges associated with our transition away from our Looney Tunes(TM) product line and the development of four new product lines, utilizing newly licensed and directly owned branded trademarks.

      Our incurred general and administrative expenses for the period ended December 31, 2004 were $2,639,085, most of which we incurred in our United States business operations. Our general and administrative expenses for this period increased by $389,407, a 17.31% increase compared to $2,249,678 for the same period in 2003. The increase in general and administrative expenses for the current period in 2004 is the result of the accrual of the compensation value of the conversion of management's and directors' options to common stock, in the amount of $269,750 plus the recording of an additional payroll period in 2004. This expense is a one-time charge.

      As a percentage of total revenue, our general and administrative expenses decreased from 187.5% in the period ended December 31, 2003, to 78.9% for the current period in 2004. We anticipate a continued effort to reduce these expenses as a percentage of sales through revenue growth, cost cutting efforts and the refinement of business operations.

Interest Expense

      We incurred interest expense for the period ended December 31, 2004 of $240,447. Our interest expense increased by $210,914, a 714.16% increase compared to $29,533 for the same period in 2003. The increase was due to additional loans in 2004 and utilizing debt to finance our operations during this period's transition in licensors of intellectual property utilized by our company and the development and launch of new product lines.

Loss Per Share

      We accrued dividends payable of $388,632 to various series of preferred stock during the period ended December 31, 2004. Our accrued dividends increased for this period by $48,728, or 14.33%, from $339,904 for the same period in 2003. The net loss before accrued dividends increased by $782,939, from $3,016,987 for the period ended December 31, 2003 to $3,799,926 for the current period, and the increase in accrued dividends was offset by the increase in the weighted average number of common shares outstanding, resulting in a decrease in our current period loss per share from $0.15 for the same period in 2003, to a loss per share of $0.10 for the current period.

Liquidity and Capital Resources

      As of March 31, 2005, we reported that net cash used in operating activities was $1,099,760, net cash provided by financing activities was $1,123,272 and net cash used in investing activities was $11,625. We had a negative working capital of $2,772,471 as of March 31, 2005.

Compared to $772,250 of net cash used in operating activities in the period ended March 31, 2004, our current period net cash used in operating activities increased by $327,510 to $1,099,760. This increase was the result of our utilization of cash rather than equity to pay service providers in this current period, and changes in deferred product development costs, prepaid expenses, accounts payable and accrued expenses. Included in the net loss in this current period were depreciation and amortization and stock compensation for a finder fee aggregating $158,226, compared to $149,100 for the same period in 2004.

      Changes in accounts receivable in this current period in 2005 resulted in a cash increase of $16,844, compared to a cash increase in receivables of $5,877 for the same period in 2004, having a net result of a increase of $10,967. The changes in accounts payable and accrued liabilities in the period ended of March 31, 2004 contributed to a cash increase of $409,736, whereas the changes in accounts payable and accrued liabilities for the current period in 2005 amounted to an increase of $412,704. We have adopted and will keep implementing cost-cutting measures to lower our costs and expenses and to pay our accounts payable and accrued liabilities by using cash and equity instruments. Cash flow generated through our operating activities was inadequate to cover all of our cash disbursement needs in the period ended March 31, 2005, and we had to rely on equity and debt financing to cover expenses.

      Cash used in the period ended March 31, 2005 in our investing activities for equipment was $11,625 for software, computer equipment and leasehold improvements in the U.S., compared to $1,133 for the same period in 2004.

      Net cash provided by our financing activities for the period ended March 31, 2005 was $1,123,272. Net cash provided by financing activities for the same period in 2004 was $800,000, for a net increase of $323,272. The increase was due to investors' commitments for $2,300,000, with aggregate convertible notes for $1,150,000 in the three months ending March 31, 2005, and the balance anticipated in the second quarter, and associated costs.

      We used the proceeds of the current period financing for working capital purposes to support the launch of a new product line under a license from Masterfoods USA..

      Going forward, our primary requirements for cash consist of the following:

      o the continued development of our business model in the United States and on an international basis;

      o general overhead expenses for personnel to support the new business activities;

      o development, launch and marketing costs for our line of new branded flavored milk products, and

      o     the payment of guaranteed license royalties.

      We estimate that our need for financing to meet cash needs for operations will continue through the fourth quarter of 2005, when we expect that cash supplied by operating activities will approach the anticipated cash requirements for operation expenses. We anticipate the need for additional financing in 2005 to reduce our liabilities, assist in marketing and to improve shareholders' equity status. No assurances can be given that we will be able to obtain additional financing, or that operating cash flows will be sufficient to fund our operations.

      We currently have monthly working capital needs of approximately $220,000. We will continue to incur significant selling and other expenses in 2005 in order to derive more revenue in retail markets, through the introduction and ongoing support of our new products. Certain of these expenses, such as slotting fees and freight charges, will be reduced as a function of unit sales costs as we expand our sales markets and increase our sales within established markets. Freight charges will be reduced as we are able to ship more full truckloads of product given the reduced per unit cost associated with full truckloads versus less than full truckloads. Similarly, slotting fees, which are paid to warehouses or chain stores as initial set up or shelf space fees, are essentially one-time charges per new customer. We believe that along with the increase in our unit sales volume, the average unit selling expense and associated costs will decrease, resulting in gross margins sufficient to mitigate cash needs. In addition, we are actively seeking additional financing to support our operational needs and to develop an expanded promotional program for our products.

      We are continuing to explore new points of sale for our branded flavored milk. Presently, we are aggressively pursuing the school and vending market through trade/industry shows and individual direct contacts. The implementation of such a school base program, if viable, could have an impact on the level of our revenue during 2005. Similarly, we expect that the greater control over sales resulting from our refined business model and the anticipated expansion into bodega stores as well as national chains, such as 7-Eleven, will have a positive impact on revenues.

New Product Lines

      In the third quarter 2003, we commenced an analysis of the Looney Tunes(TM) brand performance within the context of the possible renewal of our Warner Bros. licenses for United States, Mexico, China and Canada. In the fourth quarter 2003, we concluded that, as a function of the sales of flavored milks, the Looney Tunes(TM) brand has not supported the guaranteed royalty structure required by Warner Bros. for its licenses. In the fourth quarter 2003, we decided not to renew our license agreements with Warner Bros., and began to develop new products in anticipation of the consummation of other license relationships with Marvel Comics and MoonPie for co-branded flavored milk, as well as a new single Slammers(R) brand. We have developed new aseptic products in anticipation of these licenses and our own singular brand. We launched four brands in 2004, beginning with Ultimate Slammers in April and achieved national distribution of Ultimate Slammers through both retail grocers and convenience stores by mid- summer. Roughly 10,000 retail supermarket stores carried this brand nationwide in 2004. This was followed by the June launch of Slim Slammers(R) and Moon Pie Slammers(R) and the July release of the Pro-Slammers(TM).

      Coincident with the Marvel license, we executed a production agreement with Saudia Dairy & Foodstuff Company (SADAFCO), one of the largest Middle East dairy processors, headquartered in Jeddah, Saudi Arabia. SADAFCO processes our Slammers (R) branded flavored milks, including the Marvel line, for distribution in nine Middle East countries. SADAFCO has the capacity to process our branded milk products for distribution throughout the European Community. AsheTrade, our international agent, facilitated our international business in 2004 with offices in Miami, Florida and Jeddah, Saudi Arabia.

      On September 21, 2004, we entered into a licensing agreement with Masterfoods USA, a division of Mars, Incorporated, for the use of Masterfood's Milky Way(R) Starburst(R) and 3 Musketeers(R) trademarks in connection with the manufacture, marketing and sale of single serve flavored milk drinks in the United States, our possessions and Territories, and US Military installations worldwide. The license limits the relationship of the parties to separate independent entities. The initial term of the license agreement expires December 31, 2007. We have agreed to pay a royalty based upon the total net sales value of the licensed products sold and advance payments of certain agreed upon guaranteed royalties. Ownership of the licensed marks and the specific milk flavors to be utilized with the marks remains with Masterfoods. We have been granted a right of first refusal for other milk beverage products utilizing the Masterfoods marks within the license territory.

External Sources of Liquidity

Individual Loans

      On November 6 and 7, 2001, respectively, we received the proceeds of two loans aggregating $100,000 from two offshore lenders. The two promissory notes, one for $34,000 and the other for $66,000, were payable February 1, 2002 and bear interest at the annual rate of 8%. These loans are secured by a general security interest in all our assets. On February 1, 2002, the parties agreed to extend the maturity dates until the completion of the anticipated Series H financing. On September 18, 2002, the respective promissory note maturity dates were extended by agreement of the parties to December 31, 2002. On September 18, 2002, we agreed to extend the expiration dates of warrants issued in connection with our Series D and F preferred until September 17, 2005 and to reduce the exercise price of certain of those warrants to $1.00, in partial consideration for the maturity date extension. The holders of these notes have agreed to extend the maturity dates, and the notes are now payable on a demand basis.

      On August 27, 2003, we received the proceeds of a loan from Mid-Am Capital, L.L.C., in the amount of $150,000. The note was payable November 25, 2003 and bears interest at the annual rate of 10%. This loan was secured by a general security interest in all our assets. On April 2, 2004, this note was paid and cancelled.

      On January 28, 2004, we converted accounts payable in the amount of $1,128,386 by the issuance of a 10% short term promissory note to Jasper Products, LLC, dated January 1, 2004, in the principal amount of $1,128,386 for amounts owed to Jasper in connection with Jasper's processing and sale of our products. As of March 31, 2004, we paid $200,000 in principal and was credited an additional $11,350. On April 20, 2004, we paid an additional $200,000. On May 7, 2004, we paid $717,036 in full payment of the note's principal and accrued interest.

      On May 6, 2004, we issued a secured promissory note to Mid- Am Capital LLC in the principal amount of $750,000. The note provides for 8% interest. The note's original maturity date of September 4, 2004 has been extended to January 31, 2005. We issued warrants to purchase 3,000,000 shares of our common stock to Mid-Am in connection with this promissory note. The warrants are exercisable for one year from issue at an exercise price of $0.25 per share. We used the proceeds of this promissory note to pay the promissory note issued to Jasper Products in January 2004.

Convertible Debentures

      To obtain funding for our ongoing operations, we entered into the following financing transactions in 2004.

      April 2004

      In April 2004, we entered into a Subscription Agreement with two accredited investors for the sale of (i) $500,000 in convertible debentures and
(ii) warrants to buy 3,000,000 shares of our common stock at $0.15 per share. In connection with this financing, we paid a fee, which included an aggregate of convertible debentures in the amount of $50,000.

      The debentures issued in connection with the April 2004 financing bear interest at 10%. The principal on the notes is due in equal monthly installments commencing on November 1, 2004 until October 1, 2005. On October 1, 2005, all principal and interest shall become due. In the event that our common stock has a closing price in excess of $.20 for the five days preceding the monthly payment, then, within our discretion, the monthly payment may be deferred. The notes are convertible into our common stock at $0.10 per share. Based on this conversion price, the $550,000 convertible debentures, excluding interest, were convertible into 5,500,000 shares of our common stock.

      The note holders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      June 2004


      In June 2004, we entered into a Subscription Agreement with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $800,000 and five-year "A" warrants for the purchase of, in the aggregate, 3,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 8,000,000 shares of common stock, at $2.00 per share. In addition, in a separate private placement, Mid-Am Capital L.L.C. invested $500,000 in exchange for convertible 10% notes, 5,000,000 "A" warrants and 2,000,000 "A" warrants, which had identical terms to that of the other investors. In consideration for the investors providing us with additional financing in the aggregate amount of $550,000 in October 2004, we subsequently amended the exercise price to $.15 for the "A" warrants and to $.125 for the "B" warrants issued to Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership. The notes are convertible into shares of common stock of the Company at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment.


      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      October 2004

      On October 29, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $27,500 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The note holders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      December 2004

      In December 2004, we entered into Subscription Agreements with Momona Capital Corp. and Ellis International Ltd. for the issuance of convertible 10% notes in the aggregate amount of $200,000 and five-year "C" warrants for the purchase of, in the aggregate, 800,000 shares of common stock, at $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $10,000 to Momona Capital Corp. and Ellis International Ltd. upon identical terms as the principal notes, as a finders' fees. The common stock underlying all notes and warrants carry registration rights.

      The note holders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      January 2005

      On January 31, 2005, we closed a funding transaction with Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital Aktiengesellschaft and Whalehaven Funds Limited (collectively, the "January 2005 Investors"), five institutional accredited investors, for the issuance and sale to the January 2005 Investors of up to $2,300,000 of principal amount of convertible notes convertible into shares of our common stock, and common stock purchase warrants to purchase 18,400,000 shares of common stock. In April 2005, Alpha Capital Aktiengesellschaft assigned its right to participate in the second closing to Ellis International Ltd. and Osher Capital Group. The exercise price for the common stock purchase warrants is $0.129. Pursuant to the Subscription Agreement as modified, $1,150,000 of the purchase price was paid on the initial closing date, $500,000 of the purchase price was paid in May 2005 and $650,000 of the purchase price will be payable within five business days after the actual effectiveness of this registration statement.

      The notes have a maturity date two years from closing, have an interest rate of 4% and are payable in 12 equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which can be paid in cash at 103% of the monthly installment, or common stock, or a combination of both. The notes are convertible into shares of our common stock at $0.125 per common share. However, in the event that the average of the five lowest closing bid prices of our common stock for the 20 consecutive trading days immediately preceding the conversion date is less than $0.144 or certain volume criteria are not satisfied, then the conversion price shall be 80% of the average of the five lowest closing bid prices of our common stock for the 20 trading days immediately preceding the conversion date.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

EFFECTS OF INFLATION

      We believe that inflation has not had any material effect on our net sales and results of operations.

                                    BUSINESS

Our company

      Our company is a Delaware corporation, which was formed on April 27, 1996. We formerly owned the majority interest in two Sino-American joint ventures in China, known as Green Food Peregrine Children's Food Co. Ltd. and Hangzhou Meilijian Dairy Products Co., Ltd. These two joint ventures processed milk products for local consumption in the areas of Shanghai and Hangzhou, China, respectively. We closed Green Food Peregrine in December 1999 and sold our interest in Hangzhou Meilijian Dairy in December 2000.

      In December 1999, we obtained Chinese government approval for the registration of a new wholly owned subsidiary in the Wai Gao Qiao "free trade zone" in Shanghai, China. We formed this import-export company to import, export and distribute food products on a wholesale level in China. In addition, China Premium (Shanghai) was our legal presence in China with respect to contractual arrangements for the development, marketing and distribution of branded food products. We ceased all activities of this Chinese subsidiary in April 2004, owing to low sales volume and insufficient financial or logistic resources to market our products profitably in mainland China.

      In December 1999, we formed Bravo! Foods, Inc., a wholly owned Delaware subsidiary, which we utilized to advance the promotion and distribution of branded Looney Tunes(TM) products in the United States, through production agreements with local dairy processors. At the end of 2001, we assumed this business, and our U.S. subsidiary ceased functioning as an operating company at that time.

      On February 1, 2000, we changed our name from China Peregrine Food Corporation to China Premium Food Corporation, and on March 16, 2001 we changed our name to Bravo! Foods International Corp.

      In January 2005, we formed Bravo! Brands (UK) Ltd., a United Kingdom registered company that is wholly owned by Bravo! Brands International Ltd. We will utilize Bravo! Brands (UK) Ltd. to advance the production, promotion and distribution of licensed branded products in the United Kingdom through production and sales agent agreements with local entities.

      In March 2005, we formed Bravo! Brands International Ltd., a Delaware subsidiary that will hold license rights for our branded products on an international basis. We will utilize Bravo! Brands International Ltd. to hold and exploit certain license rights for branded products developed by us in international markets through local second-tier subsidiaries such as Bravo! Brands (UK) Ltd.

The Business

      Our business involves the development and marketing of our own Slammers(R) trademarked brand, the obtaining of license rights from third party holders of intellectual property rights to other trademarked brands, logos and characters and the granting of production and marketing rights to processor dairies to produce branded flavored milk utilizing our intellectual property. In the United States, we generate revenue from the unit sales of finished branded flavored milks to retail consumer outlets. Internationally, we generate revenue primarily through the sale of "kits" to these processors.

      "Kits" sold to processors consist of flavor ingredients that are developed and refined by us and the grant of production rights to processors to produce the flavored milks. The consideration paid to us under these production contracts consists of fees charged for our grant of production rights for the branded flavored milks plus a charge for flavor ingredients. The fees charged by us for the production rights are set to match royalty fees for our intellectual property licenses.

      All of our licensing agreements recognize that we will use third party production agreements for the processing of flavored milk products, and that the milk products will be produced and may be sold directly by those processors. Our responsibilities under our third party production agreements are to design and provide approved packaging artwork, to help determine the best tasting flavors for the particular market and to assist in the administration, promotion and expansion of the respective branded milk programs. Ingredients for the flavored milks are formulated to our specifications and supplied on an exclusive basis by either Givaudan Roure or Mastertaste, both of which are flavor development and production companies. In the United States, we assume the responsibility for sales and marketing of our flavored milks produced by Jasper Products LLC.

Third Party Intellectual Property Licenses

      Warner Bros. (Looney Tunes(TM))

      In January 1999, we commenced a licensing agreement with Warner Bros. Consumer Products, permitting us to produce and distribute a line of high quality, flavored milks branded with the Warner Bros. Looney Tunes(TM) logos, characters and names in the Shanghai and Hangzhou greater metropolitan areas. On July 27, 2000, we executed a licensing agreement with Warner Bros. to use Looney Tunes(TM) characters and names on milk products in the United States. The term of these licenses expired December 31, 2003.

      On November 7, 2001, we executed a licensing agreement with Warner Bros. to use Looney Tunes(TM) characters and names on milk products in Mexico. This licensing agreement granted us the right to use the Warner Bros. cartoon characters on milk products for sale in specified retail outlets throughout Mexico. The initial term of the agreement was for 3 years and expired May 31, 2004.

      On May 28, 2002, we executed a licensing agreement with Warner Bros. to use Looney Tunes(TM) characters and names on milk products in Canada. The initial term of the agreement was for 25 months and expired March 31, 2004.

      The history of all of our Warner Bros. licenses, as a function of sales of the flavored milks, did not support the guaranteed royalty structure required by Warner Bros. for its licenses. As a result, we developed our own Slammers(R) brand in 2003 and, in the fourth quarter of that year, we decided not to seek the renewal for the China license and not accept the offer of Warner Bros. to renew the U.S. license. In addition, we decided not to renew our licenses with Warner Bros. for Canada and Mexico. In 2004, we executed third party licenses with Marvel Comics, Masterfoods and Moon Pie.

      Marvel Enterprises, Inc. (Super Heroes(R) and Marvel Heroes(R))

      In January 2004, we commenced a license agreement with Marvel Enterprises, Inc. Under the terms of the license agreement, we have the right to use certain Marvel Super Heroes for the packaging and promotion of our flavored milk products in the United States (including its territories) and nine Middle East countries for a one-year (renewable) term. We agreed to a royalty rate of 11% on the amount invoiced to dairy processors for "kits" and 4% of net wholesale sales in the United States.

      On February 4, 2005, we entered into a two-year license agreement for the utilization of Marvel Heroes characters on our flavored milks in the United Kingdom and Ireland. We agreed to a royalty rate of 4% of net wholesale sales in the territory against the prepayment of a guaranteed minimum royalty amount. We have adopted the unit sales model currently used in the United States. We have outsourced the infrastructure required for the production, promotion, marketing, distribution and sale of our products through a production agreement with Waterfront Corporation in the UK and through an exclusive sales agency agreement with Drinks Brokers, Ltd. a UK registered company responsible for the launch and growth of several major beverage brands in the licensed territory.

      We currently are negotiating with Marvel to conclude a new one year license for the United States, Mexico and Canada and a two year license for the Middle East.

      Chattanooga Bakery, Inc.( Moon Pie(R) )

      In October 2003, we commenced a two-year license agreement with MD Enterprises, Inc. on behalf of Chattanooga Bakery. Under the terms of the license agreement, we have the exclusive right to manufacture, distribute, market and sell Moon Pie(R) flavored milk products in the United States. We agreed to a variable royalty rate of 3% to 2% of net wholesale sales, depending upon volume.

      Masterfoods USA (Starburst(R), Milky Way(R), 3 Musketeers(R))

      On September 21, 2004, we entered into a licensing agreement with Masterfoods USA, a division of Mars, Incorporated, for the use of Masterfood's Milky Way(R), Starburst(R) and 3 Musketeers(R) trademarks in connection with the manufacture, marketing and sale of single serve flavored milk drinks in the United States, its Possessions and Territories, and US Military installations worldwide. The license limits the relationship of the parties to separate independent entities. The initial term of the license agreement expires December 31, 2007. We have agreed to pay a royalty based upon the total net sales value of the licensed products sold and advance payments of certain agreed upon guaranteed royalties. Ownership of the licensed marks and the specific milk flavors to be utilized with the marks remains with Masterfoods. We have a right of first refusal for other milk beverage products utilizing the Masterfoods marks within the licensed territory.

In House Intellectual Property

      In addition to our third-party licenses, we have developed and sell flavored milks bearing trademarks developed by us, including "Slammers(R)" "Pro Slammers(TM)" and "Slim Slammers(R)".

Production Contracts/Administration

      Prior to 2000, our business primarily involved the production and distribution of milk in China. In the third quarter of 2000, we began to refocus our business away from the production - distribution aspect of the value chain by implementing a business model that involved the branding, marketing, packaging design and promotion of branded flavored fresh milk in the United States. During the middle of 2001, this refocused business was implemented in China, in December 2001 in Mexico and in the third quarter of 2002 in Canada. Currently, operations in the United States, Mexico and Canada are run directly by Bravo! Foods International Corp. Our international business, which had been facilitated by AsheTrade, our international agent, will now be handled by the company's subsidiary formed in 2005, Bravo! Brands International Ltd. Mr. Ibrahim Ashemimry, the principal of AsheTrade, has joined Bravo! Brands International Ltd. as an employee and officer.

      United States

      The initial dairy processors with which we had production contracts were members of Quality Chekd Dairies, Inc., a national cooperative with over 40 member dairies that process fresh milk on a regional basis. This business, while viable, proved to have limited sales expansion capabilities in the US owing to the inherent regional distribution limitations of a "fresh" milk product with a short shelf life.

      The advent of extended shelf life (ESL) and aseptic long life milk presented us with the opportunity to increase dramatically sales on a national basis. In the third quarter of 2001 and the first quarter of 2002, we entered into production contracts with Shamrock Farms, located in Phoenix, Arizona and Jasper Products, of Joplin, Missouri, and began to market branded ESL and aseptic flavored milks to large national chain accounts. Since 2003, we have our ESL and aseptic milks produced by Jasper Products

      Middle East

      In December 2003, we entered into a third party production agreement with Saudia Dairy & Foodstuff Company, (SADAFCO) one of the largest Middle East dairy processors, headquartered in Jeddah, Saudi Arabia. SADAFCO processes our Slammers (R) branded flavored milks, including the Marvel line, for distribution in nine Middle East countries. Our international business is facilitated by AsheTrade, our international agent, with offices in Miami, Florida and Jeddah, Saudi Arabia.

      Mexico

      In December 2001, we commenced a contractual relationship with Neolac S.A, a national dairy processor located in central Mexico. We sell kits to Neolac, including production rights for our branded flavored milk for all of Mexico. Our responsibilities are to design and provide approved packaging artwork, to help determine the best tasting flavors for the particular market and to assist in the administration, promotion and expansion of the branded flavored milk program. Ingredients for the flavored milks are formulated to our specifications and supplied on an exclusive basis by Mastertaste. We do not have any responsibility for or participation in sales or distribution in Mexico.

      Canada

      In April 2002, we commenced a contractual relationship with Farmers Dairy, a dairy processor located in Halifax, Nova Scotia, Canada. We sold kits to Farmers Dairy, including production rights for our branded flavored milk products. In early 2004, the relationship with this processor terminated. Currently, we are negotiating with a large dairy processor for a third party production contract, that will be administered by a newly formed subsidiary to be known as Bravo! Brands (Canada) Ltd.

Products

      Commencing in September of 2000, we implemented the "kit" sales program with third party dairy processors in the United States, for the production and sale of fresh branded flavored milk in single serve plastic bottles. This product, as with all of our U.S. products up to September 2000, had a limited shelf life of, generally, 21 days.

      In early 2002, we developed branded extended shelf life and aseptic, bacteria free, long life flavored milk products. The extended shelf life product was sold in 11.5oz single serve plastic bottles and had to be refrigerated. The shelf life of this product is 90 days. Our aseptic product does not require refrigeration and has a shelf life of 8 months. This product was packaged in an 11.2oz Tetra Pak Prisma(TM) sterile paper container. Both of these products were introduced to the public in the second and third quarters of 2002.

      Commencing in May 2002, we developed a new branded fortified flavored milk product under the "Slammers(R) Fortified Reduced Fat Milk" brand name. We use our Slammers(R) brand in conjunction with our licensed third party trademarks. Slammers(R) is made from 2 percent fat milk and is fortified with 11 essential vitamins. The introduction of this new product and the phase out of our "regular" branded milks occurred in the fourth quarter of 2002. Our Slammers(R) flavored milks are sold in the United States in single serve extended shelf life plastic bottles, as well as the long life aseptic Tetra Pak Prisma(TM) package. Our Slammers(R) flavored milks are sold in Mexico and have been sold in Canada in single serve extended shelf life plastic bottles.

      In October 2002, Parmalat introduced Looney Tunes(TM) brand fortified aseptic milk, packaged in an 8oz Tetra-Brik(TM) format under our Slammers Fortified Reduced Fat Milk(R) logo pursuant to a production agreement that we executed in June 2002. The 8oz Tetra Brik Slammers(R) does not require refrigeration and has a shelf life of 6 months. Currently, this product is no longer available.

      In November 2002, we introduced Slim Slammers(R) Fortified Milk, a low calorie version of our Slammers (R)Fortified Reduced Fat Milk. Slim Slammers(R) Fortified Milk has no added sugar and is sweetened with sucralose, a natural sweetener made from sugar. Slim Slammers(R) Fortified Milk is made from 1 percent fat milk, is fortified with 11 essential vitamins and is available in the same flavors as our Slammers(R) brand. We reintroduced this product in the United States with a new package and formulation during 2004.

      In 2004, we announced our product development and brand strategy for seven new, separate and distinct single serve product lines. Ultimate Slammers(TM), Slim Slammers(R), Moon Pie Slammers(R), Pro-Slammers(TM), Starburst(R) Slammers(R), 3 Musketeers(R) Slammers(R), and Milky Way(R) Slammers(R) are all fortified and positioned to appeal directly to profiled demographic segments, including teens and pre teens for Ultimate Slammers(TM), Starburst(R) Slammers(R) and , Milky Way(R) Slammers(R), teens and sports enthusiasts for Pro-Slammers(TM), young to old for Moon Pie(R) Slammers(R) and health conscious adults for Slim Slammers(R) and3 Musketeers(R) Slammers(R).

      We launched four brands in 2004, beginning with Ultimate Slammers(R) in April and achieved national distribution of Ultimate Slammers(R) through both retail grocers and convenience stores by mid- summer. Roughly 10,000 retail supermarket stores carried this brand nationwide in 2004. This was followed by our June launch of Slim Slammers(R) and Moon Pie (R)Slammers(R) and the July release of our Pro-Slammers(TM) line.

Industry Trends

      The flavored milk industry has grown from approximately $750 million in 1995 to $2.5 billion in 2004. The single serve portion of this category is difficult to measure, since approximately 2/3 of the sales in the single serve milk industry are sold in immediate consumption channels or other channels that do not report scan-data. For example, Wal-Mart, has become the largest retailer in the USA for milk, selling an estimated 15% of total milk sales. Wal-Mart does not report sales for the industry data resources embodied in A.C. Neilson or IRI analyses. Similarly, most convenience stores and "up-and-down-the-street" retailers in the immediate consumption sales channels do not report either, and neither do vending and schools.

      We have analyzed the industry using reports available from milk and beverage industry sources. These include the total, segmented and rate of growth sales that are reported, the immediate consumption sales rates for all consumables compared to retail grocery buying patterns and opinions of experts in the milk industry as to the relative size of reported versus non-reported sales. Based upon these reports and analysis, we believe the current size of the single serve flavored milk industry (packaging 16 oz. or smaller) is approximately $1.5 billion domestically. The industry grew at annual rates of between 5 and 15 percent during the last five years but was virtually flat in the last two years while it digested the remarkable 10-year growth rates. We believe that this space is positioned for growth now and will continue to be in the immediate consumption channels such as vending, convenience stores and food service market segments.

Market Analysis

      The flavored milk business is a relatively new category in the dairy field. The flavored "refreshment" segment is both the fastest growing and most profitable category in the industry and is receiving the most attention in the industry today. Pioneered by Nestle with the NesQuik line and Dean Foods with its Chug brand, this "good for you" segment is in demand both in the U.S. and internationally.

      The International Dairy Foods Association reports that, although flavored milk currently amounts to only 5 to 6 percent of milk sales, it represents over 59% of the growth in milk sales. With the total milk category exceeding $9.3 billion in 2004, the flavored milk segment was approximately $2.5 billion in 2004, with single serve flavored milk growing to approximately $1.5 billion for the same period. Statistically, as the flavored segment grows, the entire category grows as well. In the past ten years, selling more flavored milks has resulted in more sales of white milk as well.

      In addition, the International Dairy Foods Association and Dairy Management Inc. have reported on studies suggesting that dairy products may help in weight loss efforts when coupled with a reduced calorie diet, based on data associating adequate calcium intake with lower body weight and reduced body fat. We continue to develop a niche in the single serve flavored milk business by utilizing strong, national branding as part of the promotion of our Slammers(R), Pro Slammers(TM) and Slim Slammers(R) products. This niche has as its focus the increased demand for single serve, healthy and refreshing drinks.

Market Segment Strategy

      The Bravo! product model addresses a very clear and concise target market. We know from experience that the largest retailers of milk products are demanding new and more diverse refreshment drinks, specifically in the dairy area, in response to consumer interest and demand. To that end, we have and will continue to differentiate our products from those of our competitors through innovative product formulations and packaging designs, such as those implemented in our Slammers(R) and Pro Slammers(TM) fortified milk product lines and our Slim Slammers(R) low calorie, no sugar added products.

      Our Slammers(R) milk products have had promising results penetrating this arena as consumers continue to look for healthy alternatives to carbonated beverages. The positioning of our products as a healthy, fun and great tasting alternative refreshment drink at competitive prices to more traditional beverages creates value for the producer and the retailer alike. This "profit orientation" for the trade puts old-fashioned milk products in a whole new light. The consumer is happy, the retailer is happy and the producer is able to take advantage of the value added by the brand and the resulting overall increase in milk sales.

      We currently are implementing a very important "first-to-market" strategy that we feel will dramatically reposition our brands and company. Until now, all single served flavored milk in plastic bottles required refrigeration for storage, distribution, and shelf placement. Our strategic partner, Jasper Products, became America's first processor with FDA approval to offer a "shelf stable" re-sealable plastic bottle for ambient milk products that do not require refrigeration.

      The tactical advantage of distributing our milk products at ambient temperatures enables us to side-step a major entry barrier in our immediate consumption strategy. Most beverages are distributed ambient either through beverage distribution channels or warehouse "candy and tobacco" distributors. Refrigerated milk was relegated to dairy direct-store-delivery systems that are controlled by either regional dairy processors or larger national dairy holding companies such as Dean Foods or H.B. Hood. We avoid the roadblock of being reliant upon our competition for chilled distribution since we are now in the unique position to use the more traditional distribution network that accommodates non-refrigerated beverages. We currently are converting all of our products into ambient "shelf stable" re-sealable plastic bottles.

      We have been and continue to pursue a strategic goal of placing Slammers(R) milks in elementary, middle and high schools through ala carte lunch programs and vending facilities in school cafeterias and we are promoting our Slim Slammers(R) milks as low calorie, non-sugar added alternatives to traditional soft drinks. Penetration of this market segment has been limited by logistic and economic concerns of school administrators in the push to remove traditional carbonated soft drinks from schools in favor of milk and milk based products.

Competition

      Nestle pioneered the single serve plastic re-sealable bottle which has become the standard for this industry, and they currently enjoy a dominant market share. Dean Foods owns a number of regional single serve brands that are sold in this format, and they also have an exclusive license to produce Hershey brand flavored milk nationwide. Our analysis indicates that the Nestle's Nesquik brand accounts for approximately 30-35 percent of the U.S. single serve milk category, while Hershey's market share is approximately half that, at around 15%. The other competition comes from private label and regional dairy brands. Our Slammers(R) milks are the only other single serve brand distributed nationally in America in plastic re-sealable containers.

      Our resources for promotions have been limited, and we run significantly less promotional activities in comparison to our competitors. Where we are in direct competition with Nestle and Hershey, however, we have been able to maintain competitive sales levels.

Employees

      We have twelve full time employees located at our North Palm Beach corporate offices. China Premium Food Corp (Shanghai) Co. Ltd., ceased operations and does not maintain any employees in China.

Description of Property

Neither our company nor our subsidiaries currently own any real property. As of February 1, 1999, we moved our corporate offices from West Palm Beach to 11300 US Highway 1, Suite 202, North Palm Beach, Florida, pursuant to a lease with HCF Realty, Inc., having an initial term of five years. The current aggregate monthly rent amounts to approximately $7,468, which includes an expansion of our office space from 2,485 square feet to 3,490 square feet. The term of this lease has been extended for six years to October 30, 2010.

      We do not have a policy to acquire property for possible capital gains or income generation. In addition, we do not invest in securities of real estate entities or developed or underdeveloped properties.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The directors, executive officers and significant employees/advisors are as of December 15, 2004, as follows. Our directors serve for staggered terms of two years or until their successors are elected. On March 6, 2003, the Board voted to reduce the board positions by one to nine.

Name of Officer and Age   Position with the Company                                         Year
-----------------------   -------------------------                                         -----
                                                                                            Appointed
                                                                                            ---------
Bravo! Foods International Corp.

Stanley A. Hirschman      58      Chairman and Director                                          2000
Roy G. Warren             49      Director, Chief Executive Officer                              1997/1999
Tommy E. Kee              56      Chief Financial Officer, Treasurer                             2003
Roy D. Toulan, Jr.        59      Vice President, Corporate Secretary, General Counsel           2003
Michael Edwards           45      Vice President Sales                                           2000
Benjamin Patipa           49      Vice President, Schools/Vending                                2002
Arthur W. Blanding        77      Director                                                       1999
Robert Cummings           62      Director                                                       1997
Paul Downes               43      Director                                                       1997
John McCormack            46      Director                                                       1997
Phillip Pearce            76      Director                                                       1997

      The experience and background of the Company's executive officers follow:

Mr. Stanley A. Hirschman - Chairman and Director since September 2000

      Mr. Hirschman is president of CPointe Associates, Inc., an executive management and consulting firm specializing in solutions for emerging companies with technology-based products. CPointe was formed in 1996. In addition, he is a director of Redwood Grove Capital Management, LLC, Global Marketing Partners, Inc. and AirNET Wireless, LLC. Prior to establishing CPointe Associates, Mr. Hirschman was vice president of operations of Software, Etc., Inc., a retail software chain, from 1989 until 1996. Mr. Hirschman has also held senior management positions with retailers T.J. Maxx, Gap Stores and Banana Republic. Mr. Hirschman currently serves on the Audit Committee of the Company's board of directors.

Mr. Roy G. Warren - Chief Executive Officer since May 1999; Director since 1997

      Mr. Warren serves as our Chief Executive Officer and as a director. As Chief Executive Officer, Mr. Warren continues to develop strategy for our growth and external financial matters.

      For 15 years from 1981 through 1996, Mr. Warren was in the securities brokerage industry. During those years, Mr. Warren acted as executive officer, principal, securities broker and partner with brokerage firms in Florida, most notably Kemper Financial Companies, Alex Brown & Sons and Laffer Warren & Company. Mr. Warren currently serves on the Executive Committee of the Company's board of directors.

      Mr. Warren also serves as a director of our U.S. subsidiary, Bravo! Foods, Inc. and our wholly owned Chinese subsidiary, China Premium Food Corp (Shanghai) Co., Ltd.

Mr. Tommy E. Kee - Chief Financial Officer, Treasurer since 2003

      Tommy Kee joined our company in March 2003 as Chief Financial Officer. He graduated with an MBA from the University of Memphis and a BS degree in accounting from the University of Tennessee. Before joining us, he served for several years as CFO for Allied Interstate, Inc. in the West Palm Beach area. Prior to that, Mr. Kee served as CFO and Treasurer for Hearx Ltd. a West Palm Beach, Florida public company. He also served 18 years as International Controller and Financial Director with the Holiday Inns Inc. organization in Memphis and Orlando. Mr. Kee handles all financial management and reporting for the Company and works closely with our external auditors and general counsel for financial reporting and SEC compliance.

Roy D. Toulan, Jr. - Vice President, Corporate Secretary, General Counsel since 2003

      Roy Toulan began with the original founders as outside corporate counsel in 1997 and has been responsible for all of our corporate and business legal work, including securities matters. Mr. Toulan became Corporate Counsel in October 2002, when he left his private legal practice in Boston, and Vice President in January 2003. He received his law degree from Catholic University in Washington D.C., and for the first 15 years of his career practiced corporate and securities litigation with large law firms in New York and Boston. Before joining our company full time, he spent the last 18 years in private practice in Boston, Massachusetts in general corporate and securities law helping companies with corporate structure and funding, both domestically and internationally.

Mr. Michael Edwards - Vice President Sales since 2003

      Mr. Edwards has been with our company in a sales and marketing capacity since 2000. Prior to that time, he worked for 5 years in beverage marketing research for Message Factors, Inc., a Memphis, Tennessee marketing research firm. Mr. Edwards has a BS degree from Florida State University in Management and Marketing and spent 13 years in the banking industry, leaving CitiBank to join Message Factors in 1995.

Dr. Benjamin Patipa - Vice President, Schools/Vending since 2002

      Dr. Patipa is a pediatrician with over fifteen years of experience in directing operations, marketing, sales and facilitating growth in both public and private companies. In 1987, Dr. Patipa founded and served as the chairman and CEO of Weight For Me, Inc., a company that developed a proprietary program which pioneered the delivery of weight control and nutrition services to the over 12 million obese children and adolescents in America. Weight For Me earned national and international recognition as the premier program for the control of obesity in children and adolescents. Dr. Patipa also served at HEARx Ltd. as a member of the Executive Operating Committee and Sonus USA, Inc., where he lead the company's franchise licensing and buying group business in the Southeast United States. Most recently, Dr. Patipa served as Senior Vice President and Operational Head of eHDL/HealthNet Data Link, Inc., a national electronic healthcare information company.

Mr. Arthur W. Blanding - Director Since November 1999

      Mr. Blanding is president of The Omega Company, an international dairy industry consulting company. Mr. Blanding has over 50 years experience in management of dairy processing, sales and strategic planning consulting. He graduated from Michigan State University in 1956, with a degree in food science, and in 1964 from Oregon State University with a degree in Food Microbiology and attended Harvard Business School.

      As President of The Omega Company for the past 20 years, Mr. Blanding has completed over 200 projects successfully, both in the U.S. and abroad. Clients of The Omega Company include Abbott International, Cumberland Farms, Dairy Gold, Farm Fresh, Inc., Haagen Dazs, Labatt, Ross Laboratories and Stop & Shop Company, among others. Mr. Blanding was a consultant for the design and construction of the dairy processing facility built in Shanghai by Green Food Peregrine. The Omega Company is a party to a consulting contract with the Company concerning technical and production issues.

Mr. Robert J. Cummings - Director Since 1997

      Mr. Cummings' work experience includes ten years in purchasing at Ford Motor Company. In 1975, he founded and currently operates J & J Production Service, Inc., a manufacturing representative business, which is currently responsible for over $300 million in annual sales.

Mr. Paul Downes - Director Since 1997

      Mr. Downes is a director and, from August of 1997 to April of 1998, served as our Chairman. For the past 12 years, Mr. Downes has managed his personal diverse portfolio of international investments with concentration in the United Kingdom, Eastern Europe, North Africa and Asia. In 1985, he founded a group of nursing homes for the elderly in Great Britain, which he sold in 1990. Prior to that time, Mr. Downes spent several years organizing golf tournaments and international golf matches in Malaysia, Singapore, Thailand, Philippines, Indonesia and Hong Kong, spending two years living in Southeast Asia. Mr. Downes is one of our "founders" and played a leading role in our initial raising efforts. From 2001, Mr. Downes has served as the Chairman of a start up software company located in Delray Beach, Florida.

Mr. Phillip Pearce - Director Since 1997

      Mr. Pearce is a "retired" member of the securities industry. Mr. Pearce served as Chairman of the NASD during which time he was instrumental in the founding of NASDAQ. Additionally, Mr. Pearce was a former Director of E.F. Hutton and has served as Governor of the New York Stock Exchange. Since his retirement in 1988, Mr. Pearce has remained active in the securities industry as a corporate financial consultant. Mr. Pearce serves on the compensation committee of our board of directors. Mr. Pearce also serves on our audit committee. Mr. Pearce serves as a director of Xybernaut Corporation, a reporting company, and Redwood Grove Capital Management, LLC.

      Based upon a review of the appropriate Forms 3, 4 and 5 and any amendments to such forms filed pursuant to Section 16(a), we report the following delinquent filings. Senior management and our Directors filed Form 4 reports on January 28, 2005 for common stock issued on December 31, 2004, owing to a misunderstanding as to when the delivery of such shares by us to the individual recipients was to occur.

      During 2004, our directors and executive officers have not filed Form 4s for options that have been authorized pursuant to compensation plans but not issued.

EXECUTIVE COMPENSATION

Compensation of directors

      We compensated Directors for their travel expenses to and from board of directors' meetings in 2001, 2002, 2003 and 2004. In 2003, there were three in person meetings and four telephonic board meetings. In 2004, there were three in person meetings and four telephonic board meetings. Directors received options for 35,000 shares of common stock for each year as a director through 2001. Each member of the executive committee has received options for an additional 40,000 shares of common stock for their services from 1998 through 2001. Directors received additional options for 25,000 shares for 2002 and 2003. On January 13, 2004, the Directors unanimously voted to convert the options to common stock on a one for one basis. The common shares so converted were issued pursuant to a Form S-8 registration statement filed December 23, 2004.

Compensation of executive officers

      The following table sets forth the compensation paid during the last three fiscal years to our Chief Executive Officer and the other executive officers of our company:

                                                   Summary Compensation

                                      Annual Compensation               Long-Term Compensation
                          ----------------------------------------------------------------------
    Name & Position       Year    Salary    Bonus           Other       Restricted Stock         All Other
                                             2004 (1)                   Awards and Options       Compensation (2)

-------------------------------------------------------------------------------------------------------------------
Roy G. Warren             2001   $180,000   $137,750    $12,000         2,500,000 employment     $220,000 salary
President & CEO           2002   $180,000   value of    Medical         contract options and     $12,000
Director                  2003   $220,000   converted   insurance       255,000 Director         (insurance)
                          2004   $220,000   options;                    options converted to
                                            $8,462                      common stock per
                                            cash bonus                  January 13, 2004 vote
                                                                        of Directors

Tommy E. Kee              2003   120,000    $15,000     $12,000         300,000 employment       $60,000 salary
Chief financial; Officer  2004   120,000    value of    Medical         contract options         $12,000
                                            converted   insurance       converted to common      (insurance)
                                            options;                    stock per January 13,
                                            $4,615                      2004 vote of Directors
                                            cash bonus

Roy D. Toulan, Jr.        2003   180,000    $15,000     $8,900          300,000 employment       $180,000 salary
Vice President            2004   180,000    value       Medical (part)  contract options         $8,900
Secretary                                   converted   Life &          converted to common      (insurance)
Corporate Counsel                           options;    disability      stock per January 13,
                                            $6,923      insurance       2004 vote of Directors
                                            cash bonus

(1) Mr. Warren has waived a 4% EBITDA bonus provision in his employment contract. Mr. Toulan was granted 100,000 shares of common stock in 2003 as a signing bonus, valued at $28, 000. The reported values of options converted in 2004 are pursuant to a January 13, 2004 vote of Directors authorizing conversion, and are valued $0.05 per share.

(2)   Amount paid for termination of employment owing to change of control.

                                  Option Grants

      The following table sets forth individual grants of stock options made during the last completed fiscal year to each of the named executive officers.

                        Option Grants In Last Fiscal Year
                                Individual Grants

None.

                Aggregated Options Exercised in Last Fiscal Year
                        And Fiscal Year-End Option Values

----------------------------------------------------------------------------------------------------------------------
Name                      Shares       Value        Number of Securities             Value of Unexercised
                          Acquired     Realized     Underlying Unexercised Options   In-the-Money Options at 2004
                          on Exercise               at 2004 Fiscal Year-End          Fiscal Year-End

                                                    Exercisable / Unexercisable      Exercisable / Unexercisable

----------------------------------------------------------------------------------------------------------------------
Roy G. Warren President                             -0-              -0-
& CEO                      2,755,000    $220,400    --------------------------------
Director                      (1)          (3)      -0-              -0-

----------------------------------------------------------------------------------------------------------------------
Tommy E. Kee                                        -0-              -0-
Chief Financial Officer    300,000      $24,000     --------------------------------
Treasurer                    (2)          (3)       -0-              -0-

----------------------------------------------------------------------------------------------------------------------
Roy D. Toulan, Jr.                                  -0-              -0-
Vice President Secretary    300,000      $24,000    --------------------------------
Corporate Counsel             (2)          (3)      -0-              -0-
----------------------------------------------------------------------------------------------------------------------

(1) 2,500,000 employment contract options and 255,000 Director options converted to common stock per January 13, 2004 vote of Directors

(2) 300,000 employment contract options converted to common stock per January 13, 2004 vote of Directors

(3) The reported value of options converted in 2004 are at market ($0.08 per share) at January 13, 2004 vote of Directors authorizing conversion, and at $0.05 per share for income tax reporting purposes

Compensation Plans

Directors

      On March 27, 2001, we issued options to our directors, including Roy Warren, to purchase the aggregate of 925,000 shares of our common stock. The options have an exercise price of $0.75 and expire March 26, 2006. Directors received options for 35,000 shares for each full year of service and an additional 40,000 shares for service on a board committee. On July 1, 2002, we issued 250,000 options to the Board of Directors, including Roy Warren, for services rendered as directors. Each director received options for 25,000 shares of common stock at an exercise price of $0.60. The options can be exercised for five years.

      On January 13, 2004, the Board of Directors adopted a plan to convert on a one for one basis the options granted to the present employees of our and the directors currently serving on the Board into a like number of our restricted shares of common stock. The issuance of such common stock to any individual director or employee is conditioned upon the execution of the "lockup" agreement by such director or employee, pursuant to which the recipients of such common stock shall not sell, transfer, pledge or hypothecate such common stock for a six month period, commencing on the issue date of such common stock. The conversion plan adopted by the Board of Directors will result in the issuance of 5,200,000 shares of our restricted common stock to our present directors and employees.

Employment contracts

      o Roy G. Warren Chief Executive Officer

      We had a one-year contract with Mr. Warren commencing January 1, 2003, at an annual base salary of $220,000. The contract provides for the grant of options for 1,000,000 shares of common stock at $0.50 per share, options for 1,000,000 shares of common stock at $1.50 per share and options for 100,000 shares of common stock at $0.75 per share. During his employment, he also will receive five-year incentive options for an additional 400,000 shares in tranches of 100,000, as the public trading price for our stock reaches $2.00, $3.00, $4.00 and $5.00, respectively. The exercise price for these options will track the market price for our common stock when granted. Mr. Warren's employment contract provides for the payment of one year's salary plus medical insurance costs for termination of employment owing to change of control in our company. Mr. Warren's employment contract provides for the payment of one year's salary plus medical insurance costs for termination of employment owing to change of control. We converted these employment contract options to common stock pursuant to a vote of the Board of Directors on January 13, 2004. Our Board of Directors has extended this contract pending the execution of a replacement employment contract.

      Tommy E. Kee, Chief Financial Officer, Treasurer

      Mr. Kee has an eighteen-month contract with our company commencing July 1, 2003 at an annual salary of $120,000. We granted options for 300,000 shares of common stock as an incentive bonus pursuant to an employment contract. The first 100,000 share options tranche vested on July 1, 2003 at an exercise price of $0.10 per share. The remaining options for 200,000 shares of common stock vest as follows: options for 100,000 shares on each of December 31, 2003 and 2004, respectively. All of these options expire five years from vesting. Mr. Kee's employment contract provides for the payment of six months' salary plus medical insurance costs for termination of employment owing to change of control in the Company. We converted these employment contract options to common stock pursuant to a vote of the Board of Directors on January 13, 2004. Our Board of Directors has extended this contract pending the execution of a replacement employment contract.

      Roy D. Toulan, Jr., Vice President, General Counsel and Corporate
Secretary

      Mr. Toulan has a two-year contract with our company commencing January 1, 2003 at an annual salary of $180,000. An incentive bonus of 100,000 common stock shares was granted to Mr. Toulan in January 2003, valued at $0.28 per share. In addition, we granted options for 100,000 shares of common stock as part of the pursuant to an employment contract. These options vested immediately, expire on December 30, 2007 and have an exercise price of $0.40 per share. We also granted options for 200,000 shares of common stock at an exercise price of $0.40 per share, which vest as follows: options for 100,000 shares on each of December 31, 2003 and 2004. Options for 100,000 shares expire on each of December 30, 2008 and 2009, respectively. Mr. Toulan's employment contract provides for the payment of one year's salary plus medical insurance costs for termination of employment owing to change of control in our company. We converted these employment contract options to common stock pursuant to a vote of the Board of Directors on January 13, 2004. Our Board of Directors has extended this contract pending the execution of a replacement employment contract.

Securities authorized for issuance under equity compensation plans

      The equity compensation reported in this section has been and will be issued pursuant to individual compensation contracts and arrangements with employees, directors, consultants, advisors, vendors, suppliers, lenders and service providers. The equity is reported on an aggregate basis as of December 31, 2004. Our security holders have not approved the compensation contracts and arrangements underlying the equity reported.

----------------------------------------------------------------------------------------------------------------------
    Compensation Plan       Number of securities to     Weighted average price of     Number of securities remaining
        Category            be issued upon exercise       outstanding options,          for future issuance under
                           of options, warrants and        warrants and rights          equity compensation plans
                                    rights

----------------------------------------------------------------------------------------------------------------------
Directors (former)                           335,000                          $0.71       0          individual plans
----------------------------------------------------------------------------------------------------------------------
Employees (former)                           591,167                          $0.87       60,000     individual plans
----------------------------------------------------------------------------------------------------------------------
Consultants                                1,460,714                          $0.30       0          individual plans
----------------------------------------------------------------------------------------------------------------------
Lender                                        25,000                          $0.40       0           individual plan
----------------------------------------------------------------------------------------------------------------------
Total                                      2,412,381                          $0.77       60,000
----------------------------------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth the beneficial ownership of our company's common stock as of July 11, 2005, as to


      o each person known to beneficially own more than 5% of the Company's common stock

      o     each of our directors

      o     each executive officer

      o     all directors and officers as a group

The following conditions apply to all of the following tables:

      o except as otherwise noted, the named beneficial owners have direct ownership of the stock and have sole voting and investment power with respect to the shares shown

      o the class listed as "common" includes the shares of common stock underlying the Company's issued convertible preferred stock, options and warrants

Beneficial Owners


--------------------------------------------------------------------------------------------------------------
  Title of                Name and Address of                Amount and                Percent of
   Class                 Beneficial Owner (1)                 Nature of                 Class (2)
                                                             Beneficial
                                                              Ownership

--------------------------------------------------------------------------------------------------------------
Common                 Amro International, SA (3)          10,501,880                9.99%
                       Grossmuenster Platz 26
                       P.O. Box 4401
                       Zurich, Switzerland CH 8022
                       Austinvest Anstalt Balzers
                       Landstrasse 938
                       9494 Furstentums Balzers,
                       Liechtenstein
                       Esquire Trade & Finance Inc.
                       Trident Chambers
                       P.O. Box 146
                       Road Town, Tortola,
                       B.V.I.
--------------------------------------------------------------------------------------------------------------
Common                 The Keshet Fund LP (4)              10,501,880                9.99%
                       Keshet L.P.
                       Nesher Ltd
                       Talbiya B. Invest  ments Ltd.
                       Ragnall House, 18 Peel Road
                       Douglas, Isle of Man
                       1M1 4L2, United Kingdom
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Common                 Alpha Capital                       10,501,880                9.99%
                       Aktiengesellschaft (5)
                       Pradafant 7, Furstentums
                       9490, Vaduz,
                       Liechtenstein
--------------------------------------------------------------------------------------------------------------
Common                 Mid-Am Capital, L.L.C. (5)          10,501,880                9.99%
                       Northpointe Tower
                       10220 North Ambassador Drive
                       Kansas City, MO 64190
--------------------------------------------------------------------------------------------------------------
Common                 Explorer Fund Management, LLC (5)   10,501,880                9.99%
                       444 N. Michigan Ave.
                       Chicago, IL 60611
--------------------------------------------------------------------------------------------------------------
Common                 Longview Fund LP                    10,501,880                9.99%
                       1325 Howard Avenue #422
                       Burlingame, CA 94010
                       Attn:  S. Michael Rudolph
--------------------------------------------------------------------------------------------------------------
Common                 Stonestreet Limited Partnership     10,501,880                9.99%
                       C/o Canaccord Capital Corporation
                       320 Bay Street, Suite 1300
                       Toronto, Ontario M5H 4A6, Canada
--------------------------------------------------------------------------------------------------------------
Common                 Whalehaven Funds Limited            10,501,880                9.99%
                       3rd Floor, 14 Par-Laville Road
                       Hamilton, Bermuda HM08
--------------------------------------------------------------------------------------------------------------
Common                 Dale Reese (6)                      3,305,985                 3.45%
                       125 Kingston Road
                       Media, PA
--------------------------------------------------------------------------------------------------------------
Common                 Longview Equity Fund                10,501,880                9.99%
                       LP(5)
                       1325 Howard Avenue #422
                       Burlingame, CA 94010
--------------------------------------------------------------------------------------------------------------
Common                 Longview International              10,501,880                9.99%
                       Equity Fund LP(5)
                       1325 Howard Avenue #422
                       Burlingame, CA 94010
--------------------------------------------------------------------------------------------------------------
Common                 Gamma Opportunity (5)               10,501,880                9.99%
                       Capital Partners LP
                       British Colonial Centre
                       of Commerce
                       One Bay Street, Suite 401
                       Nassau, The Bahamas
--------------------------------------------------------------------------------------------------------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 11, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 95,577,713 shares of common stock outstanding with respect to the common stock.


(3) Amro International, S.A., Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. share a common investment representative, attorney and subscription agreements for the Series D and Series F convertible preferred stock and are treated as a group for beneficial ownership purposes. This group is contractually limited to a beneficial ownership of our equity not to exceed 9.99%. All of the equity listed consists of convertible preferred and warrants.

(4) The Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd. share a common investment representative, attorney and subscription agreements for the Series G convertible preferred stock and are treated as a group for beneficial ownership purposes. This group is contractually limited to a beneficial ownership of our equity not to exceed 9.99%. All of the equity listed consists of convertible preferred and warrants.

(5) This owner is contractually limited to a beneficial ownership of our equity not to exceed 9.99%. All of the equity listed consists of convertible preferred, convertible debentures and/or warrants.

(6) The beneficial owner has the right to convert 107,440 shares of stock preferred to 107,440 shares of common stock within 60 days.

Management Owners


-------------------------------------------------------------------------------------------------------------
Title of Class             Name and Address                Amount and                 Percent of
                             of Management                  Nature of                  Class (2)
                               Owner (1)                    Ownership

-------------------------------------------------------------------------------------------------------------
Common                    Roy G. Warren                         3,321,764                     3.47%
                          11300 US Highway No.1
                          N. Palm Beach, FL
-------------------------------------------------------------------------------------------------------------
Common                    Paul Downes                             288,000              Less than 1%
                          Tamarind Management Ltd.
                          20579 S. Charlestown
                          Boca Raton, FL
                          33434
-------------------------------------------------------------------------------------------------------------
Common                    Robert Cummings                         565,000              Less than 1%
                          2829 N.E. 44th Street
                          Lighthouse Point,
                          FL 33064
-------------------------------------------------------------------------------------------------------------
Common                    John McCormack                          787,500              Less than 1%
                          8750 South Grant
                          Burridge, IL 60521
-------------------------------------------------------------------------------------------------------------
Common                    Mr. Arthur W.                           452,889              Less than 1%
                          Blanding
                          Janesville, WI
                          53545
-------------------------------------------------------------------------------------------------------------
Common                    Phillip Pearce                          256,000              Less than 1%
                          6624 Glenleaf Court
                          Charlotte, NC 28270
-------------------------------------------------------------------------------------------------------------
Common                    Stanley Hirschman                       369,670              Less than 1%
                          2600 Rutgers Court
                          Plano, Texas 75093
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Common                    Roy D. Toulan, Jr.                    1,015,121                     1.06%
                          VP, General Counsel
                          6 Wheelers Pt. Rd
                          Gloucester, MA
-------------------------------------------------------------------------------------------------------------
Common                    Tommy Kee                               442,385              Less than 1%
                          CFO, Treasurer
                          11300 US Highway 1
                          N. Palm Beach, FL
-------------------------------------------------------------------------------------------------------------
Common                    Executive officers                    7,498,329                     7.84%
                          and directors as a
                          group
-------------------------------------------------------------------------------------------------------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 11, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 95,577,713 shares of common stock outstanding with respect to the common stock.


      There currently are no arrangements that may result in a change of ownership or control.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      In April 2004, we entered into a Subscription Agreement with two accredited investors for the sale of (i) $500,000 in convertible debentures and
(ii) warrants to buy 3,000,000 shares of our common stock. Longview Fund LP purchased a convertible debenture in the amount of $250,000 and warrants to buy 1,500,000 shares of common stock. In June 2004 and October 2004, Longview Fund LP purchased a convertible debenture in the aggregate amount of $200,000 and received an warrants to purchase an aggregate of 2,050,000 shares of common stock. Phillip Pearce, a director of our company and Stanley Hirschman, our Chairman, serve on the Board of Directors of Redwood Grove Capital Management, LLC, which has a management agreement with Longview Fund LP. In addition, Mr. Pearce and Mr. Hirschman each own .05% of the outstanding membership interest of Redwood Grove Capital Management, LLC.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK


      We are authorized to issue up to 300,000,000 shares of Common Stock, par value $.001. As of July 11, 2005, there were 95,577,713 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


      We have engaged American Stock Transfer & Trust Company located at 59 Maiden Lane, Plaza Level, New York, NY 10038, as independent transfer agent or registrar.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


----------------------------------------------------------------------------------------------------------------------
                      Total
                      Shares of
                      Common
                      Stock        Total
                      issuable     Percentage  Shares of
                      Upon         of Common   Common Stock      Beneficial        Percentage              Percentage
                      Conversion   Stock,      Included in       Ownership         of Common   Beneficial  of Common
                      of           Assuming    Prospectus (1)    Included in       Stock       Ownership   Stock
                      Debentures   Full                          Prospectus **     Owned       After the   Owned
                      and/or       Conversion                                      Before      Offering(3) After
Name(2)               Warrants                                                     Offering                Offering
                                                                                                           (3)
----------------------------------------------------------------------------------------------------------------------
Alpha Capital         8,100,000     8.26%      Up to 8,600,000   10,501,880        8.26%       --          --
Aktiengesellschaft                             shares of
(4)                                            common stock
----------------------------------------------------------------------------------------------------------------------
Longview Fund LP(5)   10,700,000   10.70%      Up to             10,501,880        9.99%       --          --
                                               11,450,000
                                               shares of
                                               common stock
----------------------------------------------------------------------------------------------------------------------
Longview Equity       12,300,000   13.80%      Up to             10,501,880        9.99%       --          --
Fund, LP(6)                                    15,300,000
                                               shares of
                                               common stock
----------------------------------------------------------------------------------------------------------------------
Longview              4,100,000    5.07%       Up to 5,100,000   5,100,000         5.07%       --          --
International                                  shares of
Equity Fund, LP(7)                             common stock
----------------------------------------------------------------------------------------------------------------------
Whalehaven Capital    5,860,000    6.42%       Up to 6,560,000   5,860,000         6.42%       --          --
Fund Limited(8)                                shares of
                                               common stock
----------------------------------------------------------------------------------------------------------------------
Libra Finance,        1,333,333    --          Up to 1,427,083   --                ***         --          --
S.A(9)                                         shares of
                                               common stock
----------------------------------------------------------------------------------------------------------------------
Arthur W. Blanding    --           --          250,000 shares    250,000           ***         202,889     ***
(10)                                           of common stock
----------------------------------------------------------------------------------------------------------------------
Stonestreet Limited   2,000,000    1.04%       Up to 1,000,000   1,000,000         1.04%       --          --
Partnership (11)                               shares of
                                               common stock
----------------------------------------------------------------------------------------------------------------------
Osher Capital Inc.    2,460,000    3.10%       Up to 3,060,000   3,060,000         3.10%       --          --
(12)                                           shares of
                                               common stock
----------------------------------------------------------------------------------------------------------------------
Ellis International   1,640,000    2.09%       Up to 2,040,000   2,040,000         2.09%       --          --
Ltd. (13)                                      shares of
                                               common stock
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Gem Funding LLC (14)  60,000       ***         60,000 shares     60,000            ***         --          --
                                               of common stock
----------------------------------------------------------------------------------------------------------------------
Tradersbloom          666,667      --          Up to 666,667     --                ***         --          --
Limited (15)                                   shares of
                                               common stock
----------------------------------------------------------------------------------------------------------------------


* This column represents an estimated number based on a conversion price as of a July 11, 2005 of $.10 with respect to the convertible debentures issued in June 2004, $.125 with respect to the convertible debentures issued in January 2005 and $.20 with respect to the convertible debentures issued in April 2005, divided into the principal amount.


** These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 9.99% limitation.

***Less than one percent.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.9% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.


(2) Seymour Braun has investment authority and voting power over all securities, including the shares of common stock underlying any convertible debenture, convertible preferred stock and warrants held by Libra Finance, S.A. Among other investment activities, Libra advises investors on financially assisting small companies in need of capital. Longview Fund LP is a California limited partnership managed by Viking Asset Management, LLC. Peter T. Benz, Chairman of Viking Asset Management, LLC. may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Longview Equity Fund LP is a limited partnership managed by Redwood Grove Capital Management, LLC. Wayne H. Coleson, CEO of Redwood Grove Capital Management, LLC may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Longview International Equity Fund LP is a limited partnership managed by Redwood Grove Capital Management, LLC. Wayne H. Coleson, CEO of Redwood Grove Capital Management, LLC may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Alpha Capital Aktiengesellschaft is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman. Mr. Konrad Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard and Mr. Michael Finkelstein. Ms. Libby Leonard and Mr. Michael Finkelstein may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares. Whalehaven Funds Limited is a professional hedge fund incorporated in Bermuda. The control persons are Evan Schemenauer, Arthur Jones, and Jennifer Kelly, directors. Gem Funding LLC is a Limited Liability Company, and Cory Weisblum, President may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Yisroel Kluger may be deemed the control person of the shares owned by Osher Capital Inc., with final voting power and investment control over such shares. The board of directors of Tradersbloom Limted, consisting of David Sims and Arlene DeCastro may be deemed the control persons of the shares owned by Tradersbloom Limited, with final voting power and investment control over such shares. Wilhelm Ungar may be deemed the control person of the shares owned by Ellis International Ltd. with final voting power and investment control over such shares.

(3) Assumes that all securities registered will be sold.

(4) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 100,000 shares of common stock received as part of a due diligence fee in connection with the January 2005 financing, (ii) 1,250,000 shares of common stock issuable upon conversion of convertible debentures issued in June 2004,
(iii) 3,000,000 shares of common stock issuable upon conversion of convertible debentures issued in January 2005, (iv) 2,250,000 shares of common stock issuable upon conversion of convertible debentures issued in April 2005 and (v) warrants to purchase 2,000,000 shares of common stock issued in January 2005.

(5) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 200,000 shares of common stock received as part of a due diligence fee in connection with the January 2005 financing, (ii) 1,250,000 shares of common stock issuable upon conversion of convertible debentures issued in June 2004,
(iii) 6,000,000 shares of common stock issuable upon conversion of convertible debentures issued in January 2005, and (iv) warrants to purchase 4,000,000 shares of common stock issued in January 2005.

(6) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 300,000 shares of common stock received as part of a due diligence fee in connection with the January 2005 financing, (ii) 9,000,000 shares of common stock issuable upon conversion of convertible debentures issued in January 2005, and (iii) warrants to purchase 6,000,000 shares of common stock issued in January 2005.

(7) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 100,000 shares of common stock received as part of a due diligence fee in connection with the January 2005 financing, (ii) 3,000,000 shares of common stock issuable upon conversion of convertible debentures issued in January 2005, and (iii) warrants to purchase 2,000,000 shares of common stock issued in January 2005.

(8) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 60,000 shares of common stock received as part of a due diligence fee in connection with the January 2005 financing, (ii) 500,000 shares of common stock issuable upon conversion of convertible debentures issued in June 2004, (iii) 3,600,000 shares of common stock issuable upon conversion of convertible debentures issued in January 2005, and (iv) warrants to purchase 2,400,000 shares of common stock issued in January 2005.

(9) Total shares being registered represents 93,750 shares of common stock received as a finder's fee in connection with our April 2005 private placement and warrants to purchase 1,333,333 shares of common stock issued in June 2002.

(10) Total shares being registered represents 250,000 shares of common stock purchase in October 2004.

(11) Total shares being registered includes 1,000,000 shares of common stock issuable upon conversion of convertible debentures issued in June 2004

(12) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 60,000 shares of common stock received as part of a due diligence fee in connection with the January 2005 financing, (ii) 1,800,000 shares of common stock issuable upon conversion of convertible debentures issued in January 2005, and (iii) warrants to purchase 1,200,000 shares of common stock issued in January 2005.

(13) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 40,000 shares of common stock received as part of a due diligence fee in connection with the January 2005 financing, (ii) 1,200,000 shares of common stock issuable upon conversion of convertible debentures issued in January 2005, and (iii) warrants to purchase 800,000 shares of common stock issued in January 2005.

(14) 60,000 shares of common stock that were assigned to Gem Funding LLC by Whalehaven Capital Fund Limited, which received such shares as part of a due diligence fee in connection with the January 2005 private placement.

(15) Total shares being registered represents warrants to purchase 666,667 shares of common stock issued in June 2002.

Terms of Financings

      June 2002

      On June 17, 2002, we issued 30,000 shares of its Series I convertible and 8% cumulative and redeemable preferred stock and warrants for 2,000,000 shares of common stock at $0.50 per share, exercisable three years from issue, to two sophisticated and accredited investors, pursuant to Rule 506, Regulation D and
Section 4(2) of the Securities Act of 1933. In connection therewith, we issued common stock purchase warrants to purchase 1,333,333 shares of common stock to Libra Finance, S.A. and common stock purchase warrants to purchase 666,667 shares of common stock to Tradersbloom Limited as a finder's fee.

      This prospectus relates to the resale of the shares of common stock underlying these warrants issued to Libra Finance, S.A. and Tradersbloom Limited as a finder's fee.

      June 2004


      In June 2004, we entered into a Subscription Agreement with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $800,000 and five-year "A" warrants for the purchase of, in the aggregate, 3,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 8,000,000 shares of common stock, at $2.00 per share. In consideration for the investors providing us with additional financing in the aggregate amount of $550,000 in October 2004, we subsequently amended the exercise price to $.15 for the "A" warrants and to $.125 for the "B" warrants issued to Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership. The notes are convertible into shares of common stock of the Company at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment.


      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock underlying these convertible debentures.

      October 2004

      In October 2004, we entered into a Subscription Agreement with Arthur W. Blanding, a director of our company. Pursuant to such Subscription Agreement, we issued and sold Mr. Blanding 250,000 shares of common stock at a per share price of $.12 for aggregate consideration of $30,000.

      This prospectus relates to the resale of the shares of common stock issued and sold to Mr. Blading.

      January 2005

      On January 31, 2005, we closed a funding transaction with Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital Aktiengesellschaft and Whalehaven Funds Limited (collectively, the "January 2005 Investors"), five institutional accredited investors, for the issuance and sale to the January 2005 Investors of up to $2,300,000 of principal amount of convertible notes convertible into shares of our common stock, and common stock purchase warrants to purchase 18,400,000 shares of common stock. In April 2005, Alpha Capital Aktiengesellschaft assigned its right to participate in the second closing to Ellis International Ltd. and Osher Capital Group. The exercise price for the common stock purchase warrants is $0.129. Pursuant to the Subscription Agreement as modified, $1,150,000 of the purchase price was paid on the initial closing date, $500,000 of the purchase price was paid in May 2005 and $650,000 of the purchase price will be payable within five business days after the actual effectiveness of this registration statement.

      The notes have a maturity date two years from closing, have an interest rate of 4% and are payable in 12 equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which can be paid in cash at 103% of the monthly installment, or common stock, or a combination of both. The notes are convertible into shares of our common stock at $0.125 per common share. However, in the event that the average of the five lowest closing bid prices of our common stock for the 20 consecutive trading days immediately preceding the conversion date is less than $0.144 or certain volume criteria are not satisfied, then the conversion price shall be 80% of the average of the five lowest closing bid prices of our common stock for the 20 trading days immediately preceding the conversion date.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock underlying these convertible debentures and warrants.

      April 2005

      On April 21, 2005, we closed a funding transaction with Alpha Capital Aktiengesellschaft ("Alpha") for the issuance of a 10% convertible note in the amount of $300,000. The convertible note has an October 31, 2005 maturity date and is payable in five equal monthly installments, commencing June 1, 2005. The installment payments consist of principal (equal to 1/5th of the initial principal amount) plus accrued interest. We can elect to pay the installments in cash or common stock valued at the average closing price of our common stock during the five trading days immediately preceding the relevant installment due date. We have the right to prepay the convertible note by paying to Alpha cash equal to 120% of the principal to be prepaid plus accrued interest. Prior to the installment date becoming due, Alpha may elect to convert the convertible note into shares of common stock of our company at $0.20 per common share.

      Alpha contractually agreed to restrict its ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock underlying the convertible debenture.

Sample Conversion Calculation

      The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal of the debenture to be converted and interest, if any, by the conversion price. For example, assuming conversion of $400,000 of debentures issued in November 2003 on March 4, 2005, a conversion price of $0.05 per share, the number of shares issuable upon conversion would be:

$400,000/$.125 = 3,200,000 shares

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Lazar Levine & Felix LLP , Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and 2003 and for the year then ended that appears in the prospectus.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Bravo! Foods International Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                              FINANCIAL STATEMENTS

For the Years Ended December 31, 2004 and December 31, 2003

         Consolidated Balance Sheets                                        F-1
         Consolidated Statements of Operations                              F-3
         Consolidated Statements of Cash Flow                               F-4
         Notes to Consolidated Financial Statements                         F-5

         Report of Independent Registered Public Accounting Firm            F-10
         Consolidated Balance Sheets                                        F-11
         Consolidated Statements of Operations                              F-13
         Consolidated Statement of Capital Deficit                          F-14
         Consolidated Statements of Cash Flow                               F-15
         Notes to Consolidated Financial Statements                         F-16

                BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                    December 31,       March 31,
                                                        2004             2005
                                                    ------------       ---------
                                                                      (unaudited)
Assets

Current assets:
  Cash and cash equivalents                         $    113,888     $    117,559
  Accounts receivable                                     51,968           35,124
  Inventories                                             11,656            4,675
  Prepaid expenses                                       551,510          740,213
                                                    ------------     ------------

      Total current assets                               729,022          897,571
Furniture and equipment, net                             111,206          114,643
License rights, net of accumulated amortization           67,301          231,045
Trademarks, net                                           10,249            9,945
Deferred product development costs                       162,169          174,755
Deposits                                                  13,900           13,900
                                                    ------------     ------------

Total assets                                        $  1,093,847     $  1,441,859
                                                    ============     ============

Liabilities and Capital Deficit

Current liabilities:
  Note payable to International Paper               $    187,743     $    187,743
  Note payable to Alpha Capital                          217,954          277,796
  Note payable to Mid-Am Capital LLC                     111,262          112,480
  Note payable to Libra Finance                           40,106           42,709
  Note payable to Longview                                54,086          177,632
  Note payable to Stonestreet                             47,014           62,257
  Note payable to Whalehaven                              17,082           55,335
  Note payable to Bi-Coastal                              13,649           15,628
  Note payable to Gem Funding                              8,231           10,209
  Note payable to Warner Brothers                        147,115          147,115
  Note payable to Gamma Capital                           59,678                -
  Note payable to Momona Capital                          25,885           36,979
  Note payable to Ellis International                     25,885           36,979
  Accounts payable                                     1,763,339        2,026,994
  Accrued liabilities                                    375,962          480,186
                                                    ------------     ------------

      Total current liabilities                        3,094,991        3,670,042
Dividends payable                                        928,379        1,023,439
Other notes payable                                      100,171          118,831
                                                    ------------     ------------

Total liabilities                                      4,123,541        4,812,312
                                                    ------------     ------------

              BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                                                    December 31,       March 31,
                                                        2004             2005
                                                    ------------       ---------
                                                                      (unaudited)

Commitments and contingencies

Capital Deficit (Note 2):
Series B convertible, 9% cumulative, and redeemable
 preferred stock, stated value $1.00 per share,
 1,260,000 shares authorized, 107,440 shares issued
 and outstanding, redeemable at $107,440                 107,440          107,440
Series F convertible and redeemable preferred stock,
 stated value $10.00 per share, 55,515 shares
 issued and outstanding                                  512,740          512,740
Series H convertible, 7% cumulative and redeemable
 preferred stock, stated value $10.00 per share,
 165,500 shares issued and outstanding                   895,591          895,591
Series I convertible, 8% cumulative and redeemable
 preferred stock, stated value $10.00 per share,
 30,000 shares issued and outstanding                     72,192           72,192
Series J convertible, 8% cumulative and redeemable
 preferred stock, stated value $10.00 per share,
 200,000 shares issued and outstanding                 1,854,279        1,854,279
Series K convertible, 8% cumulative and redeemable
 preferred stock, stated value $10.00 per share,
 95,000 shares issued and outstanding                    950,000          950,000
Common stock, par value $0.001 per share,
 300,000,000 shares authorized, 57,793,501 and
 61,481,295 shares issued and outstanding                 57,794           61,481
Additional paid-in capital                            26,257,299       27,253,377
Accumulated deficit                                  (33,737,029)     (35,069,337)
Translation adjustment                                         -           (8,216)
                                                    ------------     ------------

Total capital deficit                                 (3,029,694)      (3,370,453)
                                                    ------------     ------------
Total liabilities and capital deficit               $  1,093,847     $  1,441,859
                                                    ============     ============

See accompanying notes.

                BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Three Months Ended March 31,
                                                       2004             2005
                                                    -----------      -----------
                                                    (unaudited)      (unaudited)

Revenue - unit sales                               $   367,458      $   864,420
Revenue - gross kit sales                               70,748           33,350
                                                   -----------      -----------
Total revenue                                          438,206          897,770
Cost of sales                                         (330,121)        (677,663)
                                                   -----------      -----------
Gross margin                                           108,085          220,107
Selling expenses                                       253,038          623,452
Product development                                      3,645           63,591
General and administrative expense                     700,966          653,247
                                                   -----------      -----------
Loss from operations                                  (849,564)      (1,120,183)
Other income (expense)
  Interest expense, net                                 31,685          117,065
Loss before income taxes                              (881,249)      (1,237,248)
Provision for income taxes                                   -                -
Net loss                                              (881,249)      (1,237,248)

Dividends accrued for Series B preferred stock          (2,411)          (2,384)
Dividends accrued for Series G preferred stock         (10,864)               -

Dividends accrued for Series H preferred stock         (28,883)         (28,566)
Dividends accrued for Series I preferred stock          (5,984)          (5,918)
Dividends accrued for Series J preferred stock         (39,890)         (39,452)
Dividends accrued for Series K preferred stock          (5,436)         (18,740)
                                                   -----------      -----------

Net loss applicable to common shareholders         $  (974,717)     $(1,332,308)
                                                   ===========      ===========

Weighted average number of common shares
 outstanding                                        31,001,544       59,618,018
                                                   ===========      ===========
Basic and diluted loss per share                   $     (0.03)     $     (0.02)
                                                   ===========      ===========
Comprehensive loss and its components
 consist of the following:
Net loss                                           $  (881,249)     $(1,237,248)
Foreign currency translation adjustment                      -           (8,216)
                                                   -----------      -----------
Comprehensive loss                                 $  (881,249)     $(1,245,464)
                                                   ===========      ===========

See accompanying notes.

                BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   Three Months Ended March 31,
                                                       2004             2005
                                                    -----------      -----------
                                                    (unaudited)      (unaudited)

Cash flows from operating activities:
  Net loss                                         $  (881,249)     $(1,237,248)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Depreciation and amortization                       59,100          100,726
    Stock issuance for compensation, finders'
     fee and due diligence fees                         90,000           57,500
Increase (decrease) from changes in:
      Accounts receivable                                5,877           16,844
      Inventories                                      (10,000)           6,981
      Prepaid expenses                                (242,762)        (188,703)
      Accounts payable and accrued expenses            409,736          412,704
      Deferred product development costs              (202,952)        (268,564)
                                                   -----------      -----------
Net cash used in operating activities                 (772,250)      (1,099,760)
                                                   -----------      -----------

Cash flows from investing activities:
  Purchase of equipment                                 (1,133)         (11,625)
                                                   -----------      -----------
Net cash used in investing activities                   (1,133)         (11,625)
                                                   -----------      -----------

Cash flows from financing activities:
  Proceeds of Series K preferred stock                 800,000                -
  Convertible notes payable                                  -        1,150,000
  Registration costs for financing                           -          (26,728)
                                                   -----------      -----------

Net cash provided by financing activities              800,000        1,123,272
                                                   -----------      -----------

Effect of changes in exchange rates on cash                  -           (8,216)
                                                   -----------      -----------
Net (decrease) in cash and cash equivalents             26,617            3,671
Cash and cash equivalents, beginning of period          58,859          113,888
                                                   -----------      -----------
Cash and cash equivalents, end of period           $    85,476      $   117,559
                                                   ===========      ===========

See accompanying notes.

                BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                    (UNAUDITED)

Note 1 -Interim Periods

The accompanying unaudited consolidated financial statements include the accounts of Bravo! Foods International, Corp. and its wholly owned subsidiary Bravo! Brands (UK) Ltd. (the "Company"). The Company is engaged in the sale of flavored milk products and flavor ingredients in the United States, Mexico and nine countries in the Middle East, and is establishing infrastructures to conduct business in Canada and the United Kingdom.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10QSB and Article 10 of Regulation S-X. All significant inter-company accounts and transactions have been eliminated in consolidation. The consolidated financial statements are presented in U.S. dollars. Accordingly, the accompanying financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the period ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report for the year ended December 31, 2004 .

As shown in the accompanying consolidated financial statements, the Company has suffered operating losses and negative cash flow from operations since inception and has an accumulated deficit of $35,069,337, a capital deficit of $3,370,453, negative working capital of $2,772,471 and is delinquent on certain of its debts at March 31, 2005. Further, the Company's auditors stated in their report on the Company's Consolidated Financial Statements for the year ended December 31, 2004, that these conditions raise substantial doubt about the Company's ability to continue as a going concern. Management plans to increase gross profit margins in its U.S. business, grow its international business, obtain additional financing and is in the process of repositioning its products with the continued launch of four product lines and the initiation of an additional two new lines. While there is no assurance that funding will be available or that the Company will be able to improve its profit margins, the Company is continuing to actively seek equity and/or debt financing and has raised $2,300,000 in the three months ending March 31, 2005, with half invested in January 2005 and the balance anticipated in the second quarter. No assurances can be given that the Company will be successful in carrying out its plans. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Revenue Recognition

The Company recognizes revenue in the United States at the gross amount of its invoices for the sale of finished product to wholesale buyers. Commencing with the first quarter 2004, the Company no longer uses the sale of "kits" as a revenue event in the United States. Rather,

                BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

the Company takes title to its branded flavored milks when they are shipped by the Company's third party processors and recognize as revenue the gross wholesale price charged to the Company's wholesale customers. Expenses for slotting fees and certain promotions are treated as a reduction of reported revenue. The Company determines gross margin by deducting from the reported wholesale price the cost charged by the Company's third party processors to produce the branded milk products. The sale of "kits" will remain as the revenue model for the Company's international business, with the exception of the United Kingdom and Canada, where the domestic business model will be implemented.

The Company recognizes revenue for its international business at the gross amount of its invoices for the sale of flavor ingredients and production rights (collectively referred to as "kits") at the time of shipment of flavor ingredients to processor dairies with whom the Company has production contracts for extended shelf life and aseptic long life milk. This recognition is based upon the Company's role as the principal in these transactions, its discretion in establishing kit prices (including the price of flavor ingredients and production right fees), its development and refinement of flavors and flavor modifications, its discretion in supplier selection and its credit risk to pay for ingredients if processors do not pay ingredient suppliers. The revenue generated by the production contracts under this model is allocated for the processors' purchase of flavor ingredients and fees charged by the Company to the processors for production rights. The Company formulates the price of production rights to cover its royalties under intellectual property licenses, which varies by licensor as a percentage of the total cost of a kit sold to the processor dairy under the production agreement. The Company recognizes revenue on the gross amount of "kit" invoices to the dairy processors and simultaneously records as cost of goods sold the cost of flavor ingredients paid by the processor dairies to ingredients suppliers. The recognition of revenue generated from the sale of production rights associated with the flavor ingredients is complete upon shipment of the ingredients to the processor, given the short utilization cycle of the ingredients shipped. The criteria to meet this guideline are: 1) persuasive evidence that an arrangement exists, 2) delivery has occurred or services have been rendered, 3) the price to the buyer is fixed or determinable and 4) collectibility is reasonably assured.

The Company follows the final consensus reached by the Emerging Issues Task Force (EITF) 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". In certain circumstances in its U.S. business, the Company is required to pay slotting fees, give promotional discounts or make marketing allowances in order to secure wholesale customers. These payments, discounts and allowances reduce the Company's reported revenue in accordance with the guidelines set forth in EITF 01-9 and SEC Staff Accounting Bulletin No. 104. Pursuant to EITF 99-19, international sales of kits made directly to customers by the Company are reflected in the statements of operations on a gross basis, whereby the total amount billed to the customer is recognized as revenue.

Stock-based Compensation

The Company has adopted the intrinsic value method of accounting for employee stock options as permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-

                BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

based Compensation" (SFAS No. 123) and discloses the pro forma effect on net loss and loss per share as if the fair value based method had been applied. For equity instruments, including stock options issued to non- employees, the fair value of the equity instruments or the fair value of the consideration received, whichever is more readily determinable, is used to determine the value of services or goods received and the corresponding charge to operations.

The Company did not issue stock options or other equity to its employees and management during the three months ending March 31, 2005.

Note 2 - Transactions in Capital Deficit

On January 18, 2005, we converted $35,931 of our April 2004 Convertible Promissory Note into 500,000 shares of common stock pursuant to a January 14, 2005 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion included $14,068 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

On January 19, 2005, we converted $64,068 of our April 2004 Convertible Promissory Note into 641,387 shares of common stock pursuant to a January 19, 2005 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion included $70 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

On January 31, 2005, we closed a funding transaction with Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital Aktiengesellschaft and Whalehaven Funds Limited, five institutional accredited investors, for the issuance and sale to the Subscribers of up to $2,300,000 of principal amount of promissory notes convertible into shares of our common stock, and Warrants to purchase shares of common stock at 100% coverage of the common stock issuable in accordance with the principal amount of the notes. One Million One Hundred Fifty Thousand Dollars ($1,150,000) of the purchase price was paid on the initial closing date, and One Million One Hundred Fifty Thousand Dollars ($1,150,000) of the purchase price will be payable within five (5) business days after the actual effectiveness of an SB-2 Registration Statement as defined in the Subscription Agreement. The initial closing notes were at prime plus 4% interest in the aggregate amount of $1,150,000, plus five- year Warrants for the purchase of, in the aggregate, 9,200,000 shares of common stock, at the lesser of (i) $0.16, or (ii) 101% of the closing bid price of the Common Stock as reported by Bloomberg L.P. for the OTC Bulletin Board for the trading day preceding the Closing Date. The notes are convertible into shares of our common stock at $0.125 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes have a maturity date two years from closing and are payable in twelve equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which, subject to certain conditions

                BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

concerning trading volume and price, can be paid in cash at 103% of the monthly installment, or common stock or a combination of both. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors, or a change in the present CEO. In connection with this transaction, we issued restricted common stock in the aggregate amount of 460,000 shares plus the aggregate cash amount of $57,500 for due diligence fees to the investors in this transaction.

On February 14, 2005, we converted $41,666 of our June 2004 Convertible Promissory Note into 430,327 shares of restricted common stock pursuant to a February 9, 2005 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.15. The conversion included $22,882 of accrued and unpaid interest on the converted amount. We issued the Convertible Promissory Note and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. The underlying common stock is registered pursuant to a Form SB-2 registration statement declared effective April 18, 2005.

On February 16, 2005, we converted $25,000 of our November 2003 Convertible Promissory Note into 549,340 shares of common stock pursuant to a February 15, 2005 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion included $2,467 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on August 3, 2004.

On March 23, 2005, we converted $50,000 of our November 2003 Convertible Promissory Note into 1,106,740 shares of common stock pursuant to a March 22, 2005 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion included $5,337 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on August 3, 2004.

Note 3 - Business Segment and Geographic Information

The Company operates principally in the single serve flavored milk industry segment, under two distinct business models. In the United States, the Company is responsible for the sale of finished Slammers(R) flavored milk (referred to as "unit sales") to retail outlets. For these unit sales, the Company recognizes as revenue the invoiced wholesale prices that the Company charges to the retail outlets that purchase the Slammers(R) flavored milks. In countries other than the United States, the Company's revenue is generated by the sale of kits to dairy processors. Each kit consists of flavor ingredients for the Company's Slammers(R) flavored milks and production rights to manufacture and sell the milks. In line with the Company's revenue recognition policies, the Company recognizes the full invoiced kit price as revenue and credits the processor dairies. The Company currently sells kits to SADAFCO, a third party dairy processor located in Saudi Arabia, for distribution to nine Middle Eastern countries, and Neolac, a third party dairy processor located in Mexico.

                BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 4 - Subsequent Events

On April 14, 2005 and April 18, 2005, we issued 750,000 and 250,000 shares, respectively, of our common stock to Geoffrey Eiten, for services rendered for strategic business planning. These shares were part of 1,500,000 shares of the Company's common stock registered under a Form S-8 registration statement filed December 23, 2004.

On April 21, 2005, we closed a funding transaction with Alpha Capital Aktiengesellschaft for the issuance of a convertible 10% note in the aggregate amount of $300,000. The promissory note is convertible into shares of common stock of the Company at $0.20 per common share. Conversions are limited to a maximum ownership of 9.99% of the Company's common stock at any one time. The note has an October 31, 2005 maturity and is payable in five equal monthly installments, commencing June 1, 2005. The installment payments consist of principal (equal to 1/5th of the initial principal amount) plus accrued interest. Installments can be paid in cash or common stock valued at the average closing price of the Company's common stock during the five trading days immediately preceding the relevant installment due date. The Company has repriced Class B Warrants issued on June 30, 2004 from $2.00 per share to $0.125 per share, and issued restricted common stock in the aggregate amount of 93,750 shares for finder's fees to a third-party to facilitate this transaction. The Company has the right to prepay the promissory note by paying to the holder cash equal to 120% of the principal to be prepaid plus accrued interest. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors, or a change in the present CEO of the Company. The common stock underlying the note and the finder's fee common stock have "piggy back" registration rights. We issued the convertible note and finder's fee common stock to accredited investors, pursuant to a Regulation D offering.

On April 22, 2005, we converted $15,000 of our December 2004 Convertible Promissory Note into 154,930 shares of common stock pursuant to an April 19, 2005 notice of conversion from Momona Capital Corp., at a fixed conversion price of $0.10 per share. The conversion included $493 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on April 18, 2005.

On April 23, 2005, we converted $20,000 of our December 2004 Convertible Promissory Note into 200,000 shares of common stock pursuant to an April 22, 2005 notice of conversion from Ellis International Ltd. Inc., at a fixed conversion price of $0.10 per share. The conversion did not include interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on April 18, 2005.

On April 29, 2005, we converted $15,000 of our December 2004 Convertible Promissory Note into 155,137 shares of common stock pursuant to an April 27, 2005 notice of conversion from Momona Capital Corp., at a fixed conversion price of $0.10 per share. The conversion included $514 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on April 18, 2005.

On April 29, 2005, we converted $20,000 of our December 2004 Convertible Promissory Note into 300,000 shares of common stock pursuant to an April 28, 2005 notice of conversion from Ellis International Ltd. Inc., at a fixed conversion price of $0.10 per share. The conversion did not include interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on April 18, 2005.

On April 29, 2005, we converted $10,000 of our December 2004 Convertible Promissory Note into 103,479 shares of common stock pursuant to an April 29, 2005 notice of conversion from Momona Capital Corp., at a fixed conversion price of $0.10 per share. The conversion included $347 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on April 18, 2005.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders
Bravo! Foods International Corp.
North Palm Beach, Florida


We have audited the accompanying consolidated balance sheets of Bravo! Foods International Corp. as of December 31, 2003 and 2004 and the related statements of operations and comprehensive loss, shareholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bravo! Foods International Corp. as of December 31, 2003 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred a net loss of $3,799,926 for the year ended December 31, 2004 and as of that date had a working capital deficiency of $2,365,969 and a shareholders' deficit of $3,029,694. The Company is also delinquent in payment of certain debts. These conditions raise substantial doubt about their ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Management's actions in regard to these matters are more fully described in Note 1.


/s/LAZAR LEVINE & FELIX LLP

New York, New York
March 4, 2005

                        BRAVO! FOODS INTERNATIONAL CORP.

                           CONSOLIDATED BALANCE SHEETS

                                                                                       December 31,
                                                                               ----------------------------
                                                                                  2003            2004
                                                                               ------------    ------------
Assets

Current assets:
   Cash and cash equivalents                                                   $     58,859    $    113,888
   Accounts receivable, net                                                          25,921          51,968
   Other receivables                                                                  6,331              --
   Inventories                                                                       54,995          11,656
   Prepaid expenses                                                                 201,617         551,510
                                                                               ------------    ------------

     Total current assets                                                           347,723         729,022

Furniture and equipment, net                                                         68,623         111,206
License rights, net of accumulated amortization                                      24,065          67,301
Trademarks, net                                                                          --          10,249
Deferred product development costs                                                   41,711         162,169
Deposits                                                                             10,736          13,900
                                                                               ------------    ------------

Total assets                                                                   $    492,858    $  1,093,847
                                                                               ============    ============

Liabilities and Capital Deficit

Current liabilities:
   Note payable to International Paper                                         $    187,743    $    187,743
   Notes payable to Alpha Capital                                                   100,000         217,954
   Notes payable to Mid-Am Capital LLC                                              150,000         111,262
   Notes Payable to Libra Finance                                                        --          40,106
   Notes Payable to Longview                                                             --          54,086
   Notes Payable to Stonestreet                                                          --          47,014
   Notes Payable to Whalehaven                                                           --          17,082
   Notes Payable to Bi-Coastal                                                           --          13,649
   Notes Payable to Gem Funding                                                          --           8,231
   License fee payable to Warner Brothers                                           147,115         147,115
   Note Payable to Gamma                                                                 --          59,678
   Note Payable to Momona                                                                --          25,885
   Note Payable to Ellis                                                                 --          25,885
   Accounts payable                                                               2,123,705       1,763,339
   Accrued liabilities                                                              610,665         375,962
                                                                               ------------    ------------

               Total current liabilities                                          3,319,228       3,094,991

Dividends payable                                                                   582,823         928,379
Other notes payable                                                                 310,098         100,171

                                                                               ------------    ------------
Total liabilities                                                                 4,212,149       4,123,541
                                                                               ------------    ------------

Commitments and contingencies

Capital Deficit:
Series B convertible, 9% cumulative, and redeemable preferred stock, stated
   value $1.00 per share, 1,260,000 shares authorized, 107,440 shares issued
   and outstanding, redeemable at $107,440                                          107,440         107,440
Series F convertible and redeemable preferred stock, stated value
   $10.00 per share, 130,515 and 55,515 shares issued and outstanding             1,205,444         512,740
Series G convertible, 8% cumulative and redeemable preferred stock, stated
   value $10.00 per share, 58,810 shares issued and outstanding in 2003             520,604              --
Series H convertible, 7% cumulative and redeemable preferred stock, stated
   value $10.00 per share, 165,500 shares issued and outstanding                    895,591         895,591
Series I convertible, 8% cumulative and redeemable preferred stock, stated
   value $10.00 per share, 30,000 shares issued and outstanding                      72,192          72,192
Series J convertible, 8% cumulative and redeemable preferred stock, stated
   value $10.00 per share, 200,000 shares issued and outstanding                  1,854,279       1,854,279
Series K convertible, 8% cumulative and redeemable preferred stock, stated
   value $10.00 per share,  95,000 shares issued and  outstanding                        --         950,000
Common stock, par value $0.001 per share, 300,000,000 shares  authorized,
   28,047,542 and 57,793,501 shares issued and outstanding                           28,045          57,791
Additional paid-in capital                                                       21,144,896      26,257,302
Accumulated deficit                                                             (29,548,471)    (33,737,029)
Accumulated other comprehensive loss - translation adjustment                           689              --
                                                                               ------------    ------------

Total capital deficit                                                            (3,719,291)     (3,029,694)
                                                                               ------------    ------------

Total liabilities and capital deficit                                          $    492,858    $  1,093,847
                                                                               ============    ============

                             See accompanying notes

                        BRAVO! FOODS INTERNATIONAL CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS

                                                                     Years ended December 31,
                                                                  ----------------------------
                                                                      2003            2004
                                                                  ------------    ------------
Revenue - unit sales                                              $    356,985    $  2,726,702
Revenue - net kit sales                                                  2,737              --
Revenue - gross kit sales                                              840,420         617,997
                                                                  ------------    ------------
Total revenue                                                        1,200,142       3,344,699
Cost of sales                                                         (192,498)     (2,374,805)
                                                                  ------------    ------------
Gross margin                                                         1,007,644         969,894
Selling expense                                                      1,739,850       1,804,617
Product development                                                      5,570          85,671
General and administrative expense                                   2,249,678       2,639,085
                                                                  ------------    ------------
Loss from operations                                                (2,987,454)     (3,559,479)
Other income (expense):
     Interest expense, net                                              29,533         240,447
                                                                  ------------    ------------
Loss before income taxes                                            (3,016,987)     (3,799,926)
Provision for income taxes                                                  --              --
                                                                  ------------    ------------
Net loss                                                            (3,016,987)     (3,799,926)

Dividends accrued for Series B preferred stock                          (9,669)         (9,696)
Dividends accrued for Series G preferred stock                         (46,457)        (15,633)
Dividends accrued for Series H preferred stock                        (120,818)       (116,168)
Dividends accrued for Series I preferred stock                         (24,000)        (24,066)
Dividends accrued for Series J preferred stock                        (138,960)       (160,438)
Dividends accrued for Series K preferred stock                              --         (62,631)
Deemed dividend on Series J preferred stock                           (367,211)             --
Deemed dividend on Series F preferred stock                           (195,353)             --
                                                                  ------------    ------------
Net loss applicable to common shareholders                        $ (3,919,455)   $ (4,188,558)
                                                                  ============    ============

Weighted average number of common shares outstanding                26,779,222      40,229,738
                                                                  ============    ============

Basic and diluted loss per share                                  $      (0.15)   $      (0.10)
                                                                  ============    ============

Comprehensive loss and its components consist of the following:

     Net loss                                                     $ (3,016,987)   $ (3,799,926)

     Foreign currency translation adjustment                               930            (689)
                                                                  ------------    ------------

Comprehensive loss                                                $ (3,016,057)   $ (3,800,615)
                                                                  ============    ============

                             See accompanying notes

                        BRAVO! FOODS INTERNATIONAL CORP.
                          STATEMENTS OF CAPITAL DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2003 and 2004

                                                             Preferred Stock                 Common Stock
                                                       --------------------------   ----------------------------
                                                         Shares         Amount          Shares         Amount
                                                       --------------------------   ----------------------------
Balance, December 31, 2002                                613,663    $  3,803,156      25,732,854   $     25,730
Issuance of common stock for services                          --              --         100,000            100
Conversion preferred stock                                (21,398)       (147,606)      1,814,688          1,815
Issuance of Series J preferred stock                      100,000       1,000,000              --             --
Finders' fees for financing                                    --              --         400,000            400
Issuance of warrants for convertible notes                     --              --              --             --
Beneficial conversion feature of convertible notes             --              --              --             --
SEC registration costs for financing                           --              --              --             --
Conversion price changes for warrants                          --              --              --             --
Accrued Dividends - Series B                                   --              --              --             --
Accrued Dividends - Series G                                   --              --              --             --
Accrued Dividends - Series H                                   --              --              --             --
Accrued Dividends - Series I                                   --              --              --             --
Accrued Dividends - Series J                                   --              --              --             --
Net loss for 2003                                              --              --              --             --
Translation adjustment                                         --              --              --             --
                                                       --------------------------   ----------------------------
Balance, December 31, 2003                                692,265    $  4,655,550      28,047,542   $     28,045

Issuance of common stock for services                          --              --       9,332,300          9,332

Conversion preferred stock                               (133,810)     (1,213,308)     15,897,701         15,898
Conversion notes payable                                       --              --       4,265,958          4,266
Issuance of Series K preferred stock                       95,000         950,000              --             --
Private Placement financing                                    --              --         250,000            250
Issuance of warrants for convertible notes                     --              --              --             --
Beneficial conversion feature of convertible notes             --              --              --             --
SEC registration costs for financing                           --              --              --             --
Conversion price changes for warrants                          --              --              --             --
Beneficial conversion price changes for warrants               --              --              --             --
Stock option expense for consultants                           --              --              --             --
Accrued Dividends - Series B                                   --              --              --             --
Accrued Dividends - Series G                                   --              --              --             --
Accrued Dividends - Series H                                   --              --              --             --
Accrued Dividends - Series I                                   --              --              --             --
Accrued Dividends - Series J                                   --              --              --             --
Accrued Dividends - Series K                                   --              --              --             --
Net loss for 2004                                              --              --              --             --
Translation adjustment                                         --              --              --             --
                                                       --------------------------   ----------------------------

Balance, December 31, 2004                                653,455    $  4,392,242      57,793,501   $     57,791
                                                       ==========================   ============================

                                                         Additional                      Accumulated
                                                          Paid In        Accumulated    Comprehensive
                                                          Capital          Deficit           Loss           Total
                                                        -------------------------------------------------------------
Balance, December 31, 2002                              $ 20,266,464    $(25,629,015)   $       (241)   $ (1,533,906)
Issuance of common stock for services                         27,900              --              --          28,000
Conversion preferred stock                                   169,538              --              --          23,747
Issuance of Series J preferred stock                         367,211        (367,211)             --       1,000,000
Finders' fees for financing                                   65,029              --              --          65,429
Issuance of warrants for convertible notes                    49,474              --              --          49,474
Beneficial conversion feature of convertible notes            40,427              --              --          40,427
SEC registration costs for financing                         (36,500)             --              --         (36,500)
Conversion price changes for warrants                        195,353        (195,353)             --              --
Accrued Dividends - Series B                                      --          (9,669)             --          (9,669)
Accrued Dividends - Series G                                      --         (46,457)             --         (46,457)
Accrued Dividends - Series H                                      --        (120,818)             --        (120,818)
Accrued Dividends - Series I                                      --         (24,000)             --         (24,000)
Accrued Dividends - Series J                                      --        (138,961)             --        (138,961)
Net loss for 2003                                                 --      (3,016,987)             --      (3,016,987)
Translation adjustment                                            --              --             930             930
                                                        -------------------------------------------------------------
Balance, December 31, 2003                              $ 21,144,896    $(29,548,471)   $        689    $ (3,719,291)

Issuance of common stock for services                        666,300              --              --         675,632

Conversion preferred stock                                 1,240,485              --              --          43,075
Conversion notes payable                                     132,917              --              --         137,183
Issuance of Series K preferred stock                              --              --              --         950,000
Private Placement financing                                   29,750              --              --          30,000
Issuance of warrants for convertible notes                 2,778,557              --              --       2,778,557
Beneficial conversion feature of convertible notes           141,277              --              --         141,277
SEC registration costs for financing                         (40,656)             --              --         (40,656)
Conversion price changes for warrants                        105,911              --              --         105,911
Beneficial conversion price changes for warrants                 373              --              --             373
Stock option expense for consultants                          57,492              --              --          57,492
Accrued Dividends - Series B                                      --          (9,696)             --          (9,696)
Accrued Dividends - Series G                                      --         (15,633)             --         (15,633)
Accrued Dividends - Series H                                      --        (116,168)             --        (116,168)
Accrued Dividends - Series I                                      --         (24,066)             --         (24,066)
Accrued Dividends - Series J                                      --        (160,438)             --        (160,438)
Accrued Dividends - Series K                                      --         (62,631)             --         (62,631)
Net loss for 2004                                                 --      (3,799,926)             --      (3,799,926)
Translation adjustment                                            --              --            (689)           (689)
                                                        -------------------------------------------------------------

Balance, December 31, 2004                              $ 26,257,302    $(33,737,029)   $         --    $ (3,029,694)
                                                        =============================================================

                             See accompanying notes

                        BRAVO! FOODS INTERNATIONAL CORP.
                            STATEMENTS OF CASH FLOWS

                                                                        Years ended December 31,
                                                                       --------------------------
                                                                          2003            2004
                                                                       -----------    -----------
Cash flows from operating activities:

   Net loss                                                            $(3,016,987)   $(3,799,926)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                         101,207        374,215
     Stock issuance for compensation and financing finders' fees            93,428        600,632
     Options issued for compensation                                            --         57,492
     Registration costs for financing                                      (36,500)       (40,656)
     Loss on disposal of fixed assets                                       15,134          6,216
     Increase (decrease) from changes in:
       Accounts receivable                                                 210,228        (26,047)
       Other receivable                                                      8,331          6,331
       Advance to vendors                                                    8,719             --
       Inventories                                                              67         43,339
       Prepaid expenses                                                   (189,748)      (353,057)
       Accounts payable and accrued expenses                             1,285,443       (593,475)
       Deferred product and development costs                              (41,711)      (397,894)
                                                                       -----------    -----------
Net cash used in operating activities                                   (1,562,389)    (4,122,830)
                                                                       -----------    -----------

Cash flows from investing activities:
   Purchase of equipment                                                   (31,323)       (78,952)
                                                                       -----------    -----------
Net cash used in investing activities                                      (31,323)       (78,952)
                                                                       -----------    -----------

Cash flows from financing activities:
   Proceeds from issuance of Series J preferred stock                    1,000,000             --
   Borrowings                                                              150,000             --
   Proceeds of Series K preferred stock                                         --        950,000
   Convertible notes payable                                               400,000      3,427,500
   Private placement financing                                                  --         30,000
   Payment of note payable, bank loan and license fee payable             (122,938)      (150,000)
                                                                       -----------    -----------
Net cash provided by financing activities                                1,427,062      4,257,500
                                                                       -----------    -----------

Effect of changes in exchange rate on cash                                     930           (689)
                                                                       -----------    -----------
Net (decrease) / increase in cash and cash equivalents                    (165,720)        55,029
Cash and cash equivalents, beginning of period                             224,579         58,859
                                                                       -----------    -----------
Cash and cash equivalents, end of period                               $    58,859    $   113,888
                                                                       ===========    ===========

   Cash paid during the year for interest                              $        --    $    51,301

   Non-cash investing and financing activities:
     Stock granted in exchange of debt and payables and services       $    93,428    $   600,632
     Preferred stock and accrued dividends converted to common stock   $   171,353    $        --
     Beneficial conversion feature                                     $   133,611    $   141,650

                             See accompanying notes

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization, Businesses and Going Concern Uncertainty

Bravo! Foods International Corp., formerly known as China Premium Food Corporation, was incorporated under the laws of the State of Delaware on April 26, 1996. We are engaged in the sale of branded flavored milk products and flavor ingredients in the United States, the Middle East, Canada and Mexico.

In December 1999, we obtained Chinese government approval for the registration of China Premium Food Corp (Shanghai) Co. Ltd., a wholly owned subsidiary, in the Wai Gao Qiao free trade zone in Shanghai, China. This subsidiary was formed to import, export and distribute food products and flavored milk ingredients on a wholesale level in China. We ceased all business activities of this Chinese subsidiary in the second quarter 2004 and did not generate revenue in 2004 from our China operation.

In January 2005, we formed Bravo! Brands (UK) Ltd., a registered United Kingdom subsidiary. The company formed this subsidiary to operate our branded flavored milk business in the United Kingdom. On February 4, 2005, we executed a license agreement with Marvel Enterprises, Inc., for the use of Marvel Heroes(R) comic book characters on our products.

Going Concern Uncertainty

As shown in the accompanying consolidated financial statements, we have suffered operating losses and negative cash flow from operations since inception and have an accumulated deficit of $33,737,029, a capital deficit of $3,029,694, negative working capital of $2,365,969 and are delinquent on certain of our debts at December 31, 2004. Further, our auditors stated in their report on our Consolidated Financial Statements for the year ended December 31, 2004, that these conditions raise substantial doubt about our ability to continue as a going concern. Management plans to increase gross profit margins in our U.S. business and obtain additional financing and is continuing to reposition our products with the launch of three new product lines in the first and second quarters of 2005. While there is no assurance that funding will be available or that the Company will be able to improve its profit margins, management is continuing to actively seek equity and/or debt financing, and the Company received $1,150,000 in the first quarter 2005 as part of a $2,300,000 convertible debt financing. No assurances can be given that the Company will be successful in carrying out our plans. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in these financial statements are the estimated allowance for doubtful accounts receivable and the deferred income tax asset valuation allowance. Actual results could differ materially from those estimates.

Fair Value of Financial Instruments

The carrying amount of cash, receivables, accrued liabilities and notes payable are reasonable estimates of their fair value because of the short maturity of these items.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents

We consider all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

Accounts Receivable and Concentration of Credit Risk

Our financial instruments that are exposed to concentrations of credit risk primarily consist of cash and accounts receivable.

During the normal course of business, we extend unsecured credit to our customers who are located in various geographical areas. Typically credit terms require payments to be made by the thirtieth day following the sale. We regularly evaluate and monitor the creditworthiness of each customer on a case-by-case basis. We provide an allowance for doubtful accounts based on our continuing evaluation of our customers' credit risk. As of December 31, 2004, the allowance of doubtful accounts aggregated $90,396. We maintain cash accounts with high credit quality financial institutions. The FDIC insures total cash balances up to $100,000 per bank. Cash balances in any one financial institution were not in excess of this limit at December 31, 2004.

Inventory

Inventory, which consists primarily of packing materials and flavor ingredients, is stated at the lower of cost on the first in, first-out method or market.

Furniture and Equipment

Furniture and equipment are stated at cost. Depreciation is computed primarily utilizing the straight-line method over a period of seven years for furniture and five years for equipment.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Additions and betterments to property and equipment are capitalized. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts, and any resulting gain or loss is included in the statement of operations.

Impairment of Long-Lived Assets

Effective January 1, 2002, we began applying the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Revenue Recognition

We sell flavor ingredients and production rights (collectively referred to as "kits") to processor dairies in Mexico and nine Middle East counties and also sell flavored milk products in the U.S. We recognize revenue when goods are shipped, and title and the risk and reward of ownership have been passed to the customer and possible return of goods can be reasonably estimated. The criteria to meet this guideline are: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) the price to the buyer is fixed or determinable and 4) collectibility is reasonably assured.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

We follow the final consensus reached by the Emerging Issues Task Force (EITF) 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". Pursuant to EITF 99-19, our sales of kits made directly to customers are reflected in the statement of operations on a gross basis, whereby the total amount billed to the customer is recognized as revenue. Sales of kits made through intermediaries, in whom our role is similar to that of an agent, are reflected on a net basis, which represents the amount earned by us in the transaction.

We have production agreements with processors of dairy products pursuant to which we sell flavored milk products to retail stores (referred to as "unit sales"). We benefit from the difference between the prices charged by the dairy processor to produce the product for us and the price paid by retail stores to purchase the product. We bear the responsibility for paying food brokers fees, transportation and delivery expenses and sample expense, etc. We recognize revenue on the gross basis and recognize the aforementioned expenses as selling expenses.

Shipping and Handling Costs

Shipping and handling costs incurred by us are included in selling expenses and aggregated $504,971 and $ 498,313 for 2003 and 2004, respectively.

Advertising and Promotion Costs

Advertising and promotion costs, which are included in selling expenses, are expensed as incurred and aggregated $342,367 and $656,614 for 2003 and 2004, respectively.

Income Taxes

We account for income taxes using the liability method, which requires an entity to recognize deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefit in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Earnings (Loss) Per Share

Basic earnings (loss) per common share is computed by dividing the loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

For the years ended December 31, 2003 and 2004, potential common shares arising from our stock options, stock warrants and convertible preferred stock of 39,611,363 and 65,089,658, respectively, were not included in the computation of diluted earnings per share because their effect was antidilutive.

Stock-based Compensation

We have adopted the intrinsic value method of accounting for employee stock options as permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS No. 123) and disclose the pro forma effect on net loss and loss per share as if the fair value based method had been applied. For equity instruments, including stock options, issued to non-employees, the fair value of the equity instruments or the fair value of the consideration received, whichever is more readily determinable, is used to determine the value of services or goods received and the corresponding charge to operations. (SFAS 123 was amended further in December 2004; see below - Recent Accounting Pronouncements).

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table illustrates the effect on net loss and loss per share as if we had applied the fair value recognition provision of SFAS No. 123 to stock-based employee compensation.

                                                                           Year ending December 31,
                                                                        ------------------------------
                                                                            2003             2004
                                                                        -------------    -------------
Net loss applicable to common shareholders: as reported                 $  (3,919,455)   $  (4,188,558)

Add: total stock based employee compensation expense determined under
fair value method for all awards                                                   --               --
                                                                        -------------    -------------
Pro forma net loss                                                      $  (3,919,455)   $  (4,188,558)
                                                                        -------------    -------------

Loss per share:

                                                    As reported         $       (0.15)   $       (0.10)

                                                    Pro forma           $       (0.15)   $       (0.10)

Recent Accounting Pronouncements

In December 2004, the FASB issued Statement No. 152, "Accounting for Real Estate Time-Sharing Transactions". This statement amends SFAS No. 66 (Accounting for Sales of Real Estate) and SFAS No. 67 (Accounting for Costs and Initial Rental Operations of Real Estate Projects). This standard, which is effective for financial statements for fiscal years beginning after June 15, 2005, is not applicable to the Company's current operations.

In December 2004, the FASB issued SFAS No. 153 "Exchange of Non-Monetary Assets
- an amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after June 15, 2005. The application of this statement is not expected to have an impact on the Company's financial statements considering the Company's intermittent participation in exchanges of non-monetary assets.

In December 2004, the FASB issued a revision of SFAS No. 123 "Share-Based Payment" (No. 123R). The statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. The statement does not change the accounting guidance for share-based payments with parties other than employees. The statement requires a public entity to measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exception). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). A public entity will initially measure the cost of employee services received in exchange for an award of a liability instrument based on its current fair value; the fair value of that award will be remeasured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation over that period. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of these instruments. According to management, this pronouncement, which becomes effective for the Company for periods beginning after December 15, 2005, is not expected to have a material effect on their financial position.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Fixed Assets

Fixed assets are comprised of the following:

                                                     2003         2004
                                                  ---------    ---------

Furniture and fixtures                            $  79,841    $ 150,871
Office equipment                                    166,179      151,577
Leasehold improvements                               21,321       23,714
Purchased software                                       --        3,223
                                                  ---------    ---------
                                                    267,341      329,385

Less: accumulated depreciation and amortization    (198,718)    (218,179)
                                                  ---------    ---------
                                                  $  68,623    $ 111,206
                                                  =========    =========

Depreciation and amortization expense of fixed assets aggregated $37,168 and $30,153 for 2003 and 2004, respectively.

Note 3 - Licensing Agreements

Warner Brothers Consumer Products Co.

On January 1, 1999, we entered into a licensing agreement (the Original Agreement) with Warner Brothers Consumer Products Co. (Warner) for the right to utilize Looney Tunes(TM) images and names, as defined in the Agreement, on our products in Shanghai and Hangzhou, China. We recorded license rights of $300,000 and amortized the rights over a period of three years. On November 21, 2000, we entered into an amendment of the Original Agreement with Warner. Per the amendment, the term of the agreement was extended to June 30, 2003 with the guaranteed consideration being increased to $400,000. The Original Agreement, as amended, was extended to October 29, 2003, at which time it expired. As of December 31, 2003, the outstanding obligation under this agreement was $147,115.

We decided not to seek another license from Warner Bros. for China beyond the October 2003 expiration based upon the lack of sales in our China markets and what we perceived to be the licensor's continuing overall lack of brand support in China. The Company and Warner Bros. dispute the contractual necessity of the payment of the balance owed on the China license as a result of the above circumstances. As of December 31, 2004, we reserved and continue to reserve $147,116 for this obligation, representing a total $183,343 balance of guaranteed royalties, which includes $36,227 for the legally allowed default penalty.

On July 26, 2000, we entered into a license agreement with Warner Bros. and obtained rights to utilize Looney Tunes(TM) character images and names in the United States in connection with specified categories of products sold by Bravo!. The license agreement was originally effective from January 1, 2000 to December 31, 2002 and was extended to December 31, 2003. We recorded total license rights for this U.S. license of $750,000.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In September 2001, we entered into a licensing agreement with Warner for the right to utilize Looney Tunes(TM) character images and names, as defined in the agreement, on our products sold in Mexico, with a minimum total guaranteed consideration of $145,000, which we amortized over a period of three years. This licensing agreement was effective through May 31, 2004.

In May 2002, we entered into a licensing agreement with Warner to utilize Looney Tunes(TM) characters and names on milk products sold in specified retail outlets throughout Canada, for the period March 1, 2002 to March 31, 2004. We recorded a license right of $32,720 upon execution of the agreement.

Our experience with Warner Bros. licenses, as a function of sales of the flavored milks, has not supported the guaranteed royalty structure required by Warner Bros. for its licenses. As a result, we decided to exploit our own Slammers(R) brand, which was developed in 2003, and commenced negotiations for licenses with Marvel Comics and Moon Pie. For these reasons, we decided not to accept the offer of Warner Bros. to renew the U.S. license.

Marvel Enterprises, Inc.

In January 2004, we commenced a license agreement with Marvel Enterprises, Inc. for the right to use certain Marvel Super Heroes in the United States (including its territories) and nine Middle East countries for a one-year (renewable) term. We agreed to a royalty rate of 11% on the amount invoiced to dairy processors for "kits" and 4% of net wholesale sales in the United States. We have recorded $100,000 and $75,000 for 750,000 shares and options for an additional 750,000 shares as license fees.

On February 4, 2005, we entered into a two-year license agreement for the utilization of Marvel Heroes characters on our flavored milks in the United Kingdom and Ireland. We agreed to a royalty rate of 4% of net wholesale sales in the territory against the prepayment of a guaranteed minimum royalty amount of approximately $240,000.

We currently are negotiating with Marvel to conclude a new one-year license for the United States, Mexico and Canada and a two-year license for the Middle East.

Chattanooga Bakery, Inc.( Moon Pie(R) )

In October 2003, we commenced a two-year license agreement with MD Enterprises, Inc. on behalf of Chattanooga Bakery for the right to manufacture, distribute, market and sell Moon Pie(R) flavored milk products in the United States. We agreed to a variable royalty rate of 3% to 2% of net wholesale sales, depending upon volume.

Masterfoods USA (Starburst(R), Milky Way(R), 3 Musketeers(R))

On September 21, 2004, we entered into a licensing agreement with Masterfoods USA, a division of Mars, Incorporated, for the use of Masterfood's Milky Way(R), Starburst(R) and 3 Musketeers(R) trademarks in connection with the manufacture, marketing and sale of single serve flavored milk drinks in the United States, its Possessions and Territories, and US Military installations worldwide. We have agreed to pay a royalty based upon the total net sales value of the licensed products sold and advance payments of certain agreed upon guaranteed royalties and recorded license fees of $50,000 in 2004 and $25,000 in the first quarter of 2005.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Default of Note Payable to International Paper

In 1999, we issued a promissory note to assume existing debt owed by our then Chinese joint venture subsidiary to a supplier, International Paper. The face value of that unsecured note was $282,637 at an interest rate of 10.5% per annum. The note originally required 23 monthly payments of $7,250 and a balloon payment of $159,862 due on July 15, 2000. During 2000, we negotiated an extension of this note to July 1, 2001. International Paper imposed a charge of $57,000 to renegotiate the note, which amount represents interest due through the extension date. The current balance due on this note is $187,743 at December 31, 2004, all of which is delinquent. We have not had any communication with International Paper during the last three years. Although International Paper has not pursued collection of the note, it is possible that they could do so in the future and, if they do, such collection effort may have a significant adverse impact on the liquidity of the Company. We have not accrued interest as of December 31, 2003 and December 31, 2004.

Note 5 - Notes Payable to Individual Lenders

On November 6 and 7, 2001, respectively, we received the proceeds of two loans aggregating $100,000 from two offshore lenders. The two promissory notes, one for $34,000 and the other for $66,000, were payable on February 1, 2002 with interest at an annual rate of 8%. These loans are secured by a general security interest in all of our assets. These lenders have agreed to extend the notes without default on a demand basis. Interest accrued and unpaid as December 31, 2004 aggregated $25,380.

On May 9, 2004 we received the proceeds of a $750,000 loan from Mid-Am Capital, payable September 3, 2004, with an interest rate of 8%. This loan is secured by a general security interest in all of our assets. Mid-Am has agreed to extend the note to January 31, 2005. Interest accrued and unpaid as December 31, 2004 aggregated $10,121.


Note 6 - Capital Deficit

2003

      On January 2, 2003, we issued 100,000 shares of common stock to an employee. This common stock was registered under a Form S-8 registration statement in December 2004. In January 2003, we recorded $28,000 of compensation expense based upon a signing bonus for this grant. In addition, we granted options for 100,000 shares of common stock to the employee pursuant to an employment contract. These options vested immediately, expire on December 30, 2007 and have an exercise price of $0.40 per share. We also granted options for 200,000 shares of common stock at an exercise price of $0.40 per share and vest as follows: options for 100,000 shares on each of December 31, 2003 and 2004, and 100,000 expire on each of December 30, 2008 and 2009, respectively.

      On February 4, 2003, we issued 30,000 shares of common stock to Keshet, LP, upon the conversion of 480 shares of Series G Convertible Preferred stock, at a conversion price of $0.196. The conversion included accrued and unpaid dividends on the preferred converted.

      On February 21, 2003, we issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $500,000. Each preferred share is convertible to 40 shares of our common stock at a per common share conversion price of $0.25, representing 2,000,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 33.33 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.30 per common stock share, representing 1,666,667 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The February 21, 2003 closing market trading price was $0.23 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. In accordance with EITF 00-27, we recorded a deemed dividend of $274,720 related to a beneficial conversion feature.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On April 14, 2003, we issued 50,000 shares of common stock to Keshet, LP, upon the conversion of 596 shares of Series G Convertible Preferred, at a conversion price of $0.148. The conversion included accrued and unpaid dividends on the preferred converted.

      On April 22, 2003, we issued 50,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 595 shares of Series G Convertible Preferred, at a conversion price of $0.148. The conversion included accrued and unpaid dividends on the preferred converted.

      On May 22, 2003, we issued 100,000 shares of common stock to Keshet, LP, upon the conversion of 607 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

      On May 22, 2003, we issued 100,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 607 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

      On May 29, 2003, we issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. for the aggregate purchase price of $500,000. Each preferred share is convertible to 50 shares of our common stock at a conversion price of $0.20, representing 2,500,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 40 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.25 per common stock share, representing 2,000,000 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The May 22, 2003 closing market trading price was $0.12 per share. In addition, we made the following adjustments to prior issued warrants for the purpose of facilitating future fund raising by us arising out of the exercise of the warrants by Holder. The purchase price, as defined in the Warrants No. 1 and 2, has been reduced to $0.25, subject to further adjustment as described in the warrants. The warrant stock provided for in Warrant No.1 has been increased by 1,500,000 shares. The warrant stock provided for in Warrant No. 2 has been increased by 333,333 shares. The expiration date, as defined in the respective warrants, remains as stated. The trading price call option trigger set forth in Section 9 (b) of the warrants has been reduced from $1.75 to $0.75 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The value of the warrants, $92,491, was determined using the Black-Scholes model.

      On August 12, 2003, we issued 1,200,000 shares of common stock based upon Series G notices of conversion received in June and July 2003. The issuance of common stock was delayed in order to determine the accuracy of the conversion variables contained in the respective notices of conversion, as follows:

      We issued 200,000 shares of common stock to Keshet, LP, upon the conversion of 1,209 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      We issued 200,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 1,209 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

      We issued 150,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 773 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      We issued 250,000 shares of common stock to Keshet, LP, upon the conversion of 1,289 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      We issued 200,000 shares of common stock to Talbiya B. Investments, Ltd., upon the conversion of 1,031 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      We issued 200,000 shares of common stock to Nesher. Ltd., upon the conversion of 1,031 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      On September 15, 2003, we issued 213,750 shares of common stock to Michael Willms, upon the conversion of 7,500 shares of Series H Convertible Preferred, at the fixed conversion price of $0.40. The conversion included accrued and unpaid dividends on the preferred converted.

      On September 29, 2003, we issued 70,938 shares of common stock to The Dennis H. Willms Irrevocable Trust, Michael Willms, Trustee, upon the conversion of 2,500 shares of Series H Convertible Preferred, at the fixed conversion price of $0.40. The conversion included accrued and unpaid dividends on the preferred converted.

      On November 21, 2003, we entered into a Subscription Agreement with Gamma Opportunity Capital Partners, LP for the sale of a convertible note in the amount of $200,000 and warrants to purchase 5,000,000 shares of common stock, at $1.00 per share. The convertible note is convertible into shares of our common stock at the lesser of $0.05 or 75% of the average of the three lowest closing bid prices for the thirty trading days prior to but not including the conversion date. During the 180 days following the issuance of the convertible note, the conversion price shall not be less than $.03 per share if no event of default exists. This 180 day period shall be extended indefinitely if no event of default exists, the closing trading price for any 15 day consecutive trading period is $0.20 or higher, the daily trading volume for the 15 days is at least 300,000 and a registration statement registering the convertible note is effective. In connection with this transaction, we issued 400,000 shares of our common stock and a warrant to purchase 2,000,000 shares of common stock at $.05 per share.

      On November 21, 2003, we also entered into a Subscription Agreement with Mid-Am Capital, LLC for the sale of a convertible note in the amount of $200,000 and warrants to purchase 5,000,000 shares of common stock, at $1.00 per share. The convertible note is convertible into shares of our common stock at the lesser of $0.05 or 75% of the average of the three lowest closing bid prices for the thirty trading days prior to but not including the conversion date. During the 180 days following the issuance of the convertible note, the conversion price shall not be less that $.03 per share if no event of default exists. This 180 day period shall be extended indefinitely if no event of default exists, the closing trading price for any 15 day consecutive trading period is $0.20 or higher, the daily trading volume for the 15 days is at least 300,000 and a registration statement registering the convertible note is effective.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2004

      On February 1, 2004, we agreed to issue 750,000 shares of our common stock and warrants to purchase an additional 750,000 shares of common stock to Marvel Enterprises, Inc. We issued this equity in connection with the grant of an intellectual property license by Marvel on January 17, 2004, giving us the right to use certain Marvel Comics characters on our Slammers(R) line of flavored milks. The warrants have an exercise price of $0.10 per share for the first year and, upon the occurrence of certain conditions tied to the royalty performance under the license, can be extended for an additional year with an exercise price of $0.14 per share. We made this private offering to Marvel Enterprises, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      On February 12, 2004, we held a special meeting of shareholders at which the shareholders approved an increase of our authorized common stock from 50,000,000 shares to 300,000,000 shares.

      On February 17, 2004, we converted 875 shares of Series G Convertible Preferred Stock into 215,164 shares of common stock pursuant to a January 12, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.0407. The conversion included accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Nesher, LP.

      On February 17, 2004, we converted 1,400 shares of Series G Convertible Preferred Stock into 343,980 shares of common stock pursuant to a January 12, 2004 notice of conversion from Talbiya Investments, Ltd., at a conversion price of $0.0407. The conversion included accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Talbiya Investments, Ltd.

      On February 17, 2004, we converted 700 shares of Series G Convertible Preferred Stock into 172,162 shares of common stock pursuant to a January 12, 2004 notice of conversion from The Keshet Fund, LP, at a conversion price of $0.0407. The conversion included accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of The Keshet Fund, LP.

      On February 17, 2004, we converted 2,025 shares of Series G Convertible Preferred Stock into 497,951 shares of common stock pursuant to a January 12, 2004 notice of conversion from Keshet LP, at a conversion price of $0.0407. The conversion included accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Keshet, LP.

      On March 1,2004, we issued 80,000 shares of non-voting Series K 8% Convertible Preferred stock, to Mid-Am Capital, LLC, having a stated value of $10.00 per Preferred K share, for the aggregate purchase price of $800,000. Each preferred share is convertible to 100 shares of our common stock at a conversion price of $0.10, representing 8,000,000 shares of common stock underlying the preferred. In addition, we made the following adjustments to prior issued warrants for the purpose of facilitating future fund raising by us arising out of the exercise of the warrants by Holder. The purchase price, as defined in the Warrant No. 2003-B-002, has been reduced to $0.10, subject to further adjustment as described in the warrant. The expiration date, as defined in the warrant, remains as stated. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On March 9, 2004, we converted 5,000 shares of Series F Convertible Preferred Stock into 1,315,789 shares of common stock pursuant to a January 8, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.038. The conversion did not include accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were issued to third parties on that date in accordance with the instructions of Esquire Trade & Finance Inc.

      On April 1 2004, we converted 5,000 shares of Series F Convertible Preferred Stock into 1,315,789 shares of common stock pursuant to a January 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.038. The conversion did not include accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were issued to third parties on that date in accordance with the instructions of Austinvest Anstalt Balzers. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 2, 2004, the Comoany and Mid-Am Capital, LLC entered into Supplement No.1 to the Series K Convertible Preferred Subscription Agreement, by which we sold an additional 15,000 shares of our Series K Convertible Preferred Stock utilizing the proceeds from a certain promissory note issued by us to Mid-Am in the face amount of $150,000. With the consummation of this sale, the $150,000 promissory note was deemed paid by us in full. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 8, 2004, we converted 4,862 shares of Series G Convertible Preferred Stock into 700,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $11,089 on the preferred converted. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 8, 2004, we converted 4,478 shares of Series G Convertible Preferred Stock into 650,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from Talbiya B. Investments, Ltd., at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $10,662 on the preferred converted. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 8, 2004, we converted 1,919 shares of Series G Convertible Preferred Stock into 275,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from The Keshet Fund, LP, at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $4,265 on the preferred converted. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 8, 2004, we converted 7,677 shares of Series G Convertible Preferred Stock into 1,100,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from Keshet, LP, at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $17,060 on the preferred converted. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On April 20, 2004, we entered into a Subscription Agreement with Longview Fund, LP and Alpha Capital Aktiengesellschaft for the issuance of two convertible 10% notes in the amount of $250,000 each and five-year warrants for the purchase of, in the aggregate, 3,000,000 shares of common stock, at $0.15 per share. The notes are convertible into shares of our common stock at $0.10 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing November 1, 2004. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on October 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In connection with this transaction, we issued two additional notes in the aggregate amount of $50,000, upon identical terms as the principal notes, as a finder's fee, and paid $20,000 in legal fees. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

      On April 30, 2004, we converted 20,000 shares of Series F Convertible Preferred Stock into 1,945,525 shares of common stock pursuant to an April 27, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.1028. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 30, 2004, we converted 20,000 shares of Series F Convertible Preferred Stock into 1,945,525 shares of common stock pursuant to an April 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.1028. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 30, 2004, we converted 2,500 shares of Series F Convertible Preferred Stock into 243,191 shares of common stock pursuant to an April 27, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.1028. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 30, 2004, we converted 2,500 shares of Series F Convertible Preferred Stock into 243,191 shares of common stock pursuant to an April 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.1028. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On May 20, 2004, we converted 9,226 shares of Series G Convertible Preferred Stock into 620,578 shares of common stock pursuant to a May 19, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.148. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On May 20, 2004, we converted 13,972 shares of Series G Convertible Preferred Stock into 939,782 shares of common stock pursuant to a May 19, 2004 notice of conversion from Keshet, LP, at a conversion price of $0.148. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On June 17, 2004, we issued 87,195 of our common stock to Stephen Nollau, a former consultant, for services rendered. We issued the common stock pursuant to a Form S-8 registration statement, filed by us on June 16, 2004.

      On June 29, 2004, we converted 234 shares of Series G Convertible Preferred Stock into 13,604 shares of common stock pursuant to a June 15, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred held by this investor.

      On June 29, 2004, we converted 1,850 shares of Series G Convertible Preferred Stock into 107,558 shares of common stock pursuant to a June 15, 2004 notice of conversion from Keshet, LP, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred held by this investor.

      On June 29, 2004, we converted 3,472 shares of Series G Convertible Preferred Stock into 201,860 shares of common stock pursuant to a June 15, 2004 notice of conversion from The Keshet Fund, LP, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred held by this investor.

      On June 29, 2004, we converted 8,091 shares of Series G Convertible Preferred Stock into 470,406 shares of common stock pursuant to a June 15, 2004 notice of conversion from Talbiya B. Investments, Ltd, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred held by this investor.

      On June 30, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited, Stonestreet Limited Partnership and Mid-Am Capital L.L.C for the issuance of convertible 10% notes in the aggregate amount of $1,300,000 and five-year "A" warrants for the purchase of, in the aggregate, 5,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 13,000,000 shares of common stock, at $2.00 per share. The notes are convertible into shares of our common stock at $0.15 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In connection with this transaction, we issued additional notes in the aggregate amount of $40,000 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On August 9, 2004, we converted $50,000 of our November 2003 Convertible Promissory Note into 1,000,000 shares of common stock pursuant to an August 5, 2004 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On August 23, 2004, we converted $50,000 of our April 2004 Convertible Promissory Note into 500,000 shares of common stock pursuant to an August 5, 2004 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On September 27, 2004, we converted $50,000 of our April 2004 Convertible Promissory Note into 500,000 shares of common stock pursuant to a September 21, 2004 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On October 6, 2004, we converted $25,000 of our November 2003 Convertible Promissory Note into 500,000 shares of common stock pursuant to a September 23, 2004 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On October 6, 2004, we issued 500,000 shares of our common stock to Knightsbridge Holdings, LLC, pursuant to a consulting agreement dated November 10, 2003. We issued the common stock pursuant to our SB-2 registration statement, declared effective on August 3, 2004. The issued and outstanding equity reported in our Form 10QSB for the period ended March 31, 2004 reflects these shares of common stock.

      On October 13, 2004, we issued 250,000 restricted shares of our common stock in a private placement to Arthur Blanding, at the market price of $0.12 per share, pursuant to Section 4(2) of the Securities Act of 1934. Mr. Blanding, who solicited the purchase, is an accredited investor and has been a director of the Company since 1999.

      On October 15, 2004, we issued 750,000 shares of our common stock to Marvel Enterprises, Inc., as partial compensation under a license agreement dated February 1, 2004. We issued the common stock pursuant to our SB-2 registration statement, declared effective on August 3, 2004. The issued and outstanding equity reported in our Form 10QSB for the period ended March 31, 2004 reflects these shares of common stock.

      On October 29, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The notes are convertible into shares of our common stock at $0.10 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $27,500 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On December 17, 2004, we converted $50,000 of our April 2004 Convertible Promissory Note into 500,000 shares of common stock pursuant to a December 8, 2004 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On December 20, 2004, we converted $25,000 of our April 2004 Convertible Promissory Note into 265,958 shares of common stock pursuant to a December 9, 2004 notice of conversion from Bi Coastal Consulting Corp., at a fixed conversion price of $0.10. The conversion included $1,595.89 accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On December 20, 2004, we converted $50,000 of our November 2003 Convertible Promissory Note into 1,000,000 shares of common stock pursuant to a December 8, 2004 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On December 27, 2004, we converted 10,000 shares of Series F Convertible Preferred Stock into 1,290,323 shares of common stock pursuant to a December 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.0775. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering and Rule 144.

      On December 27, 2004, we converted 10,000 shares of Series F Convertible Preferred Stock into 1,290,323 shares of common stock pursuant to a December 27, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.0775. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering and Rule 144.

      On December 29, 2004, we closed a funding transaction with Momona Capital Corp. and Ellis International Ltd. for the issuance of convertible 10% notes in the aggregate amount of $200,000 and five-year "C" warrants for the purchase of, in the aggregate, 800,000 shares of common stock, at $0.15 per share. The notes are convertible into shares of our common stock at $0.10 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment, and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $10,000 to the investors upon identical terms as the principal notes, as a finder's fee, and paid $3,500 in legal fees. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to an amendment to an October 29, 2004 Regulation D offering.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On December 31, 2004, we issued 8,095,105 shares of our common stock and options for 150,000 shares at an exercise price of $0.25 per share, pursuant to a Form S-8 registration statement filed December 23, 2004, as follows:

              Description                            Employee / Consultant             Common Shares
Compensation Plan: issue
common for existing options
                                          Arthur W. Blanding - Director                                  170,000
                                          Robert J. Cummings - Director                                  255,000
                                          Paul Downes - Director                                         205,000
                                          Michael Edwards - VP                                           600,000
                                          Stanley A. Hirschman - Director                                100,000
                                          Tommy E. Kee - CFO                                             300,000
                                          John J. McCormack - Director                                   205,000
                                          Benjamin Patipa - VP                                           300,000
                                          Phillip Pearce - Director                                      205,000
                                          Roy D. Toulan, Jr. VP- General Counsel                         300,000
                                          Roy Warren - CEO, Director                                   2,755,000

Compensation Plan: issue
common in lieu of 10% of  salary          Roy Warren - CEO                                               291,282
                                          Tommy E. Kee - CFO                                              87,385
                                          Roy D. Toulan, Jr. VP- General Counsel
                                                                                                         196,615
                                          Michael Edwards - VP                                           149,282
                                          Benjamin Patipa - VP                                            87,385
                                          Bryce Boynton                                                   29,128
                                          Nicole Warren                                                   21,486

Employment Contract                       Roy D. Toulan, Jr. VP- General Counsel
                                                                                                         100,000

Employment Contract                       Michael Edwards - VP                                           116,189

Common in lieu of cash - consultants
and non-fund raising service providers    Joseph Zappulla - public relations                             111,111
                                          Stanley Harris - marketing                                      75,227
                                          David Uhlman - operations                                       40,000
                                          Timothy Preuniger - operations                                  50,000
                                          Roy D. Toulan, Jr. - legal                                     303,506
                                          Marc J. Ross - legal                                           250,000

Option for common stock in lieu of cash                                                      Options for 150,000
- consultants)                            Tim Ransom                                        shares @ $0.25/share

Consultant Agreements                     Knightsbridge Capital, LLC, alter ego for
                                          Robert Press, financial advisor; corporate
                                          planning                                                       250,000

                                          Black Dog Communications Group, Inc.,
                                          alter ego for Shep Doniger, public
                                          relations                                                       41,509

                                          Geoffrey Eiten, strategic planning; part                       500,000
                                          of 1,500,000 shares registered under Form
                                          S-8

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stock Warrants and Options

2003

      On January 2, 2003, we granted options for 100,000 shares of common stock to an employee pursuant to an employment contract. These options vested immediately, expire on December 30, 2007 and have an exercise price of $0.40 per share. We also granted options for 200,000 shares of common stock at an exercise price of $0.40 per share and vest as follows: options for 100,000 shares on each of December 31, 2003 and 2004, and 100,000 expire on each of December 30, 2008 and 2009, respectively.

      On February 21, 2003, we issued a warrant for 1,666,667 shares of common stock to Mid-Am, in connection with the issuance of 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, for the aggregate purchase price of $500,000. The warrants have an exercise price of $0.30 per common stock share, and are exercisable for a five-year period. The February 21, 2003 closing market trading price was $0.23 per share. In accordance with EITF 00-27, we recorded a deemed dividend of $274,720 related to a beneficial conversion feature.

      On May 29, 2003, we issued a warrant for 2,000,000 shares of common stock to Mid-Am, in connection with the issuance of 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, for the aggregate purchase price of $500,000. The warrants entitle the holder to purchase 40 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.25 per common stock share, and are exercisable for a five-year period. The May 22, 2003 closing market trading price was $0.12 per share. In addition, we made the following adjustments to prior issued warrants for the purpose of facilitating future fund raising by us arising out of the exercise of the warrants by Holder. The purchase price, as defined in the Warrants No. 1 (issued September 2002) and 2 (issued February 2003), was reduced to $0.25, subject to further adjustment as described in the warrants. The warrant stock provided for in Warrant No.1 was increased by 1,500,000 shares. The warrant stock provided for in Warrant No. 2 was increased by 333,333 shares. The expiration date, as defined in the respective warrants, remains as stated. The trading price call option trigger set forth in Section 9 (b) of all of the warrants has been reduced from $1.75 to $0.75 per share. The value of the warrants, $92,491, was determined using the Black-Scholes model.

      On November 21, 2003, we issued two "A" warrants for the aggregate amount of 2,000,000 shares of common stock, and two "B" warrants for the aggregate amount of 10,000,000 shares of common stock to Mid-Am Capital, L.L.C. and Gamma Opportunity Capital Partners, LP, in connection with the issuance of two convertible notes in the aggregate face amount of $400,000. The "A" warrants have an exercise price of $0.05 per share and the "B" warrants have an exercise price of $1.00 per share. In connection with this transaction, we issued a warrant to purchase 2,000,000 shares of common stock at $0.05 per share, as a finder's fee. All warrants issued in connection with this transaction are exercisable for five years.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2004

      On February 1, 2004, we agreed to issue warrants to purchase 750,000 shares of common stock to Marvel Enterprises, Inc. We issued this equity in connection with the grant of an intellectual property license by Marvel on January 17, 2004, giving us the right to use certain Marvel Comics characters on our Slammers(R) line of flavored milks. The warrants have an exercise price of $0.10 per share for the first year and, upon the occurrence of certain conditions tied to the royalty performance under the license, can be extended for an additional year with an exercise price of $0.14 per share. We made this private offering to Marvel Enterprises, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      On April 20, 2004, we entered into a Subscription Agreement with Longview Fund, LP and Alpha Capital Aktiengesellschaft for the issuance of two convertible 10% notes in the amount of $250,000 each and five-year warrants for the purchase of, in the aggregate, 3,000,000 shares of common stock, at $0.15 per share. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

      On May 9, 2004 we received the proceeds of a $750,000 loan from Mid-Am Capital, payable September 3, 2004, with an interest rate of 8%. This loan is secured by a general security interest in all of our assets. Mid-Am has agreed to extend the note without to January 31, 2005. We issued one-year warrants for 3,000,000 shares of common stock at $0.25 per share to Mid-Am Capital in connection with this loan.

      On June 30, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited, Stonestreet Limited Partnership and Mid-Am Capital L.L.C for the issuance of convertible 10% notes in the aggregate amount of $1,300,000 and five-year "A" warrants for the purchase of, in the aggregate, 5,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 13,000,000 shares of common stock, at $2.00 per share. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

      On October 29, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

      On November 19, 2004, we agreed to grant incentive stock options to National Financial Communications Corp. for the purchase of the aggregate of 1,000,000 shares of our common stock at an exercise price of $.25 per share in connection with a public relations and corporate communications services agreement. The options are exercisable during the period commencing on the agreement date and ending three years subsequent to the termination date of the agreement. The grant of options shall be as follows: (i) options for 250,000 shares upon the execution of the agreement, and (ii) beyond the first ninety
(90) days of the agreement, the balance of 750,000 shares on a pro rata quarterly basis at the rate of 250,000 per quarter, conditioned upon the continuation of the agreement.

      On December 29, 2004, we closed a funding transaction with Momona Capital Corp. and Ellis International Ltd. for the issuance of convertible 10% notes in the aggregate amount of $200,000 and five-year "C" warrants for the purchase of, in the aggregate, 800,000 shares of common stock, at $0.15 per share. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to an amendment to an October 29, 2004 Regulation D offering.

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On December 31, 2004, we issued five-year options for 150,000 shares of common stock at an exercise price of $0.25 per share to Tim Ransom for graphic design services, pursuant to a Form S-8 registration statement

The assumptions used in the Black Scholes option pricing model in 2003 and 2004 were as follows:

                                                   December 31,
                                    -------------------------------------------
                                           2003                    2004
                                    -------------------     -------------------

Discount rate - bond yield rate             2.35 - 4.9%            2.33 - 3.25%
Volatility                                     69 - 88%              110 - 120%
Expected life                        2.25 - 3.75 years       0.75 - 3.75 years
Expected dividend yield                              -                       -

A summary of the status of our stock options and warrants as of December 31, 2003 and 2004 with changes during the years then ended are presented below:

                                                                             Weighted
                                                                             Average
                                                              Shares         Price
                                                              -----------    -----------
Total warrants and options outstanding at December 31, 2002    21,157,803    $      0.70

Warrants and options granted                                   18,668,337           0.13
Warrants and options exercised                                         --
Warrants and options expired                                     (214,777)         (1.03)
                                                              -----------    -----------

Total warrants and options outstanding at December 31, 2003    39,611,363           0.28

Warrants and options granted                                   33,565,000            .87
Warrants and options exercised                                 (5,895,000)          (.06)
Warrants and options expired                                   (2,191,705)         (1.03)

Total warrants and options outstanding at December 31, 2004    65,089,658    $      0.56
                                                              ===========    ===========

The following table summarizes information about stock options and warrants outstanding at December 31, 2004:

                         Warrants/Options Outstanding                         Options/Warrants Exercisable
                         ------------------------------------------------     ----------------------------------

                                           Weighted          Weighted                              Weighted
                                           Average           Average                               Average
                         Number            Remaining         Exercise         Number               Exercise
Exercise Price           Outstanding       Life (Years)      Price            Exercisable          Price
$0.00 to $0.75              46,724,658                3.0    $      0.31           46,724,658      $       0.31
$0.75 to 2.00               18,365,000                1.0    $      1.56           18,365,000      $       1.56
                         --------------    ---------------   ------------     ----------------     -------------
                            65,089,658                2.6    $      0.56           65,089,658      $       0.56
                         ==============    ===============   ============     ================     =============

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Income Taxes

We are subject to Federal income taxes. As we have experienced operating losses for the years of 2003 and 2004, we have not provided for income tax .

We have gross deferred tax assets of approximately $6.8 million and $8.1 million at December 31, 2003 and 2004, respectively, relating principally to tax effects of net operating loss carry forwards. In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that the assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable loss and projections for future taxable income over the periods in which the deferred tax items are recognizable for tax reporting purposes, it is more likely than not that we will not realize the benefits of these deferred tax assets existing at December 31, 2003 and 2004. As such, management has recorded a valuation allowance for the full amount of deferred tax assets at December 31, 2003 and 2004.

At December 31, 2004, we had available net operating losses of approximately $19 million for federal income tax purposes, to offset future taxable income, if any, which will expire at various dates through the year 2023 for federal income tax purposes. The utilization of net operating losses, however, may be subject to certain limitations as prescribed by Section 382 of the Internal Revenue Code.

Note 9 - Business Segment and Geographic Information

We operate principally in one industry segment. The following sales information is based on customer location rather than subsidiary location.

                            United                                       Middle         Total
2004                        States         Canada         Mexico         East           Company
                            -----------    -----------    -----------    -----------    -----------
Revenue - unit sales        $ 2,726,702    $        --    $        --    $        --    $ 2,726,702
Revenue - gross kit sales        44,379             --        119,968        453,650        617,997
                            -----------    -----------    -----------    -----------    -----------
Total revenue                 2,771,081             --        119,968        453,650      3,344,699
Cost of goods sold           (2,262,055)            --        (55,609)       (57,141)    (2,374,805)
                            -----------    -----------    -----------    -----------    -----------

Gross margin                $   509,026    $        --    $    64,359    $   396,509    $   969,894
                            ===========    ===========    ===========    ===========    ===========

                            United                                                      Total
2003                        States         Canada         Mexico         China          Company
                            -----------    -----------    -----------    -----------    -----------
Revenue - unit sales        $   356,985    $        --    $        --    $        --    $   356,985
Revenue - net kit sales           2,737             --             --             --          2,737
Revenue - gross kit sales       629,999         43,745        145,362         21,314        840,420
                            -----------    -----------    -----------    -----------    -----------
Total revenue                   989,721         43,745        145,362         21,314      1,200,142
Cost of goods sold             (127,647)       (10,403)       (45,247)        (9,201)      (192,498)
                            -----------    -----------    -----------    -----------    -----------

Gross margin                $   862,074    $    33,342    $   100,115    $    12,113    $ 1,007,644
                            ===========    ===========    ===========    ===========    ===========

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Commitments and Contingencies

Commitments

We lease office space at our corporate office in Florida under an original operating lease that expired March 8, 2004. We have renewed the operating lease for an additional six-year period that will expire October 30, 2010.

Future minimum rental payments required under the operating lease as of December 31, 2004 are as follows:

Years ending December 31,                                         Amount
-------------------------                                     --------------
2005                                                          $       89,616
2006                                                          $       89,616
2007                                                          $       89,616
2008                                                          $       89,616
2009                                                          $       89,616
20010                            Partial year                 $       74,680

Rental expense for the years ended December 31, 2003 and 2004 was $75,270 and $68,784, respectively.

Note 11 - Subsequent Events

      On January 18, 2005, we converted $35,931 of our April 2004 Convertible Promissory Note into 500,000 shares of common stock pursuant to a January 14, 2005 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion included $14,068 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On January 19, 2005, we converted $64,068 of our April 2004 Convertible Promissory Note into 641,387 shares of common stock pursuant to a January 19, 2005 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion included $70 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On January 31, 2005, we closed a funding transaction with Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital Aktiengesellschaft and Whalehaven Funds Limited, five institutional accredited investors, for the issuance and sale to the Subscribers of up to $2,300,000 of principal amount of promissory notes convertible into shares of our common stock, and Warrants to purchase shares of common stock at 100% coverage of the common stock issuable in accordance with the principal amount of the notes. One Million One Hundred Fifty Thousand Dollars ($1,150,000) of the purchase price was paid on the initial closing date, and One Million One Hundred Fifty Thousand Dollars ($1,150,000) of the purchase price will be payable within five (5) business days after the actual effectiveness of an SB-2 Registration Statement as defined in the Subscription Agreement. The initial closing notes were at prime plus 4% interest in the aggregate amount of $1,150,000, plus five-year Warrants for the purchase of, in the aggregate, 9,200,000 shares of common stock, at the lesser of (i) $0.16, or (ii) 101% of the closing bid price of the Common Stock as reported by Bloomberg L.P. for the OTC Bulletin Board for the trading day preceding the Closing Date. The notes are convertible into shares of common stock of we at $0.125 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes have a maturity date two yeas from closing and are payable in twelve equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which, subject to certain conditions concerning trading volume and price, can be paid in cash at 103% of the monthly installment, or common stock or a combination of both. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors, or a change in the present CEO. In connection with this transaction, we issued restricted common stock in the aggregate amount of 460,000 shares plus the aggregate cash amount of $57,500 for due diligence fees to the investors in this transaction

                        BRAVO! FOODS INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On February 14, 2005, we converted $41,666 of our June 2004 Convertible Promissory Note into 430,327 shares of restricted common stock pursuant to a February 9, 2005 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.15. The conversion included $22,882 of accrued and unpaid interest on the converted amount. We issued the Convertible Promissory Note and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering

      On February 16, 2005, we converted $25,000 of our November 2003 Convertible Promissory Note into 549,340 shares of common stock pursuant to a February 15, 2005 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion included $2,467 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                        $ 2,025.53
Accounting fees and expenses                 10,000.00*
Legal fees and expenses                      35,000.00*
Miscellaneous                                 5,000.00
                                            ----------
                                    TOTAL   $52,025.53*
                                            ==========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On January 2, 2002, we issued options for 3,714 shares of common stock having an exercise price of $0.35 and exercisable for five years, pursuant to an employment agreement.

On January 18, 2002, we issued 238,334 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 5,000 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $8,463.34.

On January 18, 2002, we issued 238,334 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 5,000 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $8,463.34.

On January 28, 2002, we issued 40,000 shares of common stock to The Keshet Fund LP, upon the conversion of 883 shares of Series G Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $984.83.

On January 28, 2002, we issued 136,038 shares of common stock to Amro International, S.A., upon the conversion of 2,840 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $4,970.00.

On January 30, 2002, we issued 15,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 375,000 shares at $0.50 per share. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $150,000 in cash.

On February 4, 2002, we issued 206,700 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 4,375 shares of Series D Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,511.60.

On February 4, 2002, we issued 206,700 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 4,375 shares of Series D Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,511.60.

On February 5, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 492 shares of Series G Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $496.03.

On February 15, 2002, we issued 5,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 125,000 shares at $0.50 per share to a sophisticated and accredited investor. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $50,000 in cash.

On February 20, 2002, we issued 35,000 shares of common stock to The Keshet Fund LP, upon the conversion of 832 shares of Series G Convertible Preferred, at a conversion price of $0.2949. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $952.05.

On February 29, 2002, we issued 279,795 shares of common stock to Amro International, S.A, upon the conversion of 7,160 shares of Series D Convertible Preferred, at a conversion price of $0.3013. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $12,711.00.

On March 1, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 536 shares of Series G Convertible Preferred, at a conversion price of $0.2993. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $630.20.

On March 1, 2002, we issued warrants for 25,000 shares of common stock, having an exercise price of $0.40 per share. The warrants are immediately exercisable and have an expiration date of February 28, 2007. These warrants were issued to the lender in connection with a December 27, 2001 loan of $250,000 to us.

On March 15, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 532 shares of Series G Convertible Preferred, at a conversion price of $0.2973. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $633.70.

On March 18, 2002, we issued 50,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 1,250,000 shares at $0.50 per share to a sophisticated and accredited investor. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $500,000 in cash.

On April 19, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 252 shares of Series G Convertible Preferred, at a conversion price of $0.2840. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $320.80.

On April 19, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 234 shares of Series G Convertible Preferred, at a conversion price of $0.2640. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $299.40.

On April 24, 2002 our Board of Directors voted to extend options for 1,383,705 shares of common stock issued on April 29 and December 15, 1997 to Tamarind Management, Ltd. (an affiliate of Mr. Paul Downes, a founder of the Company) and options for 700,000 shares of common stock issued on December 15, 1997 to Mr. Dale Reese (a founder of the Company), for services rendered to us. These extended options, which had original expiration dates of April 29 and December 15, 2002, respectively, retain an exercise price of $1.00 and are exercisable upon the following conditions: The expiration dates for these options are extended for a two year period, commencing upon the effective date of a registration statement for the resale of the common stock underlying the options; the options will not be exercised during a one year lockup period commencing on the 1st day after our common stock trades during a 90 day period at a moving average of at least $1.00; we have the option to call the options commencing on the 1st day after our common stock trades during a 90 day period at a moving average of at least $2.00.

On May 3, 2002, we issued 52,730 shares of common stock to Amro International, S.A, upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.22. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $1,811.51.

On May 7, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 215 shares of Series G Convertible Preferred, at a conversion price of $0.2427. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $277.44.

On May 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $207.77.

On May 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $207.77.

On May 13, 2002, we issued 20,000 shares of common stock to Keshet LP, upon the conversion of 316 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $416.07.

On May 13, 2002, we issued 15,000 shares of common stock to Keshet LP, upon the conversion of 237 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $312.45.

On May 17, 2002, we issued 131,239 shares of common stock to Amro International, S.A, upon the conversion of 2,000 shares of Series D Convertible Preferred, at a conversion price of $0.18. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $3,623.00.

On May 17, 2002, we issued 278,498 shares of common stock to Amro International, S.A, upon the conversion of 4,000 shares of Series D Convertible Preferred, at a conversion price of $0.17. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,344.00.

On May 20, 2002, we issued 10,000 shares of common stock to Keshet LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $209.37.

On May 20, 2002, we issued 10,000 shares of common stock to Keshet LP, upon the conversion of 131 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $372.82.

On May 23, 2002, we issued 63,454 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,494.00.

On May 23, 2002, we issued 63,454 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,494.00.

On May 24, 2002, we issued 15,000 shares of common stock to Keshet LP, upon the conversion of 237 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $312.85.

On May 24, 2002, we issued 15,000 shares of common stock to The Keshet Fund LP, upon the conversion of 157 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $449.88.

On May 29, 2002, we issued 652,178 shares of common stock to Amro International, S.A, upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

On May 29, 2002, we issued 652,178 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

On May 30, 2002, we issued 652,178 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

On June 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 126 shares of Series G Convertible Preferred, at a conversion price of $0.1627. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $366.70.

On June 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 130 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $381.12.

On June 17, 2002, we received sufficient consents to file an amended certificate of incorporation, which increased our authorized common stock from 20,000,000 to 50,000,000 shares.

On June 17, 2002, we issued 30,000 shares of its Series I 8% convertible preferred stock and warrants for 2,000,000 shares at $0.50 per share, exercisable within three years from issue, to two sophisticated and accredited investors, pursuant to Rule 506, Regulation D and Section 4(2) of the Securities Act of 1933. The conversion of the preferred into common stock shall be at a per common share conversion price of 75% of the average of the three lowest closing bid prices for the thirty day period immediately preceding conversion. The conversion price is subject to a maximum of $0.50 per share and a minimum of $0.30 per share, which minimum conversion price shall govern for the 270 days immediately following the issue date of the Series I preferred shares. The minimum conversion price shall be extended indefinitely upon the occurrence of certain defined events, including the effectiveness of a registration statement for the resale of the common stock underlying the preferred and a trading price of our common stock at $0.50 or higher for fifteen consecutive days. We have the ability to compel the exercise of the warrants in tranches of not more than 500,000 warrants each, if the trading price of our common stock equals or exceeds $1.00 for thirty consecutive trading days and a registration statement for the underlying common is effective. The Series I convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in gross cash proceeds of $300,000, less expenses of $12,000.

On June 18, 2002, we agreed to extend the expiration dates of warrants issued in connection with our Series D and F preferred until June 17, 2005 and to reduce the exercise price of certain of those warrants to $1.00. In consideration for this warrant modification, the holders of two promissory notes executed by us aggregating $100,000, dated November 6 and 7, 2001, respectively, agreed to extend the maturity dates of the notes to December 31, 2002. In addition, the holders of our Series D and F preferred stock agreed to waive all potential penalties associated with the Series D and F preferred, including the abandonment of a certain SB-2 registration statement filed in connection with the resale of the common stock underlying the Series D and F preferred. Below is a table containing the warrant modifications.

                                             WARRANT                COMMON                UNMODIFIED
                                             ISSUE                  SHARES UPON           PURCHASE
WARRANTHOLDER                    (Series)    DATE                   EXERCISE              PRICE
----------------------           -------     -----------            ----------            ----------
Austinvest Anstalt Balzers        (D)        3-9-99                 16,250                $2.96
Austinvest Anstalt Balzers        (D)        4-23-99                8,125                 $2.96
Austinvest Anstalt Balzers        (D)        2-1-00                 422,500               $0.625*
Austinvest Anstalt Balzers        (F)        4-7-00                 1,000,000             $1.00
Austinvest Anstalt Balzers        (F)        10-13-00               38,259                $0.9825*
Esquire Trade & Finance, Inc.     (D)        3-9-99                 16,250                $2.96
Esquire Trade & Finance, Inc.     (D)        4-23-99                8,125                 $2.96
Esquire Trade & Finance, Inc.     (D)        2-1-00                 422,500               $0.625*
Esquire Trade & Finance, Inc.     (F)        4-7-00                 1,000,000             $1.00
Esquire Trade & Finance, Inc.     (F)        10-13-00               38,259                $0.9625*
Libra Finance, S.A .              (F)        4-7-00                 1,600,000             $0.84*
Amro International, S.A.          (D)        2-1-00                 455,000               $0.625*
Amro International, S.A.          (F)        4-7-00                 1,000,000             $1.00
Amro International, S.A.          (F)        10-13-00               38,259                $0.9625*
Amro International, S.A.          (D)        3-9-99                 17,500                $2.96
Amro International, S.A.          (D)        4-23-99                8,750                 $2.96

* Exercise price not adjusted

On June 19, 2002, we issued 33,333 shares of restricted common stock to Tradersbloom Limited, as a finder fee in connection with the issuance of our Series I preferred stock. Tradersbloom Limited is a sophisticated and accredited investor.

On June 19, 2002, we issued 66,667 shares of restricted common stock to Libra Finance, S.A., as a finder fee in connection with the issuance of our Series I preferred stock. Libra Finance, S.A. is a sophisticated and accredited investor.

On June 21, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 135 shares of Series G Convertible Preferred, at a conversion price of $0.1760. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $402.29.

On July 1, 2002, the Company issued 500,000 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 8,250 shares of Series D Convertible Preferred, at a conversion price of $0.165. The conversion did not include accrued and unpaid dividends on the preferred converted.

On July 1, 2002, the Company issued 500,000 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 8,250 shares of Series D Convertible Preferred, at a conversion price of $0.165. The conversion did not include accrued and unpaid dividends on the preferred converted.

On July 23, 2002, the Company issued 475,000 shares of common stock to The Keshet Fund LP, upon the conversion of 6,172 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $18,083.72.

On July 23, 2002, the Company issued 475,000 shares of common stock to Keshet LP, upon the conversion of 6,172 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $18,083.72.

On September 26, 2002, the Company issued 154,171 shares of common stock to Amro International, SA, upon the conversion of 2,500 shares of Series D Convertible Preferred, at a conversion price of $0.187. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $3,830.

On September 26, 2002, the Company issued 396,053 shares of common stock to Amro International, SA, upon the conversion of 7,108 shares of Series D Convertible Preferred, at a conversion price of $0.208. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $11,299.

On September 30, 2002, the Company issued 100,000 shares of non-voting Series J Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $1,000,000. Each preferred share is convertible to 40 shares of the Company's common stock of at a per common share conversion price of $0.25, representing 4,000,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 25 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.40 per common stock share, representing 2,500,000 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period . The blended per share price for the common stock underlying the preferred and the warrants is $0.307; the September 30, 2002 closing market trading price was $0.29 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

The common stock issued by the Company in the fourth quarter 2002 resulted from conversions by the holders of Series F and G convertible preferred stock. The common stock and the preferred converted were issued to sophisticated and accredited investors, who had appropriate access to information concerning the Company's operations and financial condition in a rule 506 private offering. Holders of the Series F and G preferred can convert such equity into common shares at 75% of the average of the three lowest bid trading prices of the Company's common shares measured during a 20 day lookback period.

On November 8, 2002, the Company issued 160,112 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 2,642 shares of Series F Convertible Preferred, at a conversion price of $0.165. The Series F preferred does not include dividends.

On November 8, 2002, the Company issued 160,112 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 2,642 shares of Series F Convertible Preferred, at a conversion price of $0.165. The Series F preferred does not include dividends.

On November 18, 2002, the Company issued 26,000 shares of common stock to Nesher, Ltd., upon the conversion of 377 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $1,333.92.

On November 18, 2002, the Company issued 11,240 shares of common stock to Talbiya B. Investments, Ltd., upon the conversion of 163 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $577.16.

On November 18, 2002, the Company issued 10,000 shares of common stock to Nesher, Ltd., upon the conversion of 145 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $515.68.

On November 18, 2002, the Company issued 6,000 shares of common stock to Talbiya
B. Investments, Ltd., upon the conversion of 87 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $309.67.

On November 18, 2002, the Company issued 8,000 shares of common stock to The Keshet Fund LP, upon the conversion of 116 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $413.25.

On November 18, 2002, the Company issued 14,440 shares of common stock to Keshet, LP, upon the conversion of 208 shares of Series G Convertible Preferred, at a conversion price of $0.1960. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $747.92.

On November 18, 2002, the Company issued 6,000 shares of common stock to Keshet, LP, upon the conversion of 93 shares of Series G Convertible Preferred, at a conversion price of $0.2093. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $332.70.

On November 20, 2002, the Company issued 2,000,000 shares of common stock to Amro International, SA, upon the conversion of 39,200 shares of Series F Convertible Preferred, at a conversion price of $0.1960. The Series F preferred does not include dividends.

On November 27, 2002, the Company issued 16,000 shares of common stock to Keshet, LP, upon the conversion of 257 shares of Series G Convertible Preferred, at a conversion price of $0.2093. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $931.69.

On November 27, 2002, the Company issued 15,000 shares of common stock to Keshet, LP, upon the conversion of 273 shares of Series G Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $994.59.

On December 24, 2002, the Company issued 8,000 shares of common stock to The Keshet Fund LP, upon the conversion of 144 shares of Series G Convertible Preferred, at a conversion price of $0.2467. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $534.17.

On December 24, 2002, the Company issued 45,000 shares of common stock to Nesher, LP, upon the conversion of 750 shares of Series G Convertible Preferred, at a conversion price of $0.2293. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $2,815.26.

On December 24, 2002, the Company issued 90,000 shares of common stock to Keshet, LP, upon the conversion of 1,501 shares of Series G Convertible Preferred, at a conversion price of $0.2293. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $5,630.52.

On December 24, 2002, the Company issued 45,000 shares of common stock to Talbiya B. Investments, Ltd, upon the conversion of 750 shares of Series G Convertible Preferred, at a conversion price of $0.2293. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $2,815.26.

On January 2, 2003 the Company granted options for 100,000 shares of common stock to Mr. Toulan pursuant to an employment contract. These options vested immediately, expire on December 30, 2007 and have an exercise price of $0.40 per share.

On January 2, 2003 the Company granted options for 100,000 shares of common stock to Mr. Toulan pursuant to an employment contract. These options vest on December 31, 2003, expire on December 30, 2008 and have an exercise price of $0.40 per share.

On January 2, 2003 the Company granted options for 100,000 shares of common stock to Mr. Toulan pursuant to an employment contract. These options vest on December 31, 2004, expire on December 30, 2009 and have an exercise price of $0.40 per share.

On February 4, 2003, the Company issued 30,000 shares of common stock to Keshet, LP, upon the conversion of 480 shares of Series G Convertible Preferred, at a conversion price of $0.1960. The conversion included accrued and unpaid dividends on the preferred converted.

On February 21, 2003, the Company issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $500,000. Each preferred share is convertible to 40 shares of the Company's common stock of at a per common share conversion price of $0.25, representing 2,000,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 33.33 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.30 per common stock share, representing 1,666,667 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The February 21, 2003 closing market trading price was $0.23 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

On April 14, 2003, the Company issued 50,000 shares of common stock to Keshet, LP, upon the conversion of 596 shares of Series G Convertible Preferred, at a conversion price of $0.148. The conversion included accrued and unpaid dividends on the preferred converted.

On April 22, 2003, the Company issued 50,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 595 shares of Series G Convertible Preferred, at a conversion price of $0.148. The conversion included accrued and unpaid dividends on the preferred converted.

On May 22, 2003, the Company issued 100,000 shares of common stock to Keshet, LP, upon the conversion of 607 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

On May 22, 2003, the Company issued 100,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 607 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

On May 29, 2003, the Company issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $500,000. Each preferred share is convertible to 50 shares of the Company's common stock of at a per common share conversion price of $0.20, representing 2,500,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 40 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.25 per common stock share, representing 2,000,000 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The May 22, 2003 closing market trading price was $0.22 per share. In addition, the following adjustments were made to prior issued Warrants for the purpose of facilitating future fund raising by the Company arising out of the exercise of the Warrants by Holder. The Purchase Price, as defined in the Warrants No. 1 and 2, has been reduced to $0.25, subject to further adjustment as described in the Warrants. The Warrant Stock provided for in Warrant No.1 has been increased by 1,500,000 shares. The Warrant Stock provided for in Warrant No. 2 has been increased by 333,333 shares. The Expiration Date, as defined in the respective Warrants, remains as stated. The aforementioned adjustments resulted in a total of 6,000,000 shares of common stock underlying Warrant No. 1 and Warrant No. 2. Those warrants were valued using the Black-Scholes model as of May 22, 2003. No adjustments resulted from that valuation. The trading price Call Option trigger set forth in Section 9 (b) of the Warrants has been reduced from $1.75 to $0.75 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

On August 12, 2003, the Company issued 1,200,000 shares of common stock upon the conversion of 6,542 shares of Series G Convertible Preferred. The conversions were based upon notices of conversion received in June and July 2003, and was delayed in order to determine the accuracy of the conversion variables contained in the respective notices of conversion. The conversion-based issuances of common were as follows:

      o The Company issued 200,000 shares of common stock to Keshet, LP, upon the conversion of 1,209 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 200,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 1,209 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 150,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 773 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 250,000 shares of common stock to Keshet, LP, upon the conversion of 1,289 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 200,000 shares of common stock to Talbiya B. Investments, Ltd., upon the conversion of 1,031 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 200,000 shares of common stock to Nesher. Ltd., upon the conversion of 1,031 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

On September 15, 2003, the Company issued 213,750 shares of common stock to Michael Willms, upon the conversion of 7,500 shares of Series H Convertible Preferred, at the fixed conversion price of $0.40. The conversion included accrued and unpaid dividends on the preferred converted.

On September 29, 2003, the Company issued 70,938 shares of common stock to The Dennis H. Willms Irrevocable Trust, Michael Willms, Trustee, upon the conversion of 2,500 shares of Series H Convertible Preferred, at the fixed conversion price of $0.40. The conversion included accrued and unpaid dividends on the preferred converted.

To obtain funding for our ongoing operations, we entered into a Subscription Agreement with two accredited investors in November 2003 for the sale of (i) $400,000 in convertible debentures, (ii) class A warrants to buy 2,000,000 shares of our common stock and (iii) class B warrants to buy 10,000,000 shares of common stock. In connection with this financing, we paid a finders fee to an accredited investor, which included (i) 400,000 shares of common stock, (ii) class A warrant to purchase 2,000,000 shares of common stock and (iii) 10% of the proceeds received by us in connection with the exercise of the class B warrants, which is payable in shares of common stock at the rate of one share of common stock for every ten shares of common stock actually issued upon exercise of the class B warrants.

      In April 2004, we entered into a Subscription Agreement with two accredited investors for the sale of (i) $500,000 in convertible debentures and
(ii) warrants to buy 3,000,000 shares of our common stock. In connection with this financing, we paid a fee in the amount of $50,000 in the form of a convertible debentures.

The debentures issued in connection with the April 2004 financing bear interest at 10%. The principal on the notes is due in equal monthly installments commencing on November 1, 2004 until October 1, 2005. On October 1, 2005, all principal and interest shall become due. In the event that our common stock has a closing price in excess of $.20 for the five days preceding the monthly payment, then, within our discretion, the monthly payment may be deferred. and the notes are convertible into our common stock at $0.10 per share.

Marvel License

      On February 1, 2004, we entered into a license agreement with Marvel Enterprises, Inc. In consideration for the use of proprietary information, we issued Marvel 750,000 shares of our common stock and a common stock purchase warrant to purchase 750,000 shares of our common stock. The warrants have an exercise price of $.10 per share for the first year and, upon the occurrence of certain conditions tied to the royalty performance under the license, can be extended for an additional year with an exercise price of $.14 per share.

      June 2004


      In June 2004, we entered into a Subscription Agreement with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $800,000 and five-year "A" warrants for the purchase of, in the aggregate, 3,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 8,000,000 shares of common stock, at $2.00 per share. In addition, in a separate private placement, Mid-Am Capital L.L.C. invested $500,000 in exchange for convertible 10% notes, 5,000,000 "A" warrants and 2,000,000 "A" warrants, which had identical terms to that of the other investors. In consideration for the investors providing us with additional financing in the aggregate amount of $550,000 in October 2004, we subsequently amended the exercise price to $.15 for the "A" warrants and to $.125 for the "B" warrants issued to Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership. The notes are convertible into shares of common stock of the Company at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment.


      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock underlying these convertible debentures.

      October 2004

      On October 29, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $27,500 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      December 2004

      In December 2004, we entered into Subscription Agreements with Momona Capital Corp. and Ellis International Ltd. for the issuance of convertible 10% notes in the aggregate amount of $400,000 and five-year "C" warrants for the purchase of, in the aggregate, 800,000 shares of common stock, at $0.15 per share The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $10,000 to Momona Capital Corp. and Ellis International Ltd. upon identical terms as the principal notes, as a finder's fee. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      January 2005

      On January 31, 2005, we closed a funding transaction with Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital Aktiengesellschaft and Whalehaven Funds Limited (collectively, the "January 2005 Investors"), five institutional accredited investors, for the issuance and sale to the January 2005 Investors of up to $2,300,000 of principal amount of convertible notes convertible into shares of our common stock, and common stock purchase warrants to purchase 18,400,000 shares of common stock. In April 2005, Alpha Capital Aktiengesellschaft assigned its right to participate in the second closing to Ellis International Ltd. and Osher Capital Group. The exercise price for the common stock purchase warrants is $0.129. Pursuant to the Subscription Agreement as modified, $1,150,000 of the purchase price was paid on the initial closing date, $500,000 of the purchase price was paid in May 2005 and $650,000 of the purchase price will be payable within five business days after the actual effectiveness of this registration statement.

      The notes have a maturity date two years from closing, have an interest rate of 4% and are payable in 12 equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which can be paid in cash at 103% of the monthly installment, or common stock, or a combination of both. The notes are convertible into shares of our common stock at $0.125 per common share. However, in the event that the average of the five lowest closing bid prices of our common stock for the 20 consecutive trading days immediately preceding the conversion date is less than $0.144 or certain volume criteria are not satisfied, then the conversion price shall be 80% of the average of the five lowest closing bid prices of our common stock for the 20 trading days immediately preceding the conversion date.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      April 2005

      On April 21, 2005, we closed a funding transaction with Alpha Capital Aktiengesellschaft ("Alpha") for the issuance of a 10% convertible note in the amount of $300,000. The convertible note has an October 31, 2005 maturity date and is payable in five equal monthly installments, commencing June 1, 2005. The installment payments consist of principal (equal to 1/5th of the initial principal amount) plus accrued interest. We can elect to pay the installments in cash or common stock valued at the average closing price of our common stock during the five trading days immediately preceding the relevant installment due date. We have the right to prepay the convertible note by paying to Alpha cash equal to 120% of the principal to be prepaid plus accrued interest. Prior to the installment date becoming due, Alpha may elect to convert the convertible note into shares of common stock of our company at $0.20 per common share.

      Alpha contractually agreed to restrict its ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Bravo! Foods International Corp. or executive officers of Bravo! Foods International Corp., and transfer was restricted by Bravo! Foods International Corp. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Bravo! Foods International Corp., a Delaware corporation.

                            Exhibit
No.                        Title of Document

3.1               Articles of Incorporation                            (1)

3.2               Amended Articles (name change)                       (1)

3.3               Restated Bylaws China Peregrine Food Corporation     (1)

4.1               Preferred, Series B Designation                      (1)

4.2               Preferred, Series F Designation                      (2)

4.3               Preferred, Series G Designation                      (3)

4.4               Preferred, Series H Designation                      (6)

4.5               Preferred, Series I Designation                      (7)

4.6               Preferred, Series J Designation                      (8)

4.7               Preferred, Series K Designation                      (10)

4.8 Subscription Agreement dated November 2003 entered with Gamma Opportunity Capital Partners, LP (11)

4.9 Class A Common Stock Purchase Warrant issued to Gamma Opportunity Capital Partners, LP (11)

4.10 Class B Common Stock Purchase Warrant issued to Gamma Opportunity Capital Partners, LP (11)

4.11 Convertible Note issued to Gamma Opportunity Capital Partners, LP dated November 2003 (11)

4.12              Class A Common Stock Purchase Warrant issued to Libra Finance,
                  S.A. (11)

4.13 Subscription Agreement dated November 2003 entered with MID-AM CAPITAL, L.L.C. (11)

4.14              Class A Common Stock Purchase Warrant issued to MID-AM
                  CAPITAL, L.L.C. (11)

4.15              Class B Common Stock Purchase Warrant issued to MID-AM
                  CAPITAL, L.L.C. (11)

4.16              Convertible Note issued to MID-AM CAPITAL, L.L.C. dated
                  November 2003 (11)

4.17 Subscription Agreement dated April 2, 2004 entered with Alpha Capital Aktiengesellschaft and Longview Fund LP (11)

4.18 Convertible Note issued to Alpha Capital Aktiengesellschaft dated April 2004 (11)

4.19              Convertible Note issued to Longview Fund LP dated April 2004
                  (11)

4.20 Common Stock Purchase Warrant issued to Alpha Capital Aktiengesellschaft dated April 2004 (11)

4.21 Common Stock Purchase Warrant issued to Longview Fund LP dated April 2004 (11)

4.21 Subscription Agreement entered by and between the Company and Mid-AM Capital LLC dated June 2004 (12)

4.22              Convertible Note issued to Mid-AM Capital LLC dated June 2004
                  (12)

4.23 Common Stock Purchase Warrant A issued to Mid-AM Capital LLC dated June 2004 (12)

4.24 Common Stock Purchase Warrant B issued to Mid-AM Capital LLC dated June 2004 (12)

4.25 Subscription Agreement entered by and between the Company and Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership, Whalehaven Funds Limited and Gamma Opportunity Capital Partners LP dated June 2004 (12)

4.26 Form of Common Stock Purchase A issued to Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership, Whalehaven Funds Limited and Gamma Opportunity Capital Partners LP dated June 2004 (12)

4.27 Form of Common Stock Purchase B issued to Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership, Whalehaven Funds Limited and Gamma Opportunity Capital Partners LP dated June 2004 (12)

4.28 Form of Convertible Note issued to Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership, Whalehaven Funds Limited and Gamma Opportunity Capital Partners LP dated June 2004 (12)

4.29 Subscription Agreement entered by and between the Company and Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership and Whalehaven Funds Limited dated October 2004
                  (12)

4.30 Form of Common Stock Purchase C issued to Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership and Whalehaven Funds Limited dated October 2004 (12)

4.31 Form of Convertible Note issued to Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership, Whalehaven Funds Limited and Gamma Opportunity Capital Partners LP dated October 2004 (12)

4.32 Subscription Agreement entered by and between the Company and Momona Capital Corp. and Ellis International Ltd. dated December 2004 (12)

4.33              Form of Common Stock Purchase C issued to Momona Capital Corp.
                  and Ellis International Ltd. dated December 2004 (12)

4.34 Form of Convertible Note issued to Momona Capital Corp. and Ellis International Ltd. dated December 2004 (12)


4.35 Subscription Agreement entered by and between the Company and Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital
                  Aktiengesellschaft and Whalehaven Funds Limited dated January 2005 (13)

4.36              Form of Convertible Note issued in January 2005 (13)

4.37              Form of Common Stock Purchase Warrant issued in January 2005
                  (13)

4.38 Modification Agreement entered by and between the Company and Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital
                  Aktiengesellschaft and Whalehaven Funds Limited dated May 2005
                  (13)

4.39 Subscription Agreement entered by and between the Company and Alpha Capital Aktiengesellschaft dated April 2005 (13)

4.40              Form of Convertible Note issued in April 2005 (13)

5.1               Sichenzia Ross Friedman Ference LLP Opinion and Consent (13)


10.1              Warner Bros China License Agreement                      (5)

10.2              Warner Bros China License Agreement (modified)           (5)

10.3              Warner Bros. U.S. License Agreement                      (5)

10.4              Warner Bros. Mexico License Agreement                    (6)

10.5              Warner Bros. Cananda License Agreement                   (6)

10.6              MoonPie License Agreement                               (10)

10.7              Marvel License Agreement                                (10)

10.8              SADAFCO Production Agreement                            (10)

10.9              Real Estate Lease Amendment Extending Term              (10)

21.1              Subsidiaries                                             (6)

21.2              Subsidiaries Articles of Association
                  China Premium Food Corporation  (Shanghai) Co., Inc.     (6)

23.1              Consent of Lazar Levine & Felix LLP (filed herewith).

23.2              Consent of legal counsel (see Exhibit 5.1).
--------------------------------------------------

(1) Filed with Form 10SB/A First Amendment
(2) Filed with Form 10QSB for 3-31-99
(3) Filed with Form 10QSB for 6-30-99
(4) Filed with Form 10K-SB for 12-31-99
(5) Filed with Form 10QSB for 6-30-00
(6) Filed with Form SB-2/A Second Amendment
(7) Filed with Form SB-2/A Third Amendment
(8) Filed with Form 10K-SB 2001
(9) Filed with Form 8K filed October 2, 2002
(10) Filed with Form 10-KSB for 12-31-03
(11) Filed with Form SB-2 filed June 4, 2004
(12) Filed with the Form SB-2 filed on January 19, 2005

(13) Filed with the Form SB-2 filed on June 10, 2005


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of North Palm Beach, State of Florida, on July 25, 2005.


                                BRAVO! FOODS INTERNATIONAL CORP.


                                By: /s/ Roy G. Warren
                                    ---------------------------------------
                                    Roy G. Warren, CEO and Secretary

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name                      Title                                  Date
----                      -----                                  ----


/s/ Stanley Hirschman     Chairman and Director                  July 25, 2005
-----------------------
Stanley Hirschman

/s/ Roy G. Warren         Director, CEO and Secretary            July 25, 2005
-----------------------
Roy G. Warren

                          Director                               July 25, 2005
-----------------------
Arthur W. Blanding

/s/ Robert Cummings       Director                               July 25, 2005
-----------------------
Robert Cummings

/s/ Paul Downes           Director                               July 25, 2005
-----------------------
Paul Downes

/s/ Phillip Pearce        Director                               July 25, 2005
-----------------------
Phillip Pearce

/s/ John McCormack        Director                               July 25, 2005
-----------------------
John McCormack

/s/ Tommy Kee             Chief Financial/Accounting Officer     July 25, 2005
-----------------------
Tommy Kee

/s/ Roy D. Toulan         Vice President, Corporate Secretary    July 25, 2005
-----------------------   and General Counsel
Roy D. Toulan